                                                                    Exhibit 10.1

================================================================================

                                  $475,000,000

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                            DATED AS OF JULY 1, 2005

                                      AMONG

                           PSYCHIATRIC SOLUTIONS, INC.
                                AS THE BORROWER,

               THE SUBSIDIARIES OF THE BORROWER IDENTIFIED HEREIN,
                                 AS GUARANTORS,

                  THE LENDERS AND THE L/C ISSUER PARTY HERETO,

                          CITICORP NORTH AMERICA, INC.,
                   AS TERM LOAN FACILITY ADMINISTRATIVE AGENT,

                             BANK OF AMERICA, N.A.,
               AS REVOLVING CREDIT FACILITY ADMINISTRATIVE AGENT,
                     COLLATERAL AGENT AND SWING LINE LENDER,

                          CITICORP NORTH AMERICA, INC.
                                       AND
                             BANK OF AMERICA, N.A.,
                            AS CO-SYNDICATION AGENTS

                          CITICORP NORTH AMERICA, INC.,
                             AS DOCUMENTATION AGENT

                          CITIGROUP GLOBAL MARKETS INC.
                                       AND
                         BANC OF AMERICA SECURITIES LLC,
                 AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
                        FOR THE REVOLVING CREDIT FACILITY

                                       AND

                         CITIGROUP GLOBAL MARKETS INC.,
                   AS SOLE LEAD ARRANGER AND SOLE BOOK MANAGER
                           FOR THE TERM LOAN FACILITY

================================================================================

                                TABLE OF CONTENTS

                                                                                                   PAGE
Article I       DEFINITIONS AND ACCOUNTING TERMS...............................................      1

         1.01   Defined Terms..................................................................      1

         1.02   Other Interpretive Provisions..................................................     38

         1.03   Accounting Terms...............................................................     39

         1.04   Rounding.......................................................................     40

         1.05   References to Agreements and Laws..............................................     40

         1.06   Times of Day...................................................................     40

         1.07   Letter of Credit Amounts.......................................................     40

Article II      THE COMMITMENTS AND CREDIT EXTENSIONS..........................................     41

         2.01   The Commitments................................................................     41

         2.02   Borrowings, Conversions and Continuations of Loans.............................     41

         2.03   Letters of Credit..............................................................     43

         2.04   Swing Line Loans...............................................................     49

         2.05   Reduction and Termination of the Commitments...................................     52

         2.06   Repayment of Loans.............................................................     52

         2.07   Optional Prepayments...........................................................     54

         2.08   Mandatory Prepayments..........................................................     54

         2.09   Interest.......................................................................     56

         2.10   Conversion/Continuation Option.................................................     57

         2.11   Evidence of Debt...............................................................     57

         2.12   Fees...........................................................................     59

         2.13   Payments and Computations......................................................     60

         2.14   Increases in Commitments.......................................................     62

Article III     TAXES, YIELD PROTECTION AND ILLEGALITY.........................................     64

         3.01   Taxes..........................................................................     64

         3.02   Illegality.....................................................................     65

         3.03   Determination of Rates; Inability to Determine Rates...........................     65

         3.04   Increased Cost and Reduced Return; Capital Adequacy............................     66

         3.05   Funding Losses.................................................................     66

         3.06   Matters Applicable to all Requests for Compensation............................     67

         3.07   Substitution of Lenders........................................................     67

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                       PAGE
         3.08   Survival...........................................................................     68

Article IV      GUARANTY...........................................................................     68

         4.01   The Guaranty.......................................................................     68

         4.02   Obligations Unconditional..........................................................     69

         4.03   Reinstatement......................................................................     69

         4.04   Certain Additional Waivers.........................................................     70

         4.05   Remedies...........................................................................     70

         4.06   Rights of Contribution.............................................................     70

         4.07   Guarantee of Payment; Continuing Guarantee.........................................     70

Article V       CONDITIONS PRECEDENT...............................................................     71

         5.01   Conditions Precedent to Initial Credit Extensions..................................     71

         5.02   Conditions Precedent to Each Credit Extension......................................     75

         5.03   Determinations of Initial Borrowing Conditions.....................................     76

Article VI      REPRESENTATIONS AND WARRANTIES.....................................................     76

         6.01   Existence, Qualification and Power.................................................     76

         6.02   Authorization; No Contravention....................................................     77

         6.03   Governmental Authorization; Other Consents.........................................     77

         6.04   Binding Effect.....................................................................     77

         6.05   Financial Statements; No Material Adverse Effect; Solvency.........................     77

         6.06   Litigation.........................................................................     78

         6.07   No Default; No Burdensome Restrictions.............................................     78

         6.08   Ownership of Property; Liens.......................................................     79

         6.09   Environmental Compliance...........................................................     79

         6.10   Insurance..........................................................................     80

         6.11   Taxes..............................................................................     80

         6.12   ERISA Compliance...................................................................     80

         6.13   Subsidiaries.......................................................................     81

         6.14   Margin Regulations; Investment Company Act; Public Utility Holding Company Act.....     81

         6.15   Disclosure.........................................................................     81

         6.16   Compliance with Laws...............................................................     81

         6.17   Intellectual Property; Licenses; Etc...............................................     82

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                       PAGE
         6.18   Broker's Fees......................................................................     83

         6.19   Use of Proceeds....................................................................     83

         6.20   Labor Matters......................................................................     83

         6.21   Business Locations.................................................................     83

         6.22   Perfection of Security Interests in the Collateral.................................     84

         6.23   Subordination......................................................................     84

         6.24   Related Documents..................................................................     84

         6.25   Fraud and Abuse....................................................................     85

         6.26   Licensing and Accreditation........................................................     85

         6.27   Reimbursement from Medical Reimbursement Programs..................................     85

         6.28   Medicare and Medicaid Notices and Filings Related to Health Care Business..........     86

Article VII     AFFIRMATIVE COVENANTS..............................................................     86

         7.01   Financial Statements...............................................................     86

         7.02   Certificates; Other Information....................................................     87

         7.03   Notices............................................................................     88

         7.04   Payment of Obligations.............................................................     89

         7.05   Preservation of Existence, Etc.....................................................     90

         7.06   Maintenance of Properties..........................................................     90

         7.07   Maintenance of Insurance...........................................................     90

         7.08   Compliance with Laws...............................................................     91

         7.09   Books and Records..................................................................     91

         7.10   Access; Inspection Rights..........................................................     91

         7.11   Use of Proceeds....................................................................     92

         7.12   Additional Subsidiaries and Guarantees.............................................     92

         7.13   ERISA Compliance...................................................................     93

         7.14   Environmental Compliance...........................................................     93

         7.15   Additional Collateral..............................................................     93

         7.16   Control Accounts; Approved Deposit Accounts........................................     94

         7.17   Interest Rate Contracts............................................................     95

         7.18   Collateral Access Agreements and Bailee's Letters..................................     95

         7.19   Certain Post-Closing Date Requirements.............................................     95

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                              PAGE
Article VIII    NEGATIVE COVENANTS........................................................................      96

         8.01   Liens.....................................................................................      96

         8.02   Investments...............................................................................      98

         8.03   Indebtedness..............................................................................      99

         8.04   Fundamental Changes.......................................................................     100

         8.05   Dispositions..............................................................................     100

         8.06   Restricted Payments.......................................................................     101

         8.07   Change in Nature of Business..............................................................     101

         8.08   Transactions with Affiliates and Insiders.................................................     101

         8.09   Burdensome Agreements.....................................................................     102

         8.10   Use of Proceeds...........................................................................     102

         8.11   Financial Covenants.......................................................................     102

         8.12   Capital Expenditures......................................................................     103

         8.13   Prepayment of Other Indebtedness; Modification of Debt Agreements.........................     103

         8.14   Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity....     104

         8.15   Ownership of Subsidiaries.................................................................     105

         8.16   Sale and Leaseback Transactions; Operating Leases.........................................     105

         8.17   Modification of Related Documents.........................................................     105

         8.18   No Speculative Transactions...............................................................     105

         8.19   Compliance with ERISA.....................................................................     106

         8.20   Environmental.............................................................................     106

         8.21   Additional Senior Debt....................................................................     106

Article IX      EVENTS OF DEFAULT AND REMEDIES............................................................     106

         9.01   Events of Default.........................................................................     106

         9.02   Remedies Upon Event of Default............................................................     108

         9.03   Actions In Respect of Letters of Credit...................................................     109

Article X       AGENTS....................................................................................     109

         10.01  Authorization and Action..................................................................     109

         10.02  Administrative Agent's Reliance, Etc......................................................     111

         10.03  Posting of Approved Electronic Communications.............................................     111

         10.04  The Agents Individually...................................................................     112

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                   PAGE
         10.05  Lender Credit Decision.........................................................     113

         10.06  Indemnification................................................................     113

         10.07  Successor Agents...............................................................     113

         10.08  Paying Agents; Collateral and Guaranty Matters.................................     115

         10.09  Collateral Matters Relating to Related Obligations.............................     117

         10.10  Arrangers; Other Agents........................................................     118

Article XI      MISCELLANEOUS..................................................................     118

         11.01  Amendments, Etc................................................................     118

         11.02  Notices, Etc...................................................................     120

         11.03  No Waiver; Cumulative Remedies.................................................     122

         11.04  Attorney Costs, Expenses and Taxes.............................................     122

         11.05  Indemnification by the Borrower; Limitation of Liability.......................     123

         11.06  Marshalling; Payments Set Aside................................................     125

         11.07  Assignments and Participations.................................................     126

         11.08  Confidentiality................................................................     129

         11.09  Set-off........................................................................     130

         11.10  Interest Rate Limitation.......................................................     130

         11.11  Counterparts...................................................................     130

         11.12  Integration....................................................................     130

         11.13  Survival of Representations and Warranties.....................................     131

         11.14  Severability...................................................................     131

         11.15  Tax Forms......................................................................     131

         11.16  Sharing of Payments, Etc.......................................................     133

         11.17  Governing Law..................................................................     133

         11.18  Waiver of Right to Trial by Jury...............................................     133

         11.19  Submission to Jurisdiction; Service of Process.................................     134

         11.20  Designated Senior Indebtedness.................................................     134

         11.21  USA Patriot Act Notice.........................................................     134

         11.22  Section Titles.................................................................     134

         11.23  Entire Agreement...............................................................     135

SCHEDULES

     I          Commitments
     6.13       Ownership of Borrower; Subsidiaries
     6.17       IP Rights
     6.21(a)    Locations of Real Property
     6.21(b)    Locations of Tangible Personal Property
     6.21(c)    Locations of Chief Executive Office
     6.21(e)    Changes in Legal Name, State of Formation and Structure
     7.18       Collateral Access Agreements and Bailee's Letter
     8.01       Existing Liens
     8.02       Existing Investments
     8.03       Existing Indebtedness
     11.02      Lending Offices and Addresses for Notices

EXHIBITS

     A          Form of Notice of Borrowing
     B          Form of Swing Line Loan Request
     C          Form of Letter of Credit Application
     D          Form of Notice of Conversion or Continuation
     E-1        Form of Revolving Note
     E-2        Form of Term Loan Note
     E-3        Form of Swing Line Note
     F          Form of Compliance Certificate
     G          Form of Assignment and Assumption
     H          Form of Joinder Agreement
     I          Form of Opinion of Counsel to the Loan Parties

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

      This SECOND AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of July 1, 2005, among PSYCHIATRIC SOLUTIONS, INC., a Delaware corporation (the "Borrower"), the Guarantors (as defined below), the Lenders (as defined below), the L/C Issuer (as defined below) and CITICORP NORTH AMERICA, INC. ("CNAI"), as administrative agent for the Term Loan Facility (as defined below) (in such capacity, the "Term Loan Facility Administrative Agent"), BANK OF AMERICA, N.A. ("Bank of America"), as administrative agent for the Revolving Credit Facility (in such capacity, the "Revolving Credit Facility Administrative Agent") and as collateral agent for the Lenders and the L/C Issuer (in such capacity, the "Collateral Agent"), CNAI and Bank of America, as co-syndication agents for the Revolving Credit Facility and the Term Loan Facility, CNAI, as documentation agent for the Revolving Credit Facility and the Term Loan Facility.

      WHEREAS, the Borrower has requested that the Lenders and the L/C Issuer make available for the purposes specified in this Agreement, a term loan facility and a revolving credit and letter of credit facility; and

      WHEREAS, the Lenders and the L/C Issuer are willing to make available to the Borrower such term loan facility, revolving credit and letter of credit facility upon the terms and subject to the conditions set forth herein;

      WHEREAS, the Borrower has requested, and the other parties hereto have agreed, that the Existing Credit Agreement (as defined below) be amended and restated on the terms set forth herein;

      WHEREAS, it is the intention of the parties hereto that this Agreement (as defined below) does not constitute a novation of the rights, obligations and liabilities of the respective parties (including the Obligations) existing under the Existing Credit Agreement (as defined below) or evidence payment of all or any such obligations and liabilities;

      NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

1.01  DEFINED TERMS.

      As used in this Agreement, the following terms shall have the meanings set forth below:

      "Account" has the meaning given such term in the UCC.

      "Acquisition," by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of all or any substantial portion of the Property of another Person or at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

      "Administrative Agents" means collectively, the Revolving Credit Facility Administrative Agent and the Term Loan Facility Administrative Agent.

      "Administrative Agent's Office" means (a) in the case of the Revolving Credit Facility Administrative Agent, the Revolving Credit Facility Administrative Agent's address set forth in Schedule 11.02 (Lending Offices and Addresses for Notices) or such other address as the Revolving Credit Facility Administrative Agent may from time to time notify the Borrower, the Term Loan Facility Administrative Agent, the Collateral Agent, the Swing Line Lender, the Revolving Credit Lenders and the L/C Issuer and (b) in the case of the Term Loan Facility Administrative Agent, the Term Loan Facility Administrative Agent's address set forth in Schedule 11.02 (Lending Offices and Addresses for Notices) or such other address as the Term Loan Facility Administrative Agent may from time to time notify the Borrower, the Revolving Credit Facility Administrative Agent, the Collateral Agent and the Term Loan Lenders.

      "Affected Lender" has the meaning specified in Section 3.07(a) (Substitution of Lenders).

      "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 5% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

      "Agent-Related Persons" means the Revolving Credit Facility Administrative Agent, the Term Loan Facility Administrative Agent and the Collateral Agent, together with their respective Affiliates (including, in the case of Bank of America, Banc of America Securities and in the case of CNAI, CGMI and Citibank), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

      "Agents" means, collectively, each Administrative Agent and the Collateral Agent.

      "Aggregate Revolving Credit Commitments" means the Revolving Credit Commitments of all the Lenders. The amount of the Aggregate Revolving Credit Commitments in effect on the Closing Date is $150,000,000.

      "Agreement" means this Second Amended and Restated Credit Agreement, as it may be further amended, restated, extended, supplemented or otherwise modified from time to time.

      "AHS" means Ardent Health Services, Inc., a Delaware corporation which, following the Reverse Spin-Off, will own only the Capital Stock of BHC and, indirectly, BHC's Subsidiaries which, together with BHC, constitute, immediately prior to the consummation of the Ardent Acquisition, the behavioral healthcare business of Ardent LLC.

      "AHS Indenture" means the Indenture dated as of August 19, 2003, as amended through the Closing Date (including the amendments contemplated by the AHS Tender Offer), among AHS, certain of its Subsidiaries, as guarantors, and AHS Trustee, governing the AHS Notes.

      "AHS Notes" means AHS's 10% senior subordinated notes due 2013.

      "AHS Tender Offer" means the (i) cash tender offer to purchase all of the AHS Notes on or prior to the Closing Date and (ii) the solicitation of the consent of the holders of the AHS Notes regarding amendments to the AHS Indenture, each in form and substance satisfactory to the Administrative Agents.

      "AHS Trustee" means U.S. Bank Trust National Association, in its capacity as trustee for the holders of the AHS Notes.

      "AHS Untendered Notes" means any AHS Notes outstanding on the Closing Date after the consummation of the AHS Tender Offer.

      "Applicable Margin" means:

      (a) with respect to Term Loans, (x) prior to the Trigger Date, (A) for Base Rate Loans, a rate equal to 1.00% per annum and (B) for Eurodollar Rate Loans, a rate equal to 2.00% per annum and (y) from and after the Trigger Date, a per annum rate equal to the rate for the applicable type of Loan adjacent to the then applicable Consolidated Total Leverage Ratio as set forth below:

                                                        BASE RATE   EURODOLLAR
CONSOLIDATED TOTAL LEVERAGE RATIO                         LOANS     RATE LOANS
----------------------------------                      ---------   ----------
Greater than or equal to 4.75 to 1                        1.00%        2.00%
Less than 4.75 to 1                                       0.75%        1.75%

      and

      (b) with respect to Revolving Loans and Swing Line Loans, (x) prior to the Trigger Date, (A) for Base Rate Loans, a rate equal to 1.50% per annum and (B) for Eurodollar Rate Loans, a rate equal to 2.50% per annum and (y) from and after the Trigger Date, a per annum rate equal to the rate for the applicable type of Loan adjacent to the then applicable Consolidated Total Leverage Ratio as set forth below:

                                                            BASE RATE   EURODOLLAR
           CONSOLIDATED TOTAL LEVERAGE RATIO                  LOANS     RATE LOANS
--------------------------------------------------------    ---------   ----------
Greater than or equal to 5.5 to 1                             1.50%        2.50%
Less than 5.5 to 1 and equal to or greater than 5.0 to 1      1.25%        2.25%
Less than 5.0 to 1 and equal to or greater than 4.5 to 1      1.00%        2.00%
Less than 4.5 to 1 and equal to or greater than 4.0 to 1      0.75%        1.75%
Less than 4.0 to 1                                            0.50%        1.50%

      Changes in the Applicable Margin resulting from a change in the Consolidated Total Leverage Ratio on the last day of any subsequent fiscal quarter shall become effective as to all Loans on the Business Day following delivery by the Borrower to the Administrative Agents of new financial statements for such fiscal period pursuant to Section 7.01 (a) or (b) (Financial Statements), as applicable. Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Consolidated Total Leverage Ratio), if the Borrower shall fail to deliver such financial statements within any of the time periods specified in Section 7.01 (a) or (b) (Financial Statements), as applicable, the Applicable Margin from and including the 46th day after the end of such fiscal quarter or the 91st day after the end of such fiscal year, as the case may be, to and including the date the Borrower delivers to the Administrative Agents such financial statements shall equal the highest possible Applicable Margin provided for by this definition.

      "Approved Deposit Account" means a Deposit Account that is the subject of an effective Deposit Account Control Agreement and that is maintained by any Loan Party with a Deposit Account Bank. The term "Approved Deposit Account" includes all monies on deposit in a Deposit Account and all certificates and instruments, if any, representing or evidencing such Deposit Account.

      "Approved Electronic Communications" means each notice, demand, communication, information, document and other material that any Loan Party is obligated to, or otherwise chooses to, provide to the Agents pursuant to any Loan Document or the transactions contemplated therein, including (a) any Joinder Agreement, any joinder to the Pledge Agreement or Security Agreement and any other written Contractual Obligation delivered or required to be delivered in respect of any Loan Document or the transactions contemplated therein and (b) any financial statement, financial and other report, notice, request, certificate and other information material; provided, however, that, "Approved Electronic Communication" shall exclude (x) any Notice of Borrowing, Letter of Credit Application, Swing Line Loan Request, Notice of Conversion or Continuation, and any other notice, demand, communication, information, document and other material relating to a request for a new, or a conversion of an existing, Borrowing or other Credit Extension, (ii) any notice pursuant to
Section 2.07 (Optional Prepayments) and Section 2.08 (Mandatory Prepayments) and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor, (iii) all notices of any Default or Event of Default and (iv) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article V (Conditions Precedent) or Section 2.03(b) (Procedures for issuance and Amendment of Letters of Credit; Auto-Renewal of Letters of Credit) or any other condition to any Borrowing or other extension of credit hereunder or any condition precedent to the effectiveness of this Agreement.

      "Approved Electronic Platform" has the meaning specified in Section 10.03 (Posting of Approved Electronic Communications).

      "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

      "Approved Securities Intermediary" means a "securities intermediary" or "commodity intermediary" (as such terms are defined in the UCC) selected or approved by the Administrative Agents.

      "Ardent Acquired Business" means AHS, BHC and BHC's Subsidiaries which, together with BHC, constitute, immediately prior to the consummation of the Ardent Acquisition, the behavioral healthcare business of Ardent LLC.

      "Ardent Acquisition" means the purchase by the Borrower of all of the outstanding Capital Stock of AHS pursuant to the terms of the Ardent Acquisition Agreement.

      "Ardent Acquisition Agreement" means that certain Stock Purchase Agreement, dated as of March 10, 2005, by and among Ardent LLC, as seller, AHS and the Borrower, as purchaser, as the same may be amended, supplemented or otherwise modified in accordance with the terms of this Agreement.

      "Ardent LLC" means Ardent Health Services LLC, a Delaware limited liability company.

      "Arrangers" means each of (i) CGMI, in its capacity as joint lead arranger and joint book-running manager with respect to the Revolving Credit Facility and as sole lead arranger and sole book-running manager the Term Loan Facility and
(ii) Banc of America Securities, in its capacity as joint lead arranger and joint book-running manager with respect to the Revolving Credit Facility.

      "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit G (Form of Assignment and Assumption).

      "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

      "Attributable Indebtedness" means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP,
(b) in respect of any Synthetic Lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease, (c) in respect of any Securitization Transaction of any Person, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Administrative Agents in their reasonable judgment, and (d) in the case of any Sale and Leaseback Transaction, the present value (discounted in accordance with GAAP at the debt rate implied in the applicable lease) of the obligations of the lessee for rental payments during the term of such lease).

      "Audited Financial Statements" means (a) in the case of the Borrower and its Subsidiaries (immediately prior to giving effect to the Ardent Acquisition), the audited consolidated balance sheet of the Borrower and such Subsidiaries for the fiscal year ended December 31, 2004 and (b) in the case of AHS and its Subsidiaries (immediately prior to giving effect to the Ardent Acquisition, the audited consolidated balance sheet of AHS and such Subsidiaries (other than any of its Subsidiaries that were transferred to Ardent LLC in connection with the Reverse Spin-Off), for the fiscal year ended December 31, 2004, in each case, together with the related consolidated statements of income or operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, including the notes thereto.

      "Available Credit" means, at any time, (a) the then effective Revolving Credit Commitments minus (b) the aggregate Revolving Credit Outstandings at such time.

      "Availability Period" means, with respect to the Revolving Credit Commitments, the period from and including the Closing Date to the earliest of
(a) the Revolving Credit Termination Date, (b) the date of termination of the Aggregate Revolving Credit Commitments pursuant to Section 2.05 (Reduction and Termination of the Commitments), and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 9.02 (Remedies Upon Event of Default).

      "Bailee's Letter" means a letter in form and substance reasonably acceptable to the Agents and executed by any Person (other than a Loan Party) that is in possession of inventory on behalf of such Loan Party pursuant to which such Person acknowledges, among other things, the Collateral Agent's Lien with respect thereto.

      "Bank of America" has the meaning specified in the introductory paragraph to this Agreement.

      "Banc of America Securities" means Banc of America Securities LLC.

      "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of the following:

            (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

            (b) the sum (adjusted to the nearest 0.25% or, if there is no nearest 0.25%, to the next higher 0.25%) of (i) 0.50% per annum, (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business

      Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States and (iii) the average during such three-week period of the maximum annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits in the United States; and

            (c) 0.50% per annum plus the Federal Funds Rate.

      "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

      "BHC" means Behavioral Healthcare Corporation, a Delaware corporation.

      "Blockage Notice" means a notice delivered pursuant to any Deposit Account Control Agreement by the Collateral Agent pursuant to which the Collateral Agent shall notify the applicable Deposit Account Bank that it may no longer accept instructions from the applicable Loan Party.

      "Borrower" has the meaning specified in the introductory paragraph hereto.

      "Borrowing" means a Revolving Credit Borrowing or a Term Loan Borrowing.

      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

      "Businesses" means, at any time, a collective reference to the businesses operated by the Borrower and its Subsidiaries at such time.

      "Capital Expenditures" means, with respect to any Person for any period, the aggregate of amounts that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person and its Subsidiaries, but excluding (a) interest capitalized during construction, (b) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire similar assets or properties useful in the business of Borrower or its Subsidiaries with such proceeds, (c) expenditures to acquire equipment or other property purchased substantially concurrently with the trade-in of existing equipment or other property to the extent of the trade-in credit thereof, and (d) expenditures made with respect to the purchase consideration for Permitted Acquisitions.

      "Capital Lease" means, with respect to any Person, any lease of, or other arrangement conveying the right to use, property by such Person as lessee that would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

      "Capital Stock" means (i) in the case of a corporation, capital stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "Cash Collateralize" has the meaning specified in Section 2.03(g)(Cash Collateral).

      "Cash Equivalents" means, as at any date,

            (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition;

            (b) Dollar denominated time deposits and certificates of deposit of
      (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Institution"), in each case with maturities of not more than 270 days from the date of acquisition;

            (c) commercial paper and variable or fixed rate notes issued by any Approved Institution (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition;

            (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

            (e) debt obligations issued by any domestic corporation or any domestic government instrumentality, in each case rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition; and

            (f) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing clauses (a) through (e).

      "Cash Interest Charges" means, for any period for the Borrower and its Subsidiaries on a consolidated basis, the Consolidated Interest Charges for such period less the Non-Cash Interest Charges for such period.

      "Cash Management Document" means any certificate, agreement or other document executed by any Loan Party in respect of the Cash Management Obligations of any Loan Party.

      "Cash Management Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements) provided by any Administrative Agent, any Lender or any Affiliate of any of them (regardless of whether these or similar services were provided prior to the date hereof by any Administrative Agent, any Lender or any Affiliate or any of them), including obligations for the payment of fees, interest, charges, expenses, attorneys' fees and disbursements in connection therewith.

      "CGMI" means Citigroup Global Markets Inc.

      "Change of Control" means an event or series of events by which:

            (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all Capital Stock that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of twenty-five percent (25%) of the Capital Stock of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

            (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period,
      (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

            (c) a "Change of Control" (or any comparable term) occurs under, and as defined in, any of the Senior Subordinated Notes Documents or the Senior Bridge Credit Agreement.

      "Citibank" means Citibank, N.A.

      "Citigroup" means CNAI and/or any of its affiliates as CNAI shall determine to be appropriate to provide the services contemplated herein, including CGMI and Citibank.

      "Closing Date" means the date on which each of the conditions precedent set forth in Section

5.01 (Conditions Precedent to Initial Credit Extensions) have been satisfied or duly waived in accordance with the terms of this Agreement.

      "Closing Date Equity Issuance" means the issuance by the Borrower to Ardent LLC a number of shares of the Borrower's common stock in an amount sufficient to equal an aggregate sale price of $60,000,000, such sale price to be determined based upon the average of the volume-weighted average sales price of the Company's common stock over a 20 day trading day period ending two trading days prior to the Closing Date (the "Company Stock Price"); provided, that (i) in no event shall the maximum Company Stock Price exceed $45.86 per share and (ii) in no event shall the minimum Company Stock Price be less than $33.90 per share.

      "CMS" means the Centers for Medicare and Medicaid Services of HHS and any successor thereof and any predecessor thereof, including the United States Health Care Financing Administration.

      "CNAI" has the meaning specified in the introductory paragraph to this Agreement.

      "Collateral" means a collective reference to all real and personal Property with respect to which Liens in favor of the Collateral Agent or any other Agent are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

      "Collateral Access Agreement" means a letter in form and substance reasonably acceptable to the Agents and executed by a landlord or lessor in respect of the Collateral of any Loan Party located at any leased premises of such Loan Party pursuant to which such landlord or lessor, among other things, acknowledges the security interest in the Collateral granted by the applicable Loan Party to the Collateral Agent, grants the Collateral Agent a right to access the leased premises for purposes of taking actions with respect to the Collateral (including removal thereof) and agrees that any Lien on the Collateral which it may have is subordinate to the Lien of the Collateral Agent.

      "Collateral Agent" has the meaning specified in the introductory paragraph to this Agreement.

      "Collateral Documents" means a collective reference to the Security Agreement, Pledge Agreement, the Mortgages and such other security documents as may be executed and delivered by the Loan Parties pursuant to the terms of
Section 7.15 (Additional Collateral).

      "Commitments" means, collectively, the Revolving Credit Commitments and the Term Loan Commitments.

      "Compliance Certificate" means a certificate substantially in the form of Exhibit F (Form of Compliance Certificate).

      "Confidential Borrower Information" means all information received from the Loan Parties and their agents, relating to the Loan Parties or their business, other than any such information that is, or subsequently becomes, available to any Lender or Agent on a nonconfidential basis prior to disclosure by the Loan Parties.

      "Confidential Information Memorandum" means the confidential information memorandum dated June 2005 used by the Arrangers and the Agents in connection with the syndication of the Revolving Credit Facility and the Term Loan Facility.

      "Consolidated Current Assets" means, with respect to any Person at any date, the total consolidated current assets (other than cash and Cash Equivalents) of such Person and its Subsidiaries at such date.

      "Consolidated Current Liabilities" means, with respect to any Person at any date, all liabilities of such Person and its Subsidiaries at such date that should be classified as current liabilities on a consolidated balance sheet of such Person and its Subsidiaries, but excluding, in the case of the Borrower the sum of (a) the principal amount of any current portion of long-term Funded Indebtedness and (b) (without duplication of clause (a) above) the then outstanding principal amount of the Loans.

      "Consolidated EBITDA" means, for any period for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated Net Income for such period plus (b) the sum of, in each case to the extent deducted in calculating such Consolidated Net Income but without duplication, (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes paid by the Borrower and its Subsidiaries for such period, (iii) the amount of depreciation, depletion and amortization expense for such period, (iv) the amount of any loss on refinancing of long term debt incurred during the twelve month period ending on (and including) the Closing Date and (v) all other non-cash charges and non-cash losses for such period, including the amount of any compensation deduction as the result of any grant of Capital Stock to employees, officers, directors or consultants minus
(c) the sum of, in each case to the extent included in calculating such Consolidated Net Income, but without duplication, (i) any credit for federal, state, local and foreign income taxes paid by the Borrower and its Subsidiaries for such period, (ii) interest income, (iii) gains from extraordinary items for such period, (iv) any aggregate gain (but not any aggregate net loss) from the sale, exchange or other disposition of capital assets by such person and (v) any other non-cash gains or other items which have been added in determining Consolidated Net Income, including any reversal of a charge referred to in clause (b)(v) above by reason of a decrease in the value of any Capital Stock, all as determined in accordance with GAAP.

      "Consolidated Funded Indebtedness" means Funded Indebtedness of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

      "Consolidated Interest Charges" means, for any period for the Borrower and its Subsidiaries on a consolidated basis, all interest expense of the Borrower and its Subsidiaries for such period determined in accordance with GAAP (including the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under Capital Leases that is treated as interest in accordance with GAAP).

      "Consolidated Interest Coverage Ratio" means, with respect to the Borrower and its Subsidiaries as of any date of determination, the ratio of (i) Consolidated EBITDA for the period of four fiscal quarters most recently ended to (ii) Consolidated Interest Charges of such Person for such period.

      "Consolidated Net Income" means, for any period for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries for such period as determined in accordance with GAAP, but excluding for all purposes extraordinary gains and related tax effects thereon.

      "Consolidated Scheduled Funded Debt Payments" means, for any period for the Borrower and its Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal on Consolidated Funded Indebtedness, as determined in accordance with GAAP. For purposes of this definition, "scheduled payments of principal" (a) shall be determined without giving effect to any reduction of such scheduled payments resulting from the application of any voluntary or mandatory prepayments made during the applicable period, (b) shall be deemed to include the Attributable Indebtedness in respect of capital leases, Synthetic Leases and Sale and Leaseback Transactions and (c) shall not include any voluntary prepayments or mandatory prepayments required pursuant to Section
2.05 (Reduction and Termination of the Commitments).

      "Consolidated Total Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

      "Contract Provider" means any Person or any employee, agent or subcontractor of such Person who provides professional health care services under or pursuant to any contract with the Borrower or any Subsidiary.

      "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

      "Control" has the meaning specified in the definition of "Affiliate."

      "Corporate Chart" means a corporate organizational chart, list or other similar document in each case in form reasonably acceptable to the Administrative Agent and setting forth, for each Person that is a Loan Party, that is subject to Section 7.12 (Additional Subsidiaries and Guarantees) or that is a Subsidiary of any of them, (a) the full legal name of such Person (and any trade name, fictitious name or other name such Person may have had or operated under), (b) the jurisdiction of organization, the organizational number (if any) and the tax identification number (if any) of such Person, (c) the location of such Person's chief executive office (or sole place of business) and (d) the number of shares of each class of such Person's Capital Stock authorized (if applicable), the number outstanding as of the date of delivery and the number and percentage of such outstanding shares for each such class owned (directly or indirectly) by any Loan Party or any Subsidiary of any of them.

      "Credit Extension" means each of the following: (a) a Borrowing and (b) a L/C Credit Extension.

      "Customary Permitted Liens" means Permitted Liens of the type described in clauses (c), (d), (e), (f), (g) and (k) of Section 8.01 (Liens).

      "Debt Issuance" means the incurrence of Indebtedness of the type specified in clause (a) of the definition of "Funded Indebtedness" by the Borrower or any of its Subsidiaries, other than the Senior Bridge Facility, the New Senior Subordinated Notes and other Indebtedness permitted under Section 8.03 (Indebtedness); provided, that notwithstanding anything to the contrary in the foregoing, Permitted Subordinated Indebtedness incurred pursuant to Section 8.03(k)(ii) (Indebtedness) shall be considered a "Debt Issuance" for purposes of this Agreement.

      "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

      "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

      "Default Rate" means an interest rate equal to:

      (a) in the case of Base Rate Loans, the Base Rate plus the Applicable Margin for such Loans plus 2% per annum;

      (b) in the case of Eurodollar Rate Loans, (x) prior to the expiration of the then applicable

Interest Period for such Loans, the Eurodollar Rate plus the Applicable Margin for such Loans plus 2% per annum and (y) thereafter, the Base Rate plus the Applicable Margin for Revolving Loans that are maintained as Base Rate Loans plus 2% per annum; and

      (c) for all other Obligations, the Base Rate plus the Applicable Margin for Revolving Loans that are maintained as Base Rate Loans plus 2% per annum.

      "Defaulting Lender" has the meaning specified in Section 2.02 (Borrowings, Conversions and Continuations of Loans).

      "Deposit Account" has the meaning given to such term in the UCC.

      "Deposit Account Bank" means a financial institution selected or approved by the Administrative Agents.

      "Deposit Account Control Agreement" means a letter agreement, in form and substance satisfactory to the Agents, executed by the relevant Loan Party, the Collateral Agent and the relevant Deposit Account Bank.

      "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any Property by the Borrower or any Subsidiary (including the Capital Stock of any Subsidiary), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding (a) the sale, lease, license, transfer or other disposition of inventory in the ordinary course of business of the Borrower and its Subsidiaries, (b) the sale, lease, license, transfer or other disposition of machinery and equipment no longer used or useful in the conduct of business of the Borrower and its Subsidiaries, (c) any sale, lease, license, transfer or other disposition of Property by the Borrower or any Subsidiary to any Loan Party, (d) any Involuntary Disposition by the Borrower or any Subsidiary and (e) any sale, lease, license, transfer or other disposition of Property by any Foreign Subsidiary to another Foreign Subsidiary.

      "Disposition/Involuntary Disposition Deferred Amount" means, with respect to any Reinvestment Event arising from a Disposition or Involuntary Disposition, the aggregate Net Cash Proceeds received by any Loan Party in connection therewith that are not initially applied to prepay the Loans pursuant to Section
2.08 (Mandatory Prepayments) as a result of the delivery of a Reinvestment
Notice.

      "Dollar" and "$" mean lawful money of the United States.

      "Domestic Subsidiary" means any Subsidiary that is organized under the laws of any political subdivision of the United States.

      "Earn-Out Obligations" means, with respect to any Acquisition, all deferred purchase price obligations (including earn-out payment obligations and other contingent payment obligations) incurred by the Borrower or any of its Subsidiaries pursuant to the documentation for such Acquisition (other than any portion of such obligations payable in Capital Stock of the Borrower). For purposes of Section 8.03 (Indebtedness), the amount of any "Earn-Out Obligation" shall be the liability in respect thereof as recorded on the balance sheet of the Borrower and its Subsidiaries in accordance with GAAP.

      "Eligible Assignee" means (a) a Lender or any Affiliate or Approved Fund of such Lender, (b) a bank, savings and loan association, savings bank, finance company, insurance company or any other financial institution or fund, in each case reasonably acceptable to the applicable Administrative Agent and regularly engaged in making, purchasing or investing in loans and having a net worth, determined in accordance with GAAP, in excess of $250,000,000 or, to the extent net worth is less than such amount, a bank, savings and loan association, savings bank, finance company, insurance company, other financial institution or fund, reasonably acceptable to the applicable Administrative Agent and, unless an Event of Default has occurred and is continuing, the Borrower (such approval not to be unreasonably withheld or delayed) or (c) any other Person (other than a natural person) approved by (i) the applicable Administrative Agent, the L/C Issuer (in the case of any Eligible Assignee of Revolving Loans and Revolving Credit Commitments) and the Swing Line Lender (in the case of any Eligible Assignee of Revolving Loans and Revolving Credit Commitments) and (ii) unless an Event of Default has occurred and is continuing, the Borrower (such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

      "Entitlement Holder" has the meaning given to such term in the UCC.

      "Entitlement Order" has the meaning given to such term in the UCC.

      "Environmental Laws" means any and all federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions or other legal requirements (a) related to Releases or threatened Releases of any Hazardous Materials into the environment (including soil, surface water, groundwater or air), (b) governing the use, treatment, storage, disposal, transport or handling of Hazardous Materials or
(c) related to the protection of the environment, natural resources or human health or safety (as it relates to environmental protection). Such "Environmental Laws" include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C. Section 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.); the Toxic Substance Control Act, as amended (15 U.S.C. Section 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. Section 7401 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C. Section 300f et seq.); and each of their state and local counterparts or equivalents and any transfer of ownership notification or approval statute, including the Industrial Site Recovery Act (N.J. Stat. Ann.
Section 13:1K-6 et seq.).

      "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "Equity Issuance" means any issuance by the Borrower or any Subsidiary to any Person of shares of its Capital Stock, other than (a) any issuance of shares of its Capital Stock pursuant to the exercise of options or warrants, (b) any issuance of shares of its Capital Stock pursuant to the conversion of any debt securities to equity or the conversion of any class equity securities to any other class of equity securities and (c) the Closing Date Equity Issuance.

      "Equity Issuance Deferred Amount" means, with respect to any Reinvestment Event arising from an Equity Issuance to finance a proposed Permitted Acquisition, an amount equal to 50% of the aggregate

Net Cash Proceeds received by any Loan Party in connection therewith that are not initially applied to prepay the Loans pursuant to Section 2.08(a) (Mandatory Prepayments) as a result of the delivery of a Reinvestment Notice.

      "ERISA" means the Employee Retirement Income Security Act of 1974.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

      "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

      "Eurodollar Base Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, the rate determined by the applicable Administrative Agent to be the offered rate for deposits in Dollars for the applicable Interest Period appearing on the Dow Jones Markets Telerate Page 3750 as of 11:00 a.m., London time, on the second full Business Day next preceding the first day of each Interest Period. In the event that such rate does not appear on the Dow Jones Markets Telerate Page 3750 (or otherwise on the Dow Jones Markets screen), the Eurodollar Base Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the applicable Administrative Agent or, in the absence of such availability, the Eurodollar Base Rate shall be the rate of interest determined by the applicable Administrative Agent to be the rate per annum at which deposits in Dollars are offered by the principal office of such Administrative Agent in London to major banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Rate Loan of such Administrative Agent for a period equal to such Interest Period.

      "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the applicable Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Base Rate for such Eurodollar Rate Loan for such Interest Period by
(b) one minus the Eurodollar Reserve Percentage for such Eurodollar Rate Loan for such Interest Period.

      "Eurodollar Rate Loan" means a Loan that bears interest at a rate based on the Eurodollar Rate.

      "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

      "Event of Default" has the meaning specified in Section 9.01 (Events of Default).

      "Excess Cash Flow" means, for the Borrower for any period, (a) Consolidated EBITDA of the Borrower for such period plus (b) the excess, if any, of the Working Capital of the Borrower at the beginning of such period over the Working Capital of the Borrower at the end of such period minus (c) the sum of (without duplication) (i) scheduled and mandatory cash principal payments on the Loans during such period and optional cash principal payments on the Loans during such period (but only, in the case of payment in respect of Revolving Loans, to the extent that the Revolving Credit Commitments are permanently reduced by the amount of such payments), (ii) Consolidated Scheduled Funded Debt Payments made by the Borrower or any of its Subsidiaries during such period on other Indebtedness to the extent such other Indebtedness and payments are permitted by this Agreement, (iii) the aggregate principal amount of the New Senior Subordinated Notes voluntarily prepaid, redeemed or repurchased but only to the extent any such prepayment, redemption or repurchase is expressly permitted under this Agreement; (iv) scheduled payments made by the Borrower or any of its Subsidiaries on Capital Leases to the extent such Capital Leases and payments are permitted by this Agreement, (v) Capital Expenditures made by the Borrower or any of its Subsidiaries during such period to the extent not prohibited by this Agreement, (vi) the amount of Cash Interest Charges paid by the Borrower or any of its Subsidiaries during such period, (vii) the amount of federal, state, local and foreign income taxes paid in cash by the Borrower and its Subsidiaries for such period, (viii) expenditures made with respect to the purchase consideration for Permitted Acquisitions (to the extent not financed from the proceeds of any Disposition or any Equity Issuance or from the issuance or assumption of Indebtedness) and (ix) the excess, if any, of the Working Capital of the Borrower at the end of such period over the Working Capital of the Borrower at the beginning of such period.

      "Exchange Indenture" has the meaning specified in the Senior Bridge Credit Agreement

      "Exchange Securities" has the meaning specified in the Senior Bridge Credit Agreement.

      "Excluded Property" means, with respect to any Loan Party:

      (a) any owned Real Property that has a fair market value of less than $2,500,000 individually and $15,000,000 in the aggregate for all such Real Property, unless requested by any Administrative Agent or the Required Lenders;

      (b) any Specified Leased Property;

      (c) any owned or leased real or personal Property which is located outside of the United States unless requested by any Administrative Agent or the Required Lenders;

      (d) any leased personal Property unless requested by any Administrative Agent or the Required Lenders;

      (e) any personal Property (including motor vehicles) in respect of which perfection of a Lien is not either (i) governed by the UCC or (ii) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, unless requested by any Administrative Agent or the Required Lenders;

      (f) any Property owned by any Loan Party that is subject to a purchase money Lien or a Capital Lease permitted hereunder if the contract or other agreement in which such Lien is granted (or in the documentation providing for such Capital Lease) prohibits or requires the consent of any Person other than the Borrower and/or its Affiliates as a condition to the creation of any other Lien on such Property;

      (g) any permit, lease, license, contract, instrument or other agreement if the grant of a security interest in such permit, lease, license, contract, instrument or other agreement is prohibited by the terms thereof or by Law and would result in the termination of such permit, lease, license, contract, instrument or other agreement, but only to the extent that (i) after reasonable efforts, consent from the relevant party or parties has not been obtained and
(ii) any such prohibition could not be rendered unenforceable or otherwise deemed ineffective pursuant to the UCC or any other applicable Law (including Debtor Relief Laws) or principles of equity; and

      (h) any Property (other than Accounts) of Aeries Healthcare Illinois, Inc. that is subject to a Lien securing any HUD Financing permitted hereunder;

      provided, however, the term "Excluded Property" shall not include any Proceeds, substitutions or replacements of Excluded Property (unless such Proceeds, substitutions or replacements would constitute Excluded Property).

      "Excluded Subsidiaries" means, collectively, (i) PSI Surety, (ii) each HUD Financing Subsidiary and (iii) each Immaterial Subsidiary.

      "Exclusion Event" means any event or events resulting in the exclusion of the Borrower or any Subsidiary or any of the Facilities from participation in any Medical Reimbursement Program.

      "Existing Administrative Agent" means Bank of America, in its capacity as Administrative Agent under the Existing Credit Agreement.

      "Existing Credit Agreement" means that certain Amended and Restated Credit Agreement, dated as of December 21, 2004, among the Borrower, the Subsidiaries of the Borrower party thereto as guarantors, the lenders party thereto and the Existing Administrative Agent.

      "Existing Senior Subordinated Notes" means the Borrower's existing 10 5/8% Senior Subordinated Notes due 2013.

      "Existing Senior Subordinated Notes Documents" means (a) the Existing Senior Subordinated Notes Indenture, (b) the Existing Senior Subordinated Notes,
(c) any guaranty agreement given by any Subsidiary in respect of the Existing Senior Subordinated Notes and (d) all other documents, agreements and instruments relating to the Existing Senior Subordinated Notes.

      "Existing Senior Subordinated Notes Indenture" means the Indenture dated as of June 30, 2003 between the Borrower, the Subsidiaries party thereto as guarantors and Wachovia Bank, National Association, as trustee, governing the terms of the Existing Senior Subordinated Notes.

      "Extraordinary Receipts" means any cash or Cash Equivalents received after the Closing Date by the Borrower or any of its Subsidiaries not in the ordinary course of business arising from (i) indemnity payments and (ii) any purchase price adjustment received in connection with the Ardent Acquisition or any other Acquisition.

      "Facilities" means, at any time, a collective reference to the facilities and Real Properties owned, leased, managed or operated by the Borrower or any Subsidiary.

      "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the applicable Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "Fee Letter" means the letter agreement, dated as of June 30, 2005, among the Borrower and the Administrative Agents.

      "Fixed Assets" means, as of any date of determination, plant, property and equipment of the Borrower and its Subsidiaries on a consolidated basis on such day as determined in accordance with GAAP.

      "Foreign Lender" has the meaning specified in Section 11.15(a)(i) (Tax Forms).

      "Foreign Subsidiary" means any Subsidiary that is not a Domestic
Subsidiary.

      "FRB" means the Board of Governors of the Federal Reserve System of the United States.

      "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

      "Funded Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

            (a) all obligations for borrowed money, whether current or long-term (including the Obligations) and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

            (b) all purchase money Indebtedness;

            (c) the principal portion of all obligations under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

            (d) the maximum amount available to be drawn under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

            (e) all obligations in respect of the deferred purchase price of Property or services (other than trade accounts payable in the ordinary course of business);

            (f) Attributable Indebtedness in respect of Capital Leases, Synthetic Leases, Sale and Leaseback Transactions and Securitization Transactions;

            (g) all preferred stock or other equity interests providing for mandatory redemptions, sinking fund or like payments prior to the Term Loan Maturity Date ("Redeemable Stock");

      provided that Redeemable Stock shall not include any preferred or other equity interest subject to mandatory redemption if (i) such mandatory redemption may be satisfied by delivering common stock or some other equity interest not subject to mandatory redemption or (ii) such mandatory redemption is triggered solely by reason of a "change of control" and is not required to be paid until after the Obligations are paid in full;

            (h) all Funded Indebtedness of others to the extent secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;

            (i) all Guarantees with respect to Funded Indebtedness of the types specified in clauses (a) through (h) above of another Person; and

            (j) all Funded Indebtedness of the types referred to in clauses (a) through (i) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Funded Indebtedness is expressly made non-recourse to such Person.

      "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied and as in effect from time to time.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "Governmental Reimbursement Program Cost" means, with respect to any Person, the sum of:

            (a) all amounts (including punitive and other similar amounts) agreed to be paid or payable (i) in settlement of claims or (ii) as a result of a final, non-appealable judgment, award or similar order, in each case, relating to participation in Medical Reimbursement Programs;

            (b) all final, non-appealable fines, penalties, forfeitures or other amounts rendered pursuant to criminal indictments or other criminal proceedings relating to participation in Medical Reimbursement Programs; and

            (c) the amount of final, non-appealable recovery, damages, awards, penalties, forfeitures or similar amounts rendered in any litigation, suit, arbitration, investigation, review or other legal or administrative proceeding of any kind relating to participation in Medical Reimbursement Programs.

      "Guarantee" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation,

(iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

      "Guaranty" means the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders pursuant to Article IV (Guaranty).

      "Guarantors" means (a) the Borrower (solely in respect of the Obligations of the other Loan Parties) and (b) each Person identified as a "Guarantor" on the signature pages hereto and each other Person that delivers a Joinder Agreement or otherwise becomes a party to this Agreement as a Guarantor pursuant to Section 7.12 (Additional Subsidiaries and Guarantees), together with their successors and permitted assigns.

      "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic materials, substances or wastes, all contaminants or pollutants and all other substances or wastes of any nature regulated pursuant to any Environmental Law, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes.

      "HHS" means the United States Department of Health and Human Services and any successor thereof.

      "Honor Date" has the meaning set forth in Section 2.03(c)(i) (Drawings and Reimbursements; Funding of Participations).

      "HIPAA" means the Health Insurance Portability and Accountability Act of 1996, Pub. L. 104-191, Aug. 21, 1996, 110 Stat. 1936.

      "HUD Financing" means Indebtedness of HUD Financing Subsidiaries that is insured by the Federal Housing Administration, an organizational unit of the United States Department of Housing and Urban Development.

      "HUD Financing Subsidiaries" means, collectively, (i) each of Holly Hill Real Estate, LLC, a North Carolina limited liability company, PSI Cedar Springs Hospital Real Estate, Inc., a Colorado corporation, Psychiatric Solutions of Oklahoma Real Estate, Inc., an Oklahoma corporation, Riveredge Real Estate, Inc., an Illinois corporation, Cypress Creek Real Estate, L.P., a Texas limited partnership, Neuro Rehab Real Estate, L.P., a Texas limited partnership, Texas Laurel Ridge Hospital Real Estate, L.P., a Texas limited partnership, Texas Oaks Psychiatric Hospital Real Estate, L.P., a Texas limited partnership, Texas San Marcos Treatment Center Real Estate, L.P., a Texas limited partnership, and West Oaks Real Estate, L.P., a Texas limited partnership and (ii) each other Subsidiary of the Borrower that enters into a HUD Financing that is expressly permitted to be incurred pursuant to Section 8.03 (Indebtedness); provided, however, that in each case, each such Subsidiary shall be deemed to be a HUD Subsidiary only for so long as the documents governing the applicable HUD Financing prohibit such

Subsidiary from guaranteeing Indebtedness of the Borrower:

      "Immaterial Subsidiary" means any Subsidiary that, as of any date of determination, is without material operations and has total assets with an aggregate fair market value of less than $10,000.

      "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

            (a) all Funded Indebtedness;

            (b) the Swap Termination Value of any Swap Contract;

            (c) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) and (b) above of any other Person; and

            (d) all Indebtedness of the types referred to in clauses (a) through
      (c) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer unless such Indebtedness is expressly made non-recourse to such Person.

      "Indemnified Matters" has the meaning set forth in Section 11.05 (Indemnification by the Borrower; Limitation of Liability).

      "Indemnitee" has the meaning set forth in Section 11.05 (Indemnification by the Borrower; Limitation of Liability).

      "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months (or, if available to all Lenders, nine or twelve months) thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion or Continuation, as applicable; provided that:

            (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

            (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

            (iii) no Interest Period shall extend beyond the applicable Maturity Date.

      "Internal Revenue Code" means the Internal Revenue Code of 1986.

      "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) an Acquisition. For purposes of determining covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

      "Involuntary Disposition" means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any Property of the Borrower or any Subsidiary.

      "IP Rights" has the meaning set forth in Section 6.17 (Intellectual Property; Licenses; Etc.).

      "IRS" means the United States Internal Revenue Service or any Governmental Authority succeeding to any of its principal functions.

      "ISP98" has the meaning set forth in Section 2.03(h) (Applicability of ISP98).

      "Joinder Agreement" means a joinder agreement substantially in the form of Exhibit H (Form of Joinder Agreement) executed and delivered by a Domestic Subsidiary in accordance with the provisions of Section 7.12 (Additional Subsidiaries and Guarantees).

      "Land" of any Person means all of those plots, pieces or parcels of land now owned, leased or hereafter acquired or leased or purported to be owned, leased or hereafter acquired or leased (including, in respect of the Loan Parties, as reflected in the most recent financial statements required to be delivered pursuant to Section 7.01(a) or (b) (Financial Statements)) by such Person.

      "Laws" means, collectively, all common law and all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

      "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

      "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Revolving Loans.

      "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

      "L/C Issuer" means Bank of America, in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder that is approved by the Revolving Credit Facility Administrative Agent and the Borrower and agrees to become bound by the terms of this Agreement applicable to the L/C Issuer pursuant to an agreement in form and substance satisfactory to the Revolving Credit Facility Administrative Agent and the Borrower.

      "L/C Obligations" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP98, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

      "Lender" means the Swing Line Lender and each other financial institution or other entity (a) identified as a "Lender" on the signature pages hereto and its successors and assigns or (b) from time to time becomes a party hereto by execution of an Assignment and Assumption; and, as the context requires, includes the L/C Issuer.

      "Lending Office" means, as to any Lender, the office of such Lender specified as its "Lending Office" opposite its name on Schedule 11.02 (Lending Offices and Addresses for Notices) or on the Assignment and Assumption by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Borrower and the applicable Administrative Agent.

      "Letter of Credit" means any standby letter of credit issued hereunder.

      "Letter of Credit Application" means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.

      "Letter of Credit Expiration Date" means the day that is thirty days prior to the Revolving Credit Termination Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

      "Letter of Credit Sublimit" means an amount equal to the lesser of the Aggregate Revolving Credit Commitments and $15,000,0000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.

      "Lien" means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

      "Loan" means any Term Loan, Revolving Loan or Swing Line Loan made by any Lender pursuant to this Agreement.

      "Loan Documents" means this Agreement, each Note, each Letter of Credit, each Letter of Credit Application, each Joinder Agreement, the Collateral Documents, each Request for Credit Extension, each Compliance Certificate, the Fee Letter, each Swap Contract between any Loan Party and any Person that was an Agent, a Lender or an Affiliate of an Agent or a Lender at the time it entered into such Swap Contract, each Cash Management Document and each other document, instrument or agreement from time to time executed by the Borrower or any Subsidiary or any Responsible Officer of any thereof and delivered in connection with this Agreement.

      "Loan Parties" means, collectively, the Borrower and each Guarantor.

      "Material Adverse Effect" means a material adverse change in, or a material adverse effect upon, (a) the business, assets, operations, properties, condition (financial or otherwise) or liabilities (contingent or otherwise) of the Borrower and its Subsidiaries taken as a whole; (b) the ability of the Borrower or the Guarantors, taken as a whole, to perform their respective obligations under the Loan Documents; (c) the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party; (d) the perfection or priority of the Liens Granted pursuant to the Collateral Documents; or (e) the material rights and remedies of the Agents, the Lenders or the L/C Issuer under the Loan Documents.

      "Maturity Date" means the Revolving Credit Termination Date and/or the Term Loan Maturity

Date, as the context requires.

      "Medicaid" means that certain means-tested entitlement program under Title XIX of the Social Security Act, which provides federal grants to states for medical assistance based on specific eligibility criteria, as set forth at
Section 1396, et seq. of Title 42 of the United Sates Code and any statute succeeding thereto.

      "Medicaid Provider Agreement" means an agreement entered into between a state agency or other such entity administering the Medicaid program and a health care provider or supplier under which the health care provider or supplier agrees to provide items and services for Medicaid patients in accordance with the terms of the agreement and Medicaid Regulations.

      "Medicaid Regulations" means, collectively, (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act and any statutes succeeding thereto; (b) all applicable provisions of all federal rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (a) above and all federal administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (a) above;
(c) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (a) and (b) above; and (d) all applicable provisions of all rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (c) above and all state administrative, reimbursement and other guidelines of all Governmental Authorities having the force of Law promulgated pursuant to or in connection with the statutes described in clause (b) above, in each case as may be amended, supplemented or otherwise modified from time to time.

      "Medical Reimbursement Programs" means a collective reference to the Medicare, Medicaid and TRICARE programs and any other health care program operated by or financed in whole or in part by any foreign or domestic federal, state or local government and any other non-government funded third party payor programs.

      "Medicare" means that government-sponsored entitlement program under Title XVIII of the Social Security Act, which provides for a health insurance system for eligible elderly and disabled individuals, as set forth at Section 1395, et seq. of Title 42 of the United States Code and any statute succeeding thereto.

      "Medicare Provider Agreement" means an agreement entered into between CMS or other such entity administering the Medicare program on behalf of CMS, and a health care provider or supplier under which the health care provider or supplier agrees to provide items and services for Medicare patients in accordance with the terms of the agreement and Medicare Regulations.

      "Medicare Regulations" means, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any statutes succeeding thereto; together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including CMS, the OIG, HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of Law, as each may be amended, supplemented or otherwise modified from time to time.

      "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

      "Mortgage Instrument" means each mortgage, deed of trust, deed to secure debt or like Real Property security instrument given by any Loan Party to the Administrative Agent to secure the Obligations of such Loan Party, in each case as amended, modified and supplemented from time to time.

      "Mortgage Supporting Documents" means, with respect to a Mortgage for a parcel of Real Property, each the following:

            (a) (i) evidence in form and substance reasonably satisfactory to the Agents that the recording of counterparts of such Mortgage in the recording offices specified in such Mortgage will create a valid and enforceable first priority Lien on the Property described therein in favor of the Collateral Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local Law) subject only to (A) Liens permitted under Section 8.01 (Liens) and (B) such other Liens as the Administrative Agents may reasonably approve and
      (ii) an opinion of counsel in each state in which any such Mortgage is to be recorded in form and substance and from counsel reasonably satisfactory to the Administrative Agents;

            (b) (i) a mortgagee's title policy (or policies) or marked-up unconditional binder (or binders) for such insurance (or other evidence reasonably acceptable to the Administrative Agents proving ownership thereof) ("Mortgagee's Title Insurance Policy"), dated a date reasonably satisfactory to the Administrative Agents, and shall (A) be in an amount not less than the then recently appraised fair market value (determined by reference to an appraisal, as required in the discretion of the Administrative Agents) of such parcel of Real Property in form and substance satisfactory to the Administrative Agents, provided, that the amount of such title insurance required pursuant to such Mortgagee's Title Insurance Policy shall not materially exceed such appraised fair market value, (B) be issued at ordinary rates, (C) insure that the Lien granted pursuant to the Mortgage insured thereby creates a valid first Lien on such parcel of Real Property free and clear of all defects and encumbrances, except for Customary Permitted Liens and for such defects and encumbrances as may be approved by the Administrative Agents, (D) name the Collateral Agent for the benefit of the Secured Parties as the insured thereunder, (E) be in the form of ALTA Loan Policy - 1992 (or such local equivalent thereof as is reasonably satisfactory to the Administrative Agents), (F) contain a comprehensive lender's endorsement (including, but not limited to, a revolving credit endorsement and a floating rate endorsement), (G) be issued by Chicago Title Insurance Company, First American Title Insurance Company, Lawyers Title Insurance Corporation or any other title company reasonably satisfactory to the Administrative Agents (including any such title companies acting as co-insurers or reinsurers) and (H) be otherwise in form and substance reasonably satisfactory to the Administrative Agents and (ii) a copy of all documents referred to, or listed as exceptions to title, in such title policy (or policies) in each case in form and substance reasonably satisfactory to the Administrative Agents;

            (c) maps or plats of a current as-built survey of such parcel of Real Property certified to and received by (in a manner reasonably satisfactory to each of them) the Collateral Agent and the title insurance company issuing the Mortgagee's Title Insurance Policy for such Mortgage, dated a date reasonably satisfactory to the Administrative Agents and such title insurance company, by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agents and such title insurance company, which maps or plats and the surveys on which they are based shall be made in form and substance reasonably satisfactory to the Administrative Agents; provided, that the Agents agree that it will review any existing surveys describing such Real Property and will accept any such existing survey so long as the form and substance thereof is reasonably satisfactory to the Administrative Agents, together with any reasonably advisable updates to such existing survey and any bringdown certifications with respect to such existing survey; and provided, further, that the Administrative Agents agree that no update of any existing survey will be required unless it is reasonable to do so in the circumstances.

            (d) evidence in form and substance reasonably satisfactory to the Administrative Agents that all premiums in respect of each Mortgagee's Title Insurance Policy, all recording fees and stamp, documentary, intangible or mortgage taxes, if any, in connection with the Mortgage have been paid;

            (e) a Phase I environmental report with respect to such parcel of Real Property, dated (i) in the case of any Real Property owned by the Borrower and its Subsidiaries (other than AHS and its Subsidiaries), a date not earlier than January 1, 2002 and (ii) in the case of any owned Real Property and any Specified Leased Property by AHS and its Subsidiaries, a date not earlier than January 1, 2002, together with any other Phase I environmental report prepared by on or behalf of the Borrower or its Subsidiaries or Affiliates in connection with the Ardent Acquisition, in each case, showing no material condition of environmental concern and otherwise in form and substance reasonably satisfactory to the Administrative Agents; and

            (f) such other agreements, documents and instruments in form and substance reasonably satisfactory to the Administrative Agents as the Administrative Agents reasonably deem necessary or appropriate to create, register or otherwise perfect, maintain, evidence the existence, substance, form or validity of, or enforce a valid and enforceable first priority Lien on such parcel of Real Property in favor of the Collateral Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local Law) subject only to (A) Liens permitted under Section 8.01 (Liens) and (B) such other Liens as the Administrative Agents may reasonably approve.

      "Mortgagee's Title Insurance Policy" has the meaning specified in the definition of Mortgage Supporting Documents.

      "Mortgages" means each mortgage, deed of trust, deed to secure debt or like Real Property security instrument given by any Loan Party to the Collateral Agent to secure the Obligations of such Loan Party, in each case as amended, modified and supplemented from time to time.

      "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

      "Net Cash Proceeds" means the aggregate proceeds consisting of cash or Cash Equivalents received by the Borrower or any of its Subsidiaries after the Closing Date from any:

      (a) Disposition or Involuntary Disposition, in each case, net of (i) the reasonable cash costs (including legal, accounting and investment banking fees, and sales commissions) of such Disposition or Involuntary Disposition, as the case may be, (ii) taxes paid or reasonably estimated to be payable as a result thereof and (iii) any amount required to be paid or prepaid on Indebtedness (other than the Obligations) secured by the Property subject to such Disposition or Involuntary Disposition, as the case may be; provided, however, that evidence of each of clauses (i), (ii) and (iii) above is provided to the Administrative Agents in form and substance satisfactory to the Administrative Agents; and provided, further, that "Net Cash Proceeds" shall include any cash or Cash Equivalents received upon the

Disposition of any non-cash consideration received by the Borrower or any Subsidiary in any Disposition or Involuntary Disposition; or

      (b) (i) Equity Issuance or (ii) any Debt Issuance, in each case, net of brokers' and advisors' fees and other costs (including legal, accounting and investment banking fees, and sales commissions) incurred in connection with such transaction; provided, however, that in the case of this clause (b), evidence of such costs is provided to the Administrative Agents in form and substance satisfactory to the Administrative Agents.

      "New Senior Subordinated Notes" means the Borrower's senior subordinated notes which are intended to be issued following the Closing Date (i) to refinance in full the Senior Bridge Facility and (ii) to the extent that there are available proceeds, to redeem or purchase Existing Senior Subordinated Notes.

      "New Senior Subordinated Notes Documents" means (a) the New Senior Subordinated Notes Indenture, (b) the New Senior Subordinated Notes, (c) each supplemental indenture or other agreement pursuant to which any Subsidiary of the Borrower Guarantees the Indebtedness in respect of the New Senior Subordinated Notes and (d) all other documents, agreements and instruments relating to the New Senior Subordinated Notes, in each case, in form and substance satisfactory to the Administrative Agents.

      "New Senior Subordinated Notes Indenture" means the Indenture, in form and substance acceptable to CGMI, to be entered into between the Borrower, the Subsidiaries party thereto as guarantors and a financial institution acceptable to CGMI, as trustee, governing the terms of the New Senior Subordinated Notes.

      "Non-Cash Interest Charges" means, for any period of the Borrower and its Subsidiaries on a consolidated basis, the sum of the following amounts to the extent included in the definition of Consolidated Interest Charges: (a) the amount of debt discount and debt issuance costs amortized, (b) charges relating to write-ups or write-downs in the book or carrying value of existing Consolidated Funded Indebtedness, (c) interest payable in evidences of Indebtedness or by addition to the principal of the related Indebtedness and (d) other non-cash interest.

      "Non-Consenting Lender" has the meaning specified in Section 11.01(c) (Amendments, Etc.).

      "Nonrenewal Notice Date" has the meaning specified in Section 2.03(b)(Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit).

      "Note" means any Revolving Note or Term Loan Note.

      "Notice of Borrowing" has the meaning specified in Section 2.02(a) (Borrowings, Conversions and Continuations of Loans).

      "Notice of Conversion or Continuation" has the meaning specified in
Section 2.10 (Conversion/Continuation Option).

      "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower and/or any Loan Party arising under this Agreement or any other Loan Document (including each Cash Management Document or Swap Contract that is a Loan Document) or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower and/or any other Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

      "OIG" means the Office of Inspector General of HHS and any successor thereof.

      "Organization Documents" means, (a) (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity and (b) with respect to any Person, (i) to the extent not covered by the preceding clause (a), any document setting forth the manner of election and duties of the directors or managing members of such Person (if any) and (ii) any document setting forth the manner of designation, amount or relative rights, limitations and preferences of any class or series of such Person's Capital Stock.

      "Outstanding Amount" means (i) with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date and
(ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

      "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

      "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

      "Permitted Acquisition" means (a) the Ardent Acquisition and (b) any other Investment consisting of an Acquisition by the Borrower or any Subsidiary, subject in the case of this clause (b) to the satisfaction of the following conditions:

      (i) the Property acquired (or the Property of the Person acquired) in such Acquisition shall be located in the United States and shall be used or useful in the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof);

      (ii) the applicable Agents shall have received all items in respect of the Capital Stock or Property acquired in such Acquisition required to be delivered by (and within the time periods specified by) the terms of Section 7.12 (Additional Subsidiaries and Guarantees), Section 7.15 (Additional Collateral) and Section 7.18 (Collateral Access Agreements and Bailee's Letters);

      (iii) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such

Acquisition;

      (iv) no additional Indebtedness shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of the Borrower and the acquired Person after giving effect to the proposed Acquisition, except for (A) Loans made hereunder and (B) Indebtedness that is permitted under Section 8.03 (Indebtedness);

      (v) except as may otherwise be agreed by the Administrative Agents, on or prior to the date of any proposed Acquisition following the Closing Date for which Total Consideration to be paid by the Borrower or any Subsidiary exceeds $50,000,000 in any Fiscal Year (either individually or when aggregated with the Total Consideration paid during such Fiscal Year for all such Acquisitions following the Closing Date), the Borrower shall have delivered to the Administrative Agents, in form and substance satisfactory to the Administrative Agents, (A) an updated business plan and updated financial projections of the Borrower and its Subsidiaries, prepared by the Borrower in good faith, after giving effect to the proposed Acquisition on a Pro Forma Basis for the next four fiscal quarters ending after the consummation of such Acquisition and (B) such other financial information, financial analysis, documentation or other information relating to such proposed Acquisition as any Administrative Agent or any Lender shall reasonably request;

      (vi) the Borrower shall have delivered to the Administrative Agents a Pro Forma Compliance Certificate, calculated based upon the financial information delivered to the Administrative Agents pursuant to the immediately preceding clause (v), demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 (Financial Covenants) as of the most recent fiscal quarter for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b) (Financial Statements);

      (vii) on or prior to the date of such proposed Acquisition, the Administrative Agents shall have received, in form and substance reasonably satisfactory to the Administrative Agents, copies of the acquisition agreement, related Contractual Obligations and instruments and all opinions, certificates, lien search results and other documents reasonably requested by the Administrative Agents;

      (viii) (A) no Default or Event of Default shall have occurred and be continuing and (B) the representations and warranties made by the Loan Parties in this Agreement and each other Loan Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date;

      (ix) if such Acquisition involves the purchase of an interest in a partnership between the Borrower (or a Subsidiary of the Borrower) as a general partner and entities unaffiliated with the Borrower or such Subsidiary as the other partners, such transaction shall be effected by having such equity interest acquired by a corporate holding company directly or indirectly wholly-owned by the Borrower that shall be newly formed for the sole purpose of effecting such Acquisition; and

      (x) the Total Consideration paid by the Borrower or any Subsidiary for any such Acquisition shall not exceed (i) $50,000,000 individually for any such Acquisition (whether such Acquisition occurs in a single transaction or in a series of related transactions) or (ii) $150,000,000 in the aggregate for all such Acquisitions during any fiscal year of the Borrower and its Subsidiaries.

      "Permitted Investments" means, at any time, Investments by the Borrower and its Subsidiaries permitted to exist at such time pursuant to the terms of
Section 8.02 (Investments).

      "Permitted Liens" means, at any time, Liens in respect of Property of the Borrower and its Subsidiaries permitted to exist at such time pursuant to the terms of Section 8.01 (Liens).

      "Permitted Subordinated Indebtedness" means any unsecured Indebtedness of Borrower that (a) is expressly subordinated to the prior payment in full in cash of the Obligations on terms and conditions reasonably satisfactory to the Administrative Agents and in any event no less favorable to the Lenders than the terms and conditions set forth in the Existing Senior Subordinated Notes Indenture or the New Senior Subordinated Notes Indenture, (b) is not scheduled to mature prior to the date that is ninety-one (91) days after the scheduled Term Loan Maturity Date, (c) has no scheduled amortization or payments of principal prior to the Term Loan Maturity Date and (d) has covenant, default and remedy provisions no more restrictive, or mandatory prepayment, repurchase or redemption provisions no more onerous or expansive in scope, taken as a whole, than those set forth in the Existing Senior Subordinated Notes Indenture or the New Senior Subordinated Notes Indenture and in any event, such provisions to be reasonably acceptable to the Administrative Agents.

      "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "Physician Support Obligation" means a loan to or on behalf of, or a guarantee of indebtedness of a Qualified Physician made or given by the Borrower or any of its Subsidiaries, (a) in the ordinary course of its business and (b) pursuant to a written agreement having a term not to exceed five years.

      "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Internal Revenue Code or Title IV of ERISA, any ERISA Affiliate.

      "Pledge Agreement" means the Second Amended and Restated Pledge Agreement, dated as of the Closing Date, executed in favor of the Collateral Agent by each of the Loan Parties, as amended, restated, supplemented or otherwise modified from time to time.

      "Pledged Collateral" has the meaning given such term in the Pledge Agreement.

      "Pro Forma Basis" means, for purposes of calculating the financial covenants in Section 8.11 (Financial Covenants) (including for purposes of determining the Applicable Margin), that any Disposition, Involuntary Disposition or Acquisition shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such transaction for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b) (Financial Statements); provided that (a) with respect to any Disposition or Involuntary Disposition, (i) income statement and cash flow statement items (whether positive or negative) attributable to the Property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (ii) Indebtedness which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period and (b) with respect to any Acquisition, (i) income statement items attributable to the Person or Property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01 (Defined Terms) and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agents and (ii) any Indebtedness incurred or assumed by the Borrower or any Subsidiary (including the Person or Property acquired) in connection with such transaction and any Indebtedness of the Person or Property acquired which is not retired in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period and
(B) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

      "Pro Forma Compliance Certificate" means a certificate of a Responsible Officer of the Borrower containing reasonably detailed calculations of the financial covenants set forth in Section 8.11 (Financial Covenants) (i) as of the most recent fiscal quarter end for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b) (Financial Statements) after giving effect to the applicable transaction on a Pro Forma Basis and (ii) for each of the four fiscal quarters tested following the applicable Acquisition, commencing with the fiscal quarter during which such Acquisition was consummated, determined in the case of this clause (ii) based on the financial information furnished by the Borrower to the Administrative Agents pursuant to clause (v) of the definition of Permitted Acquisition.

      "Pro Rata Share" means or (other than in the expression "equally and ratably") "ratably" means, with respect to any Lender, (a) with respect to the Revolving Credit Facility, the percentage obtained by dividing (i) the Revolving Credit Commitment of such Lender by (ii) the Aggregate Revolving Credit Commitments of all Lenders (or, at any time after the Revolving Credit Termination Date, the percentage obtained by dividing the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to such Lender by the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to all Lenders) and (b) with respect to the Term Loan Facility, the percentage obtained by dividing (i) the Term Loan Commitment of such Lender by
(ii) the aggregate Term Loan Commitments of all Lenders (or, at any time after the Closing Date, the percentage obtained by dividing the principal amount of such Lender's Term Loans by the aggregate Term Loans of all Lenders).

      "Proceeds" has the meaning given to such term in the UCC.

      "Projections" means those financial projections dated as of the Closing Date, covering the fiscal years ending in 2005 through 2012 inclusive (and prepared on a quarterly basis through the end of fiscal year 2006), to be delivered to the Administrative Agents and the Lenders by the Borrower.

      "Property" means any interest of any kind in any property or asset, whether real, personal or mixed, or tangible or intangible.

      "Proposed Change" has the meaning specified in Section 11.01(c) (Amendments, Etc.).

      "PSI Surety" means PSI Surety, Inc., a Montana corporation.

      "Purchasing Lender" has the meaning specified in Section 11.16 (Sharing of Payments, Etc.).

      "Qualified Physicians" means one or more physicians or health care professionals providing service to patients in a health care facility owned, leased, operated or managed by the Borrower or any of its Subsidiaries.

      "Real Property" of any Person means the Land of such Person, together with the right, title and interest of such Person, if any, in and to the streets, the Land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land and any fixtures appurtenant thereto.

      "Redeemable Stock" has the meaning specified in the definition of clause
(g) of the definition of "Funded Indebtedness".

      "Register" has the meaning set forth in Section 2.11 (Evidence of Debt).

      "Reimbursement Obligations" means, as and when matured, the obligation of the Borrower or any other Loan Party to pay, on the date payment is made or scheduled to be made to the beneficiary under each such Letter of Credit (or at such other date as may be specified in the reimbursement agreement applicable to such Letter of Credit) and in the currency drawn (or in such other currency as may be specified in such reimbursement agreement, if any), all amounts of each draft and other requests for payments drawn under Letters of Credit, and all other matured reimbursement or repayment obligations of the Borrower or any other Loan Party to the L/C Issuer with respect to amounts drawn under Letters of Credit.

      "Reinvestment Deferred Amount" means, as the context requires, the Disposition/Involuntary Disposition Deferred Amount or the Equity Issuance Deferred Amount.

      "Reinvestment Event" means any Equity Issuance in connection with a proposed Permitted Acquisition, Disposition or Involuntary Disposition in respect of which the Borrower has delivered a Reinvestment Notice.

      "Reinvestment Notice" means a written notice executed by a Responsible Officer of the Borrower stating that no Default or Event of Default has occurred and is continuing and (i) in the case of any Disposition or Involuntary Disposition, that the Borrower (directly or indirectly through one of its Subsidiaries) intends and expects to use all or a specified portion of the Net Cash Proceeds of such Disposition or Involuntary Disposition to acquire replacement assets useful in its or one of its Subsidiaries' businesses or, in the case of an Involuntary Disposition, to effect repairs or (ii) in the case of any such Equity Issuance, that the Borrower (directly or indirectly through one of its Subsidiaries) intends and expects to use all or a specified portion of the Net Cash Proceeds of such Equity Issuance to finance all or a portion of a Permitted Acquisition.

      "Reinvestment Prepayment Amount" means, with respect to any Net Cash Proceeds of any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended or required to be expended pursuant to a Contractual Obligation entered into prior to the relevant Reinvestment Prepayment Date (i) in the case of any Disposition or Involuntary Disposition, to acquire replacement assets useful in the business of the Borrower or any of its Subsidiaries, or in the case of an Involuntary Disposition, to effect repairs or replacements or (ii) in the case of any Equity Issuance, to consummate the applicable Permitted Acquisition.

      "Reinvestment Prepayment Date" means, with respect to any Net Cash Proceeds of any Reinvestment Event, (i) in the case of any Disposition or Involuntary Disposition constituting a Reinvestment Event, the earlier of (a) the date occurring 365 days after such Reinvestment Event and (b) the date that is five Business Days after the date on which the Borrower shall have notified the Administrative Agents of the Borrower's determination not to acquire replacement assets useful in the Borrower's or a Subsidiary's business (or, in the case of an Involuntary Disposition, not to effect repairs) with all or any portion of the relevant Reinvestment Deferred Amount and (ii) in the case of any Equity Issuance constituting a Reinvestment Event, the earlier of (a) the date occurring 180 days after such Reinvestment Event and (b) the date that is five Business Days after the date on which the Borrower shall have notified the Administrative Agents of the Borrower's determination not to consummate the applicable Permitted Acquisition.

      "Related Documents" means the Ardent Acquisition Agreement, the Senior Bridge Credit Agreement, (following issuance of the New Senior Subordinated Notes) the New Senior Subordinated Notes Indenture, the Existing Senior Subordinated Notes Indenture and each other document and instrument executed with respect to either thereof.

      "Related Obligations" has the meaning specified in Section 10.09 (Collateral Matters Relating to Related Obligations).

      "Release" means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Hazardous Material into the indoor or outdoor environment or into or out of any property owned, leased or operated by such Person, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

      "Remedial Action" means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

      "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

      "Request for Credit Extension" means (a) with respect to a Borrowing, a Notice of Borrowing, (b) with respect to a conversion or continuation of Loans, a Notice of Conversion or Continuation, (c) with respect to an L/C Credit Extension, a Letter of Credit Application and (d) with respect to a Swing Line Loan, a Swing Line Loan Request.

      "Required Lenders" means, collectively, (a) on and after the Closing Date and on and prior to the Revolving Credit Termination Date, more than fifty percent (50%) of the sum of the aggregate outstanding amount of the Revolving Credit Commitments and the principal amount of all Term Loans then outstanding and (b) after the Revolving Credit Termination Date, more than fifty percent (50%) of the sum of the aggregate Revolving Credit Outstandings and the principal amount of all Term Loans then outstanding. A Defaulting Lender shall not be included for purposes of making a determination of Required Lenders.

      "Required Revolving Credit Lenders" means, collectively, Revolving Credit Lenders having more than fifty percent (50%) of the aggregate outstanding amount of the Revolving Credit Commitments or, after the Revolving Credit Termination Date, more than fifty percent (50%) of the aggregate Revolving Credit Outstandings. A Defaulting Lender shall not be included in the calculation of "Required Revolving Credit Lenders."

      "Required Term Loan Lenders" means, collectively, Term Loan Lenders having more than 50% of the aggregate outstanding amount of the Term Loan Commitments or, after the Closing Date, more than fifty percent (50%) of the principal amount of all Term Loans then outstanding.

      "Responsible Officer" means the chief executive officer, president, chief financial officer, or treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate,

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

partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

      "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock or of any option, warrant or other right to acquire any such Capital Stock.

      "Reverse Spin-Off" means the reverse spin-off transaction between AHS and Ardent LLC contemplated by the Ardent Acquisition Agreement to occur prior to the Closing Date pursuant to which AHS shall have transferred to Ardent LLC the Capital Stock of its subsidiaries and certain other assets and liabilities that do not constitute part of the Ardent Acquired Business.

      "Revolving Credit Borrowing" means a borrowing consisting of Revolving Loans made on the same day by the Revolving Credit Lenders ratably according to their respective Revolving Credit Commitments.

      "Revolving Credit Commitment" means, with respect to each Revolving Credit Lender, the commitment of such Revolving Credit Lender to make Revolving Loans and acquire interests in other Revolving Credit Outstandings in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Revolving Credit Lender's name on Schedule I (Commitments) under the caption "Revolving Credit Commitment," as amended to reflect each Assignment and Assumption executed by such Revolving Credit Lender and as such amount may be reduced pursuant to this Agreement.

      "Revolving Credit Facility" means the Revolving Credit Commitments and the provisions herein related to the Revolving Loans, Swing Line Loans and Letters of Credit.

      "Revolving Credit Facility Administrative Agent" has the meaning specified in the introductory paragraph to this Agreement.

      "Revolving Credit Lender" means each Lender that (a) has a Revolving Credit Commitment, (b) holds a Revolving Loan or (c) participates in any Letter of Credit.

      "Revolving Credit Termination Date" means the earliest of (a) the Scheduled Maturity Date, (b) the date of termination of all of the Aggregate Revolving Credit Commitments pursuant to Section 2.05 (Reduction and Termination of the Commitments) and (c) the date on which the Obligations become due and payable pursuant to Section 9.02 (Remedies Upon an Event of Default).

      "Revolving Credit Outstandings" means, at any particular time, the sum of
(a) the principal amount of the Revolving Loans outstanding at such time, (b) the L/C Obligations outstanding at such time and (c) the principal amount of the Swing Line Loans outstanding at such time.

      "Revolving Loan" has the meaning specified in Section 2.01(a) (Revolving Credit Commitments).

      "Revolving Note" means a promissory note of the Borrower payable to the order of any Revolving Credit Lender in a principal amount equal to the amount of such Revolving Credit Lender's Revolving Credit Commitment evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Loans owing to such Revolving Credit Lender.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies,

Inc. and any successor thereto.

      "Sarbanes-Oxley Act" means the United States Sarbanes-Oxley Act of 2002.

      "Sale and Leaseback Transaction" means, with respect to the Borrower or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby the Borrower or such Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

      "Scheduled Maturity Date" means December 21, 2009.

      "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

      "Secured Parties" means the Lenders, the L/C Issuer, each Administrative Agent, the Collateral Agent and any other holder of any Obligation.

      "Securities Account" has the meaning given to such term in the UCC.

      "Securities Account Control Agreement" means a letter agreement, in form and substance satisfactory to the Agents, executed by the relevant Loan Party, the Collateral Agent and the relevant Approved Securities Intermediary.

      "Securitization Transaction" means any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which the Borrower or any Subsidiary may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of any Person.

      "Security Agreement" means the Second Amended and Restated Security Agreement, dated as of the Closing Date, executed in favor of the Collateral Agent for the benefit of the Secured Parties by each of the Loan Parties, as amended, restated, supplemented or otherwise modified from time to time.

      "Selling Lender" has the meaning specified in Section 11.16 (Sharing of Payments, Etc.).

      "Senior Bridge Credit Agreement" means the Credit Agreement for the Senior Bridge Facility, dated as of the date of this Agreement, among the Borrower, the Subsidiaries party thereto as guarantors, the lenders party thereto and CNAI, as administrative agent.

      "Senior Bridge Facility" means a senior term loan facility to the Borrower in an aggregate principal amount of $150,000,000.

      "Senior Bridge Loans" means (x) the senior loans to be made pursuant to the Senior Bridge Credit Agreement on the Closing Date in an aggregate principal amount of $150,000,000 with a maturity date of 1 year following the Closing Date and (y) any such loans which are extended until the tenth anniversary of the Closing Date pursuant to the Senior Bridge Credit Agreement.

      "Senior Subordinated Notes" means, collectively, the Existing Senior Subordinated Notes and the New Senior Subordinated Notes.

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

      "Senior Subordinated Notes Documents" means, collectively, the Existing Senior Subordinated Notes Documents and the New Senior Subordinated Notes Documents.

      "Senior Subordinated Notes Indentures" means, collectively, the Existing Senior Subordinated Notes Indenture and the New Senior Subordinated Notes Indenture.

      "Social Security Act" means the Social Security Act of 1965 as set forth in Title 42 of the United States Code, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time.

      "Solvent" means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

      "Special Purpose Vehicle" means any special purpose funding vehicle identified as such in writing by any Lender to the applicable Administrative Agent.

      "Specified Leased Property" means (i) the Facility leased by Columbus Hospital, LLC located at Columbus Hospital, Columbus, Indiana and (ii) any other Real Estate leased by any Loan Party for which the monthly rental obligations do not exceed $20,000.

      "Subordinated Indebtedness" means (a) the New Senior Subordinated Notes,
(b) the Existing Senior Subordinated Notes and (c) any other Indebtedness of the Borrower or any Subsidiary which by its terms is subordinated to the Obligations in a manner and to an extent acceptable to the Administrative Agents.

      "Subordinated Indebtedness Documents" means (a) the New Senior Subordinated Notes Documents, when issued, (b) the Existing Senior Subordinated Notes Documents and (c) all other documents, agreements and instruments governing any Subordinated Indebtedness.

      "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Capital Stock having ordinary voting power for the election of directors or other governing body (other than Capital Stock having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

      "Substitute Institution" has the meaning specified in Section 3.07(a) (Substitution of Lenders).

      "Substitution Notice" has the meaning specified in Section 3.07(a) (Substitution of Lenders).

      "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

      "Swap Termination Value" means, in respect of any Swap Contract, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contract, (a) for any date on or after the date such Swap Contract has been closed out and a termination value is determined in accordance therewith, such termination value, and (b) for any date prior to the date referenced in clause (a), the amount determined as the market-to-market value for such Swap Contract, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contract (which may include a Lender or any Affiliate of a Lender).

      "Swing Line Lender" means Bank of America, in its capacity as provider of Swing Line Loans or any successor swing line lender hereunder that is approved by the Revolving Credit Facility Administrative Agent and the Borrower and agrees to become bound by the terms of this Agreement applicable to the Swing Line Lender pursuant to an agreement in form and substance satisfactory to the Revolving Credit Facility Administrative Agent and the Borrower.

      "Swing Line Loan" has the meaning specified in Section 2.04(a) (The Swing
Line).

      "Swing Line Loan Request" means a notice of a Borrowing of Swing Line Loans pursuant to Section 2.04(b) (Borrowing Procedures), which, if in writing, shall be substantially in the form of Exhibit B (Form of Swing Line Loan Request).

      "Swing Line Note" means a promissory note of the Borrower payable to the order of the Sing Line Lender in a principal amount equal to the amount of the Swing Line Loan owing to such Lender.

      "Swing Line Sublimit" means an amount equal to the lesser of (a) $5,000,000 or (b) the Aggregate Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.

      "Syndication Completion Date" means the earlier of (i) the date on which the Arrangers shall have determined that the primary syndication of the Revolving Credit Facility and the Term Loan Facility has been completed and (ii) July 31, 2005.

      "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP.

      "Term Loan" has the meaning specified in Section 2.01(b) (Term Loan Commitments).

      "Term Loan Borrowing" means a borrowing consisting of Term Loans made on the same day by the Term Loan Lenders ratably according to their respective Term Loan Commitments.

      "Term Loan Commitment" means, with respect to each Term Loan Lender, the commitment of such Lender to make Term Loans to the Borrower in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I (Commitments) under the caption "Term Loan Commitment" as amended to reflect each Assignment and Assumption executed by such Lender and as such amount may be reduced pursuant to this Agreement.

      "Term Loan Facility" means the Term Loan Commitments and the provisions herein related to the Term Loans.

      "Term Loan Facility Administrative Agent" has the meaning specified in the introductory paragraph to this Agreement.

      "Term Loan Lender" means each Lender that has a Term Loan Commitment or that holds a Term Loan.

      "Term Loan Maturity Date" means the seventh anniversary of the Closing
Date.

      "Term Loan Note" means a promissory note of the Borrower payable to the order of any Term Loan Lender in a principal amount equal to the amount of the Term Loan owing to such Lender.

      "Threshold Amount" means $5,000,000.

      "Total Consideration" means, with respect to any Acquisition, all cash and non-cash consideration, including the amount of Indebtedness assumed, the amount reasonably anticipated to be payable in connection with any deferred purchase price obligation (including any earn-out obligation) as determined by the Borrower in good faith at the time of the consummation of such Acquisition, and the value of any Capital Stock of the Borrower issued to the seller.

      "Total Revolving Outstandings" means the aggregate Outstanding Amount of all Revolving Loans, all Swing Line Loans and all L/C Obligations.

      "Transactions" means, collectively, the transactions contemplated in connection with the Reverse Spin-Off, the amendment and restatement of the Existing Credit Agreement pursuant to this Agreement, the borrowing of the Senior Bridge Loans and the execution, delivery and performance by the Loan Parties of the Senior Bridge Credit Agreement, (following the Closing Date) the refinancing in full of the Senior Bridge Facility from the issuance and sale of the New Senior Subordinated Notes (or other Subordinated Indebtedness permitted by Section 8.13(c) (Prepayment of Other Indebtedness; Modification of Debt Agreements), the AHS Tender Offer, the Closing Date Equity Issuance, the initial Borrowing of the Loans and other Credit Extensions under this Agreement, the Ardent Acquisition and the payment of related fees and expenses.

      "TRICARE" means the United States Department of Defense health care program for service families (including TRICARE Prime, TRICARE Extra and TRICARE Standard), and any successor or predecessor thereof.

      "Trigger Date" means the later of (x) receipt by the Administrative Agents of the quarterly financial statements for the fiscal quarter ending on June 30, 2005 pursuant to Section 7.01 (b) (Financial Statements) and (y) the date on which all Indebtedness under the Senior Bridge Facility (including any Exchange Notes) has been repaid in full.

      "Type" means, with respect to any Loan, its character as a Base Rate Loan or a Eurodollar Rate

Loan.

      "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent's and the Secured Parties' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

      "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Internal Revenue Code for the applicable plan year.

      "United States" and "U.S." mean the United States of America.

      "Unreimbursed Amount" has the meaning set forth in Section 2.03(c)(i) (Drawings and Reimbursements; Funding of Participations).

      "Unused Commitment Fee" has the meaning specified in Section 2.12(a) (Unused Commitment Fee).

      "Unused Commitment Fee Rate" means 0.50% per annum.

      "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency; provided, that for purposes of Section 7.15 (Additional Collateral), the term "Voting Stock" means, as to any issuer of Capital Stock, the issued and outstanding shares of each class of Capital Stock or other ownership interests of such issuer entitled to vote (within the meaning of Treasury Regulations Section 1.956-2(c)(2)).

      "Wholly Owned Subsidiary" means any Person 100% of whose Capital Stock is at the time owned by the Borrower directly or indirectly through other Persons 100% of whose Capital Stock is at the time owned, directly or indirectly, by the Borrower.

      "Working Capital" means, for any Person at any date, the amount, if any, by which the Consolidated Current Assets of such Person at such date exceeds the Consolidated Current Liabilities of such Person at such date.

1.02 OTHER INTERPRETIVE PROVISIONS.

      With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

            (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

            (b) (i) The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

                  (i) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

                  (ii) The term "including" is by way of example and not
            limitation.

                  (iii) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

            (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

            (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

            (e) Upon the appointment of any successor Revolving Credit Facility Administrative Agent pursuant to Section 10.07 (Successor Agents), references to Bank of America with respect to the role of Revolving Credit Facility Administrative Agent in Section 10.04 (The Agents Individually) shall be deemed to refer to the financial institution then acting as the Term Loan Facility Administrative Agent or one of its Affiliates if it so designates.

            (f) Upon the appointment of any successor Term Loan Facility Administrative Agent pursuant to Section 10.07 (Successor Agents), references to CNAI in Section 10.4 (The Agents Individually) and to Citigroup in the definition of Base Rate and to Citibank in the definition of Eurodollar Rate shall be deemed to refer to the financial institution then acting as the Term Loan Facility Administrative Agent or one of its Affiliates if it so designates.

            (g) Upon the appointment of any successor Collateral Agent pursuant to Section 10.07 (Successor Agents), references to Bank of America with respect to the role of Collateral Agent in Section 10.4 (The Agents Individually) shall be deemed to refer to the financial institution then acting as the Collateral Agent or one of its Affiliates if it so designates.

1.03  ACCOUNTING TERMS.

      (a) Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the most recent audited financial statements of the Borrower and its Subsidiaries delivered pursuant to Section 7.01(a) (Financial Statements); provided, however, that calculations of Attributable Indebtedness under any Synthetic Lease or the implied interest component of any Synthetic Lease shall be made by the Borrower in accordance with accepted financial practice and consistent with the terms of such Synthetic Lease.

      (b) Together with each Compliance Certificate, the Borrower will provide a written summary of any changes in GAAP that materially impact the calculation of the financial covenants in Section 8.11 (Financial Covenants) contained in such Compliance Certificate. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agents, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, however, that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agents and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

      (c) Notwithstanding the above, the parties hereto acknowledge and agree that all calculations of the financial covenants in Section 8.11 (Financial Covenants) (including for purposes of determining compliance with such financial covenants and determining the Applicable Margin) shall be made on a Pro Forma Basis.

1.04  ROUNDING.

      Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05  REFERENCES TO AGREEMENTS AND LAWS.

      Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by this Agreement or any other Loan Document;
(b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law; and
(c) references to any statute shall be to such statute as amended or modified from time to time and to any successor legislation thereto, in each case as in effect at the time any such reference is operative.

1.06  TIMES OF DAY.

      Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.07  LETTER OF CREDIT AMOUNTS.

      Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

                                   ARTICLE II

                      THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 THE COMMITMENTS.

      (a) Revolving Credit Commitments. On the terms and subject to the conditions contained in this Agreement, each Revolving Credit Lender severally agrees to make loans in Dollars (each a "Revolving Loan") to the Borrower from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding for all such loans by such Revolving Credit Lender not to exceed such Revolving Credit Lender's Revolving Credit Commitment; provided, however, that at no time shall any Revolving Credit Lender be obligated to make a Revolving Loan in excess of such Revolving Credit Lender's Pro Rata Share of the Available Credit. Within the limits of the Revolving Credit Commitment of each Revolving Credit Lender, amounts of Revolving Loans repaid may be reborrowed under this Section 2.01. From and including the Closing Date, the "Revolving Commitments" (under and as defined in the Existing Credit Agreement) of each Revolving Credit Lender pursuant to the Existing Credit Agreement shall be deemed Revolving Credit Commitments under this Agreement in the respective amounts provided herein.

      (b) Term Loan Commitments. On the terms and subject to the conditions contained in this Agreement, each Term Loan Lender severally agrees to make a loan (each a "Term Loan") in Dollars to the Borrower on the Closing Date, in an amount not to exceed such Lender's Term Loan Commitment. Amounts of Term Loans repaid or prepaid may not be reborrowed.

2.02 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS.

      (a) Each Borrowing shall be made on notice given by the Borrower to the applicable Administrative Agent not later than 11:00 a.m. (i) on the date of the Proposed Borrowing, in the case of a Borrowing of Base Rate Loans and (ii) on the date which is three Business Days prior to the date of the proposed Borrowing, in the case of a Borrowing of Eurodollar Rate Loans. Each such notice shall be in substantially the form of Exhibit A (Form of Notice of Borrowing) (a "Notice of Borrowing"), specifying, (A) the date of such proposed Borrowing (which, in the case of the Term Loan Borrowing, shall be the Closing Date), (B) the aggregate amount of such proposed Borrowing, (C) whether any portion of the proposed Borrowing will be of Base Rate Loans or Eurodollar Rate Loans and (D) for each Eurodollar Rate Loan, the initial Interest Period or Periods thereof. Loans shall be made as Base Rate Loans unless, subject to Sections 3.02 (Illegality), 3.03 (Determination of Rates; Inability to Determine Rates), 3.04 (Increased Cost and Reduced Return; Capital Adequacy) or 3.05 (Funding Losses), the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans. Notwithstanding anything to the contrary contained in
Section 2.04 (Swing Line Loans), if any Notice of Borrowing requests a Borrowing of Base Rate Loans, the Swing Line Lender may make a Swing Line Loan available to the Borrower in an aggregate amount not to exceed such proposed Borrowing, and the aggregate amount of the corresponding proposed Borrowing shall be reduced accordingly by the principal amount of such Swing Line Loan; provided, that no such reduction shall cause the corresponding proposed Borrowing to fail to meet the requirements of the next sentence. Each Revolving Credit Borrowing shall be in an aggregate amount of not less than $1,000,000 or an integral multiple of $100,000 in excess thereof. Each Term Loan Borrowing shall be in an aggregate amount of not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof.

            (i) In the case of any Revolving Credit Borrowings, the Revolving Credit Facility Administrative Agent shall give to each Revolving Credit Lender prompt notice of the Revolving Credit Facility Administrative Agent's receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are

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

properly requested in such Notice of Borrowing, the applicable interest rate determined pursuant to Section 3.03(a) (Determination of Rates; Inability to Determine Rates). Each Revolving Credit Lender shall, before 12:00 p.m. on the date of the proposed Borrowing, make available to the Revolving Credit Facility Administrative Agent at its Administrative Agent's Office, in immediately available funds, such Revolving Credit Lender's Pro Rata Share of such proposed Borrowing. Upon fulfillment (or due waiver in accordance with Section 11.01 (Amendments, Etc.)) (i) on the Closing Date, of the applicable conditions set forth in Section 5.01 (Conditions Precedent to Initial Credit Extensions) and
(ii) at any time (including the Closing Date), of the applicable conditions set forth in Section 5.02 (Conditions Precedent to Each Credit Extension), and after the Revolving Credit Facility Administrative Agent's receipt of such funds, the Revolving Credit Facility Administrative Agent shall make such funds available to the Borrower.

            (ii) In the case of any Term Loan Borrowings, the Term Loan Facility Administrative Agent shall give to each Term Loan Lender prompt notice of the Term Loan Facility Administrative Agent's receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate determined pursuant to Section 3.03 (Determination of Interest Rates; Inability to Determine Rates); provided, however, that no Eurodollar Rate Loan shall be permitted to have an Interest Period that is longer than one week at any time prior to the Syndication Completion Date. Each Term Loan Lender shall, before 11:00 a.m. on the date of the proposed Borrowing, make available to the Term Loan Facility Administrative Agent at its Administrative Agent's Office, in immediately available funds, such Term Loan Lender's Pro Rata Share of such proposed Borrowing. Upon fulfillment (or due waiver in accordance with Section 11.01 (Amendments, Etc.)) on the Closing Date of the applicable conditions set forth in Section 5.01 (Conditions Precedent to Initial Credit Extensions) and Section 5.02 (Conditions Precedent to Each Credit Extension), and after the Term Loan Facility Administrative Agent's receipt of such funds, the Term Loan Facility Administrative Agent shall make such funds available to the Borrower.

      (b) Unless the applicable Administrative Agent shall have received notice from any applicable Lender prior to the date of any proposed Borrowing that such Lender will not make available to such Administrative Agent such Lender's Pro Rata Share of such Borrowing (or any portion thereof), such Administrative Agent may assume that such Lender has made such Pro Rata Share available to such Administrative Agent on the date of such Borrowing in accordance with this
Section 2.02 and such Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Pro Rata Share available to the applicable Administrative Agent, such Lender and the Borrower severally agree to repay to the applicable Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the applicable Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate for the first Business Day and thereafter at the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender shall repay to the applicable Administrative Agent such corresponding amount, such corresponding amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. If the Borrower shall repay to the applicable Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to the Borrower.

      (d) The failure of any Lender to make on the date specified any Loan or any payment required by it (such Lender being a "Defaulting Lender"), including any payment in respect of its participation in Swing Line Loans and L/C Obligations, shall not relieve any other Lender of its obligations to make such Loan or payment on such date but no such other Lender shall be responsible for the failure of any Defaulting Lender to make a Loan or payment required under this Agreement.

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2.03 LETTERS OF CREDIT.

      (a)   The Letter of Credit Commitment.

            (i) On the terms and subject to the conditions contained in this Agreement,

                  (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit in Dollars for the account of the Borrower or any Loan Party, and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b) (Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit) below, and (2) to honor drafts under the Letters of Credit; and

                  (B) the Revolving Credit Lenders severally agree to
            participate in Letters of Credit issued for the account of the Borrower or any of its Subsidiaries; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Revolving Credit Lender shall be obligated to participate in any Letter of Credit if, after giving effect to such L/C Credit Extension, (x) the Total Revolving Outstandings would exceed the Aggregate Revolving Credit Commitments, (y) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Credit Lender, plus such Revolving Credit Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans would exceed such Revolving Credit Lender's Revolving Credit Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

            (ii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

                  (A) any order, judgment or decree of any Governmental
            Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

                  (B) subject to Section 2.03(b)(iii) below, the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

                  (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

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

                  (D) the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer; or

                  (E) such Letter of Credit is in an initial amount less than
            $100,000 or is to be denominated in a currency other than Dollars.

                  (F) a default of any Revolving Lender's obligations to fund pursuant to Section 2.03(c) (Drawings and Reimbursements; Funding of Participations) exists or any Revolving Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Borrower or such Revolving Lender to eliminate the L/C Issuer's risk with respect to such Revolving Lender.

            (iii) The L/C Issuer shall not be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

            (iv) The L/C Issuer shall not be under any obligation to issue or amend any Letter of Credit if such L/C Issuer has received written notice from any Lender, any Administrative Agent or any Loan Party, on or prior to the Business Day prior to the requested date of issuance or amendment of such Letter of Credit, that one or more applicable conditions contained in Article V (Conditions Precedent) shall not then be satisfied.

      (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

            (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Revolving Credit Facility Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by such L/C Issuer and the Revolving Credit Facility Administrative Agent not later than 11:00 a.m. at least three Business Days (or such later date and time as such L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof;
      (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the applicable L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable L/C Issuer may reasonably require.

            (ii) Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Revolving Credit Facility Administrative Agent (by telephone or in writing) that such Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide such Administrative Agent with a copy thereof. Upon receipt by such L/C Issuer of confirmation from the Revolving Credit

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

      Facility Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in each Letter of Credit issued by such L/C Issuer in an amount equal to the product of such Revolving Credit Lender's Pro Rata Share times the amount of such Letter of Credit.

            (iii) If the Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer shall issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided that any such Auto-Renewal Letter of Credit must permit such L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) such L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) such L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii)(The Letter of Credit Commitment) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Nonrenewal Notice Date (I) from the Revolving Credit Facility Administrative Agent that the Required Lenders have elected not to permit such renewal or (II) from the Revolving Credit Facility Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 5.02 (Conditions Precedent to Each Credit Extension) is not then satisfied.

            (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Revolving Credit Facility Administrative Agent a true and complete copy of such Letter of Credit or amendment.

      (c) Drawings and Reimbursements; Funding of Participations.

            (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Revolving Credit Facility Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse such L/C Issuer through the Revolving Credit Facility Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse such L/C Issuer by such time, the Revolving Credit Facility Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Revolving Credit Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section
      2.02 (Borrowings, Conversions
      and Continuations of Loans) for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Credit Commitments and the conditions set forth in Section 5.02 (Conditions Precedent to Each Credit Extension) (other than the delivery of a Notice of Borrowing). Any notice given by the L/C Issuer or the Revolving Credit Facility Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

            (ii) Each Revolving Credit Lender (including the Revolving Credit Lender acting as the applicable L/C Issuer) shall, upon any notice pursuant to Section 2.03(c)(i) above, make funds available to the Revolving Credit Facility Administrative Agent for the account of the applicable L/C Issuer at the Administrative Agent's Office of the Revolving Credit Facility Administrative Agent in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Revolving Credit Facility Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii) below, each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Revolving Credit Facility Administrative Agent shall remit the funds so received to the L/C Issuer.

            (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 5.02 (Conditions Precedent to Each Credit Extension) cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender's payment to the Revolving Credit Facility Administrative Agent for the account of such L/C Issuer pursuant to Section 2.03(c)(ii) above shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Credit Lender in satisfaction of its participation obligation under this Section 2.03.

            (iv) Until each Revolving Credit Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Credit Lender's Pro Rata Share of such amount shall be solely for the account of the applicable L/C Issuer.

            (v) Each Revolving Credit Lender's obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against such L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender's obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 5.02 (Conditions Precedent to Each Credit Extension) (other than delivery by the Borrower of a Notice of Borrowing). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

            (vi) If any Revolving Credit Lender fails to make available to the Revolving Credit

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

      Facility Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in
      Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Revolving Credit Lender (acting through the Revolving Credit Facility Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of such L/C Issuer submitted to any Revolving Credit Lender (through the Revolving Credit Facility Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

      (d) Repayment of Participations.

            (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Revolving Credit Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Revolving Credit Facility Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Revolving Credit Facility Administrative Agent), the Revolving Credit Facility Administrative Agent will distribute to such Revolving Credit Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's L/C Advance was outstanding) in the same funds as those received by the Revolving Credit Facility Administrative Agent.

            (ii) If any payment received by the Revolving Credit Facility Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.06 (Marshalling; Payments Set Aside) (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Revolving Credit Facility Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Revolving Credit Facility Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Credit Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

      (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit issued by such L/C Issuer and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

            (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, any other Loan Document or any other agreement or instrument relating thereto;

            (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

            (iii) any draft, demand, certificate or other document presented under such Letter of

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

      Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

            (iv) any payment by such L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

            (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

      The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against such L/C Issuer and its correspondents unless such notice is given as aforesaid.

      (f) Role of L/C Issuer. Each Revolving Credit Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person or any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for
(i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct by such L/C Issuer; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that notwithstanding anything to the contrary in such clauses, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer's willful misconduct or gross negligence or such L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit issued by it. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

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

      (g) Cash Collateral. Upon the request of the Revolving Credit Facility Administrative Agent, (i) if an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to the Collateral Agent, for the benefit of the L/C Issuer and the Revolving Credit Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the applicable L/C Issuer (which documents are hereby consented to by the Revolving Credit Lenders) in an amount equal to the Outstanding Amount of L/C Obligations. The Borrower hereby grants to the Collateral Agent, for the benefit of the L/C Issuer and the Revolving Credit Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in one or more Deposit Accounts subject to a Deposit Account Control Agreement.

      (h) Applicability of ISP98. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

      (i) Letter of Credit Fees. The Borrower shall pay to the Revolving Credit Facility Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit equal to (i) the Applicable Margin applicable to Revolving Loans that are Eurodollar Rate Loans multiplied by (ii) the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such Letter of Credit fees shall be computed on a quarterly basis in arrears. Such Letter of Credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Margin during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

      (j) Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account the fees specified in
Section 2.12 (Fees).

      (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

2.04 SWING LINE LOANS.

      (a) The Swing Line. On the terms and subject to the conditions contained in this Agreement, the Swing Line Lender agrees to make loans (each such loan, a "Swing Line Loan") to the Borrower in Dollars from time to time on any Business Day from the date hereof until the Revolving Credit Termination Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Loans and L/C Obligations of the Swing Line Lender in its capacity as a Revolving Credit Lender, may exceed the amount of such Revolving Credit Lender's Revolving Credit Commitment; provided, however, that after giving effect to any Borrowing of Swing Line Loans, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Credit

Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Credit Lender, plus such Revolving Credit Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender's Revolving Credit Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the limits set forth in this clause (a), amounts of Swing Line Loans repaid may be reborrowed under this clause (a). Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender's Pro Rata Share multiplied by the amount of such Swing Line Loan.

      (b) Borrowing Procedures. Each Borrowing of Swing Line Loans shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Revolving Credit Facility Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Revolving Credit Facility Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum principal amount of $100,000, or a whole multiple of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Revolving Credit Facility Administrative Agent of a written Swing Line Loan Request, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Request, the Swing Line Lender will confirm with the Revolving Credit Facility Administrative Agent (by telephone or in writing) that the Revolving Credit Facility Administrative Agent has also received such Swing Line Loan Request and, if not, the Swing Line Lender will notify the Revolving Credit Facility Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Revolving Credit Facility Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Borrowing of Swing Line Loans (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a) (The Swing Line), or (B) that one or more of the applicable conditions specified in Article V (Conditions Precedent) is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Request, make the amount of its Swing Line Loan available to the Borrower.

      (c) Refinancing of Swing Line Loans.

            (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably requests and authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Revolving Credit Lender's Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Notice of Borrowing for purposes hereof) and in accordance with the requirements of Section
      2.02 (Borrowings, Conversions and Continuations of Loans), without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Credit Commitments and the conditions set forth in Section 5.02 (Conditions Precedent to Each Credit Extension). The Swing Line Lender shall furnish the Borrower with a copy of the applicable Notice of Borrowing promptly after delivering such notice to the Revolving Credit Facility Administrative Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Notice of Borrowing available to the Revolving Credit Facility Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office of the Revolving Credit Facility Administrative Agent not later than 1:00 p.m. on the day specified in such Notice of Borrowing, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Revolving Credit Facility Administrative Agent shall remit the funds so received to the Swing Line Lender.

            (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing of Revolving Loans in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender's payment to the Revolving Credit Facility Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

            (iii) If any Revolving Credit Lender fails to make available to the Revolving Credit Facility Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Credit Lender (acting through the Revolving Credit Facility Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Revolving Credit Lender (through the Revolving Credit Facility Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

            (iv) Each Revolving Credit Lender's obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right that such Revolving Credit Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender's obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section
      5.02 (Conditions Precedent to Each Credit Extension). No such purchase or funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

      (d) Repayment of Participations.

            (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

            (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section
      11.06 (Marshalling; Payments Set Aside) (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Revolving Credit Facility Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Revolving Credit Facility Administrative Agent will make such demand upon the request of the Swing Line Lender.

      (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Revolving Loans that are Base Rate Loans or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender's Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

      (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05 REDUCTION AND TERMINATION OF THE COMMITMENTS

      (a) The Borrower may, upon at least three Business Days' prior notice to the applicable Administrative Agent, terminate in whole or reduce in part ratably the unused portions of the respective Revolving Credit Commitments of the Revolving Credit Lenders or, prior to the Closing Date, the unused portions of the Term Loan Commitments of the Term Loan Lenders; provided, however, that each partial reduction shall be in an aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. The amount of any Term Loan Commitment that is not borrowed on the Closing Date shall thereafter be terminated. In addition, all outstanding Revolving Credit Commitments shall terminate on the Revolving Credit Termination Date.

      (b) The then current Aggregate Revolving Credit Commitments shall be reduced on each date on which a prepayment of Revolving Loans or Swing Line Loans is made or required to be made pursuant to Section 2.08 (Mandatory Prepayments) (or would be required to be made had the then outstanding Revolving Loans and Swing Line Loans equaled the Aggregate Revolving Credit Commitments then in effect), in each case in the amount of such prepayment (or deemed prepayment) (and the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by its Pro Rata Share of such amount).

2.06 REPAYMENT OF LOANS.

      (a) The Borrower promises to repay the entire unpaid principal amount of the Revolving Loans and the Swing Line Loans on the Revolving Credit Termination Date.

      (b) The Borrower promises to repay to the Swing Line Lender, each Swing Line Loan on the earlier to occur of (i) written demand by the Swing Line Lender and (ii) the Revolving Credit Termination Date.

      (c) The Borrower promises to repay the Term Loans at the dates and in the amounts set forth below:

       Date                                                                      Amount
------------------                                                            ------------
September 30, 2005                                                            $    812,500

December 31, 2005                                                             $    812,500

March 31, 2006                                                                $    812,500

June 30, 2006                                                                 $    812,500

September 30, 2006                                                            $    812,500

December 31, 2006                                                             $    812,500

March 31, 2007                                                                $    812,500

June 30, 2007                                                                 $    812,500

September 30, 2007                                                            $    812,500

December 31, 2007                                                             $    812,500

March 31, 2008                                                                $    812,500

June 30, 2008                                                                 $    812,500

September 30, 2008                                                            $    812,500

December 31, 2008                                                             $    812,500

March 31, 2009                                                                $    812,500

June 30, 2009                                                                 $    812,500

September 30, 2009                                                            $    812,500

December 31, 2009                                                             $    812,500

March 31, 2010                                                                $    812,500

June 30, 2010                                                                 $    812,500

September 30, 2010                                                            $    812,500

December 31, 2010                                                             $    812,500

March 31, 2011                                                                $    812,500

June 30, 2011                                                                 $    812,500

September 30, 2011                                                            $    812,500

December 31, 2011                                                             $    812,500

March 31, 2012                                                                $    812,500

July 1, 2012                                                                  $303,062,500

provided, however, that the Borrower shall repay the entire unpaid principal amount of the Term Loans on the Term Loan Maturity Date.

2.07 OPTIONAL PREPAYMENTS.

      (a) Revolving Loans; Swing Line Loans. The Borrower may prepay the outstanding principal amount of the Revolving Loans and Swing Line Loans in whole or in part at any time; provided, however, that if any prepayment of any Eurodollar Rate Loan is made by the Borrower other than on the last day of an Interest Period for such Loan, the Borrower shall also pay any amount owing pursuant to Section 3.05 (Funding Losses); and provided, further, that each partial prepayment of (i) Revolving Loans shall be in an aggregate amount not less than $5,000,000 or integral multiples of $1,000,000 in excess thereof and
(ii) Swing Line Loans shall be in an aggregate amount not less than $100,000 or integral multiples of $100,000 in excess thereof.

      (b) Term Loans. The Borrower may, upon at least three Business Days' prior notice to the Term Loan Facility Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Term Loans, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that if any prepayment of any Eurodollar Rate Loan is made by the Borrower other than on the last day of an Interest Period for such Loan, the Borrower shall also pay any amounts owing pursuant to Section 3.05 (Funding Losses); and provided, further, that each partial prepayment shall be in an aggregate amount not less than $5,000,000 or integral multiples of $1,000,000 in excess thereof and that any such partial prepayment shall be applied to reduce ratably the remaining installments of such outstanding principal amount of the Term Loans in the stated order of their maturities. Upon the giving of such notice of prepayment, the principal amount of the Term Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

      (c) The Borrower shall not voluntarily prepay the principal amount of any Revolving Loan or any Term Loan other than as provided in this Section 2.07.

2.08 MANDATORY PREPAYMENTS.

      (a) Upon receipt by the Borrower or any of its Subsidiaries of

            (i) (x) Net Cash Proceeds arising from any Disposition, Involuntary Disposition, Debt Issuance or (y) without duplication, Extraordinary Receipts, in each case, the Borrower shall immediately prepay the Loans (or Cash Collateralize the Letters of Credit) in an amount equal to 100% of such Net Cash Proceeds or

            (ii) Net Cash Proceeds arising from any Equity Issuance, the Borrower shall immediately prepay the Loans (or Cash Collateralize the Letters of Credit) in an amount equal to 50% of such Net Cash Proceeds. Any such mandatory prepayment shall be applied in accordance with clause (c) below;

provided, however, that:

                  (A) no Net Cash Proceeds of any Equity Issuance or any Debt
            Issuance shall be applied to prepay the Loans to the extent that such Net Cash Proceeds are required to prepay the Senior Bridge Loans pursuant to the Senior Bridge Credit Agreement or to redeem or purchase any Exchange Securities (if issued) pursuant to the Exchange Indenture;

                  (B) no Net Cash Proceeds of any Equity Issuance shall be
            required to be applied to prepay the Loans to the extent that they are directly applied by the Borrower to repay, redeem or purchase any Senior Subordinated Notes or other Subordinated Indebtedness; provided, however, that such Net Cash Proceeds may only be so applied pursuant to this clause (B) if, immediately after giving effect to such repayment, redemption or purchase, the Consolidated Total Leverage Ratio shall be less than 4.50:1;

                  (C) in the case of any Net Cash Proceeds arising from any (I)
            Equity Issuance made to finance a Permitted Acquisition, (II) Disposition or (III) Involuntary Disposition, (X) if the Borrower shall have delivered a Reinvestment Notice with respect to such Net Cash Proceeds, no prepayment shall be required under this Section 2.08(a) with respect to the Net Cash Proceeds of such Reinvestment Event until the applicable Reinvestment Prepayment Date and (Y) on the applicable Reinvestment Prepayment Date, the Borrower shall prepay the Loans (or Cash Collateralize the Letters of Credit) in an amount equal to the Reinvestment Prepayment Amount applicable to such Reinvestment Event, if any, on the Reinvestment Prepayment Date with respect to such Reinvestment Event, which mandatory prepayment shall be applied in accordance with clause (c) below;

                  (D) the Borrower shall not be required to make a prepayment pursuant to this Section 2.08(a) with the Net Cash Proceeds arising from the Disposition or Involuntary Disposition of any Property that is subject to (I) a HUD Financing or (II) other Indebtedness that is secured by a Lien on such Property that is prior to the Lien of the Collateral Agent, in each case to the extent that the Borrower or the applicable Subsidiary is required pursuant to the documentation governing such HUD Financing or other Indebtedness to apply such Net Cash Proceeds to prepay such HUD Financing or other Indebtedness; and

                  (E) nothing in this Section 2.08 shall be construed to permit
            (or be a consent to) the issuance or incurrence of any Indebtedness or Equity Securities, the Disposition of any Property or the Involuntary Disposition of any Property that is not, in any such case, otherwise permitted by this Agreement.

      (b) The Borrower shall prepay the Loans within 95 days after the last day of each fiscal year commencing with the fiscal year ending on or about December 31, 2006, in an amount equal to 50% of Excess Cash Flow for such fiscal year; provided, however, that (x) if the Consolidated Total Leverage Ratio is less than 4.5:1.00 as of the last day of the four fiscal quarter period most recently ended, such percentage shall be reduced to 25% and (y) if the Consolidated Total Leverage Ratio is less than 3.5:1.00 as of the last day of the four fiscal quarter period most recently ended, such percentage shall be reduced zero. Any such mandatory prepayment shall be applied in accordance with clause (c) below.

      (c) Subject to the provisions of Section 2.13(g) (Payments and Computations), any prepayments made by the Borrower required to be applied in accordance with this clause (c) shall be applied as follows: first, other than in respect of prepayments made with the Net Cash Proceeds of a Reinvestment Event (but including the Net Cash Proceeds of a Reinvestment Event on the applicable Reinvestment Prepayment Date), to repay the outstanding principal balance of the Term Loans, until such Term Loans shall have been prepaid in full; second, to repay the outstanding principal balance of the Swing Line Loans until such Swing Line Loans shall have been repaid in full; third, solely in the case of any prepayments made by the Borrower with the Net Cash Proceeds of any Disposition or Involuntary Disposition, to repay the outstanding principal balance of the Revolving Loans until such Revolving Loans shall have been paid in full; and then, to Cash Collateralize any L/C Obligations in the manner set forth in Section 9.03 (Actions in Respect of Letters of Credit) until all such L/C Obligations have been fully Cash Collateralized in the manner set forth therein. All repayments of the Term Loans made pursuant to this clause (c) shall be applied to reduce ratably the remaining installments of such outstanding principal amounts of the Term Loans in the inverse order of their maturities. All repayments of Revolving Loans and Swing Line Loans required to be made pursuant to this clause (c) shall result in a permanent reduction of the Revolving Credit Commitments to the extent provided in Section 2.05(b) (Reduction and Termination of the Commitments); provided, however, that, if such repayment was made from the Net Cash Proceeds of a Reinvestment Event, the Aggregate Revolving Credit Commitments shall not be reduced by such prepayment to the extent of the Reinvestment Deferred Amount of such Reinvestment Event until the Reinvestment Prepayment Date corresponding thereto and, on such Reinvestment Prepayment Date, the Aggregate Revolving Credit Commitments shall be reduced only to the extent of the Reinvestment Prepayment Amount applicable to such Reinvestment Event, if any; and provided, further, that, upon the occurrence of any Default or Event of Default on or before the Reinvestment Prepayment Date corresponding to such Reinvestment Event, the Aggregate Revolving Credit Commitments shall be reduced by the entire Reinvestment Deferred Amount corresponding to such Reinvestment Event.

      (d) If at any time, the aggregate principal amount of Revolving Credit Outstandings exceeds the Aggregate Revolving Credit Commitments at such time, the Borrower shall forthwith prepay the Swing Line Loans first and then the Revolving Loans then outstanding in an amount equal to such excess. If any such excess remains after repayment in full of the aggregate outstanding Swing Line Loans and Revolving Loans, the Borrower shall Cash Collateralize the Letter of Credit Obligations in the manner set forth in Section 9.03 (Actions in Respect of Letters of Credit).

2.09 INTEREST.

      (a) Rate of Interest. All Loans and the outstanding amount of all other Obligations (other than pursuant to Swap Contracts that are Loan Documents, to the extent such Swap Contracts provide for the accrual of interest on unpaid obligations) shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in clause (c) below, as follows:

            (i) if a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time and
(B) the Applicable Margin; and

            (ii) if a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Interest Period and (B) the Applicable Margin in effect from time to time during such Interest Period.

      (b) Interest Payments. Interest accrued on (i) each Base Rate Loan (other than Swing Line Loans) shall be payable in arrears (A) on the first Business Day of each calendar quarter, commencing on the first such day following the making of such Base Rate Loan, (B) in the case of Base Rate Loans that are Term Loans, upon the payment or prepayment thereof in full or in part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan, (ii) Swing Line Loans shall be payable in arrears on the first Business Day of the immediately succeeding calendar quarter, (iii) each Eurodollar Rate Loan shall be payable in arrears (A) on the last day of each Interest Period applicable to such Loan and, if such Interest Period has a duration of more than three months, on each date during such Interest Period occurring every three months from the first day of such Interest Period, (B) upon the payment or prepayment thereof in full or in part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurodollar Rate Loan and (iv) the amount of all other Obligations shall be payable on demand from and after the time such Obligation becomes due and payable (whether by acceleration or otherwise).

      (c) Default Interest. Notwithstanding the rates of interest specified in clause (a) above or elsewhere herein, effective immediately upon the occurrence of an Event of Default and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and the amount of all other Obligations then due and payable shall bear interest at the Default Rate applicable to such Loans or other Obligations from time to time. Such interest shall be payable on the date that would otherwise be applicable to such interest pursuant to clause (b) above or otherwise on demand.

2.10 CONVERSION/CONTINUATION OPTION.

      (a) The Borrower may elect (i) on any Business Day to convert Base Rate Loans (other than Swing Line Loans) or any portion thereof to Eurodollar Rate Loans and (ii) at the end of any applicable Interest Period, to convert Eurodollar Rate Loans or any portion thereof into Base Rate Loans or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate amount of the Eurodollar Loans for each Interest Period must be in the amount of (x) in the case of any Revolving Loans, at least $1,000,000 or an integral multiple of $100,000 in excess thereof and (y) in the case of the Term Loans, at least $1,000,000 or an integral multiple of $1,000,000 in excess thereof. Each conversion or continuation shall be allocated among the Loans of each Lender in accordance with such Lender's Pro Rata Share. Each such election shall be in substantially the form of Exhibit D (Form of Notice of Conversion or Continuation) (a "Notice of Conversion or Continuation") and shall be made by giving the Administrative Agent at least three Business Days' prior written notice specifying (A) the amount and type of Loan being converted or continued, (B) in the case of a conversion to or a continuation of Eurodollar Rate Loans, the applicable Interest Period and (C) in the case of a conversion, the date of such conversion.

      (b) The applicable Administrative Agent shall promptly notify each applicable Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. Notwithstanding the foregoing, (i) no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans having Interest Periods which are longer than one week shall be permitted at any time prior to the Syndication Completion Date and (ii) no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any applicable Interest Period shall be permitted at any time at which (A) a Default or an Event of Default shall have occurred and be continuing or (B) the continuation of, or conversion into, a Eurodollar Rate Loan would violate any provision of Sections 3.02 (Illegality), 3.03 (Determination of Rates; Inability to Determine Rates), 3.04 (Increased Cost and Reduced Return; Capital Adequacy) or 3.05 (Funding Losses). If, within the time period required under the terms of this
Section 2.10, the Administrative Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the applicable Interest Period, such Loans shall be automatically converted to Base Rate Loans, Each Notice of Conversion or Continuation shall be irrevocable.

2.11 EVIDENCE OF DEBT.

      (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan or other Credit Extension of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

      (b) (i) Each Administrative Agent, acting as agent of the Borrower solely for this purpose, shall establish and maintain at its address referred to in
Section 11.02 (Notices, Etc.) a record of ownership (the "Register") in which each Administrative Agent agrees to register by book entry:

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                  (A) in the case of the Revolving Credit Facility
            Administrative Agent, such Administrative Agent's, each Revolving Credit Lender's and the L/C Issuer's interest in each Revolving Loan, each Letter of Credit and each L/C Obligation, and in the right to receive any payments hereunder and any assignment of any such interest or rights. In addition, the Revolving Credit Facility Administrative Agent, acting as agent of the Borrower solely for this purpose, shall establish and maintain accounts in the applicable Register in accordance with its usual practice in which it shall record (I) the names and addresses of the Revolving Credit Lenders and the L/C Issuer, (II) the Commitments of each Revolving Credit Lender from time to time, (III) the amount of each Revolving Loan made and, if a Eurodollar Rate Loan, the Interest Period applicable thereto, (IV) the amount of any principal or interest due and payable, and paid, by the Borrower to, or for the account of, each Revolving Credit Lender hereunder, (V) the amount that is due and payable, and paid, by the Borrower to, or for the account of, the L/C Issuer, including the amount of L/C Obligations (specifying the amount of any L/C Obligations in respect of Unreimbursed Amounts) due and payable to an L/C Issuer, and (VI) the amount of any sum received by the Revolving Credit Facility Administrative Agent or the Collateral Agent hereunder from the Borrower, whether such sum constitutes principal or interest (and the type of Loan to which it applies), fees, expenses or other amounts due under the Loan Documents and each Revolving Credit Lender's and L/C Issuer's, as the case may be, share thereof, if applicable; and

                  (B) in the case of the Term Loan Facility Administrative
            Agent, such Administrative Agent's and each Term Loan Lender's interest in each Term Loan and in the right to receive any payments hereunder and any assignment of any such interest or rights. In addition, the Term Loan Facility Administrative Agent, acting as agent of the Borrower solely for this purpose and for tax purposes, shall establish and maintain accounts in the applicable Register in accordance with its usual practice in which it shall record (I) the names and addresses of the Term Loan Lenders, (II) the Commitments of each Term Loan Lender from time to time, (III) the amount of each Term Loan made and, if a Eurodollar Rate Loan, the Interest Period applicable thereto, (IV) the amount of any principal or interest due and payable, and paid, by the Borrower to, or for the account of, each Term Loan Lender hereunder and (V) the amount of any sum received by the Term Loan Administrative Agent hereunder from the Borrower, whether such sum constitutes principal or interest (and the type of Loan to which it applies), fees, expenses or other amounts due under the Loan Documents and each Term Loan Lender's share thereof, if applicable.

            (ii) Notwithstanding anything to the contrary contained in this Agreement, the Loans (including the Notes evidencing such Loans) and the L/C Obligations are registered obligations and the right, title, and interest of the Lenders and the L/C Issuer and their assignees in and to such Loans or L/C Obligations, as the case may be, shall be transferable only upon notation of such transfer in the applicable Register. A Note shall only evidence the Lender's or a registered assignee's right, title and interest in and to the related Loan, and in no event is any such Note to be considered a bearer instrument or obligation. This Section 2.11(b) and Section 11.07 (Assignments and Participations) shall be construed so that the Loans and L/C Obligations are at all times maintained in "registered form" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (or any successor provisions of the Code or such regulations).

      (c) The entries made in the Register and in the accounts therein maintained pursuant to clauses (a) and (b) above shall, to the extent permitted by applicable Law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any

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Lender or any Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans and other Obligations in accordance with their terms. In addition, the Loan Parties, each Administrative Agent, the Lenders and the L/C Issuer shall treat each Person whose name is recorded in the applicable Register as a Lender or as an L/C Issuer, as applicable, for all purposes of this Agreement. Information contained in the Register with respect to any Lender or L/C Issuer shall be available for inspection by the Borrower, each Administrative Agent, the Collateral Agent, such Lender or such L/C Issuer at any reasonable time and from time to time upon reasonable prior notice.

      (d) Notwithstanding any other provision of the Agreement, in the event that any Lender requests that the Borrower execute and deliver a promissory note or notes payable to such Lender in order to evidence the Indebtedness owing to such Lender by the Borrower hereunder, the Borrower shall promptly execute and deliver a Note or Notes to such Lender evidencing any Revolving Loans, Term Loans and Swing Line Loans, as the case may be, of such Lender, substantially in the forms of Exhibit E-1 (Form of Revolving Note), Exhibit E-2 (Form of Term Loan Note) or Exhibit E-3 (Form of Swing Line Note), as applicable, respectively.

2.12 FEES.

      (a) Unused Commitment Fee. The Borrower agrees to pay in immediately available Dollars to each Revolving Credit Lender a commitment fee on the actual daily amount by which the Revolving Credit Commitment of such Revolving Credit Lender exceeds such Lender's Pro Rata Share of the sum of (i) the aggregate Outstanding Amount of Revolving Loans and (ii) the Outstanding Amount of the aggregate L/C Obligations (the "Unused Commitment Fee") from the date hereof through the Revolving Credit Termination Date at the Unused Commitment Fee Rate, payable in arrears (x) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the Closing Date and (y) on the Revolving Credit Termination Date.

      (b) Letter of Credit Fees. The Borrower agrees to pay the following amounts with respect to Letters of Credit issued by the L/C Issuer:

            (i) to the L/C Issuer for its own account with respect to each Letter of Credit issued by the L/C Issuer, an issuance fee equal to 0.125% of the maximum undrawn face amount of such Letter of Credit, payable on the date of issuance of such Letter of Credit;

            (ii) to the Revolving Credit Facility Administrative Agent for the ratable benefit of the Revolving Credit Lenders, with respect to each Letter of Credit, a fee accruing in Dollars at a rate per annum equal to the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans on the maximum undrawn face amount of such Letter of Credit, payable in arrears (A) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the issuance of such Letter of Credit and (B) on the Revolving Credit Termination Date; provided, however, that during the continuance of an Event of Default, such fee shall be increased by two percent (2%) per annum (instead of, and not in addition to, any increase pursuant to Section 2.09(c) (Interest)) and shall be payable on demand; and

            (iii) to the L/C Issuer of any Letter of Credit, with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such L/C Issuer's standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be.

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      (c) Additional Fees. The Borrower has agreed to pay to certain of the
Agents and the Arrangers additional fees, the amount and dates of payment of which are embodied in the Fee Letter.

2.13 PAYMENTS AND COMPUTATIONS.

      (a) The Borrower shall make each payment hereunder (including fees and expenses) not later than 2:00 p.m. on the day when due, in Dollars to (i) in the case of any payments in respect of the Revolving Credit Facility, the Revolving Credit Facility Administrative Agent and (ii) in the case of payments in respect of the Term Loan Facility, to the Term Loan Facility Administrative Agent, in each case, at its respective address referred to in Section 11.02 (Notices, Etc.) in immediately available funds without set-off or counterclaim. The applicable Administrative Agent shall promptly thereafter cause to be distributed immediately available funds relating to the payment of principal, interest or fees to the applicable Lenders, in accordance with the application of payments set forth in clause (f) or (g) below, as applicable, for the account of their respective Lending Offices; provided, however, that amounts payable pursuant to Sections 3.02 (Illegality), 3.03 (Determination of Rates; Inability to Determine Rates), 3.04 (Increased Cost and Reduced Return; Capital Adequacy) or 3.05 (Funding Losses) shall be paid only to the affected Lender or Lenders and amounts payable with respect to Swing Line Loans shall be paid only to the Swing Line Loan Lender. Payments received by the applicable Administrative Agent after 2:00 p.m. shall be deemed to be received on the next Business Day.

      (b) All computations of interest and of fees shall be made by the applicable Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by such Administrative Agent of a rate of interest hereunder shall be conclusive and binding for all purposes, absent manifest error.

      (c) Each payment by the Borrower of any Loan, Reimbursement Obligation (including interest or fees in respect thereof) and each reimbursement of various costs, expenses or other Obligations shall be made in Dollars; provided, however, that (i) the reimbursement agreement relating to any Letter of Credit may specify another currency for the Reimbursement Obligation in respect of such Letter of Credit and (ii) other than for payments in respect of a Loan or Reimbursement Obligation, Loan Documents duly executed by the Administrative Agents or any Swap Contract may specify other currencies of payment for Obligations created by or directly related to such Loan Document or Swap Contract.

      (d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day. All repayments of any Revolving Loans or Term Loans shall be applied as follows: first, to repay such Loans outstanding as Base Rate Loans and then, to repay such Loans outstanding as Eurodollar Rate Loans, with those Eurodollar Rate Loans having earlier expiring Eurodollar Interest Periods being repaid prior to those having later expiring Eurodollar Interest Periods.

      (e) Unless the Revolving Credit Facility Administrative Agent (in the case of payments under the Revolving Credit Facility) or the Term Loan Facility Administrative Agent (in the case of payments under the Term Loan Facility), as the case may be, shall have received notice from the Borrower or the applicable Lenders prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full, such Administrative Agent may assume that the Borrower has made such payment in full to such Administrative Agent on such date and such Administrative Agent

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may, in reliance upon such assumption, cause to be distributed to each applicable Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have made such payment in full to the applicable Administrative Agent, each applicable Lender shall repay to such Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon (at the Federal Funds Rate for the first Business Day and thereafter, at the rate applicable to Base Rate Loans) for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the applicable Administrative Agent.

      (f) Except for payments and other amounts received by the Revolving Credit Facility Administrative Agent (in the case of payments under the Revolving Credit Facility) or the Term Loan Facility Administrative Agent (in the case of payments under the Term Loan Facility) and applied in accordance with the provisions of clause (g) below (or required to be applied in accordance with Section 2.08(c) (Mandatory Prepayments)), all payments and any other amounts received by any Administrative Agent from or for the benefit of the Borrower shall be applied as follows: first, in the case of payments under the Revolving Credit Facility, to pay principal of, and interest on, any portion of the Loans the Revolving Credit Facility Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Revolving Credit Lender, for which the Revolving Credit Facility Administrative Agent has not then been reimbursed by such Lender or the Borrower, second, to pay all other Obligations then due and payable and third, as the Borrower so designates. Payments in respect of Swing Line Loans received by the Revolving Credit Facility Administrative Agent shall be distributed to the Swing Line Lender; payments in respect of Revolving Loans received by the Revolving Credit Facility Administrative Agent shall be distributed to each Revolving Credit Lender in accordance with such Lender's Pro Rata Share of the Aggregate Revolving Credit Commitments; payments in respect of the Term Loans received by the Term Loan Facility Administrative Agent shall be distributed to each Term Loan Lender in accordance with such Lender's Pro Rata Share of the Term Loans; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders and the L/C Issuer as are entitled thereto and, for such payments allocated to the Lenders, in proportion to their respective Pro Rata Shares.

      (g) The Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Obligations and any proceeds of Collateral after the occurrence and during the continuance of an Event of Default and agrees that, notwithstanding the provisions of Section 2.08(c) (Mandatory Prepayments) and clause (f) above, each Administrative Agent may, and, upon either (A) the written direction of the Required Lenders or (B) the acceleration of the Obligations pursuant to Section 9.02 (Remedies Upon Event of Default) shall, instruct the Collateral Agent to deliver a Blockage Notice to each Deposit Account Bank for each Approved Deposit Account and apply all payments in respect of any Obligations and all funds on deposit in any Cash Collateral Account (including all proceeds arising from a Reinvestment Event (if any) that are held in the Cash Collateral Account pending application of such proceeds as specified in a Reinvestment Notice) and all other proceeds of Collateral in the following order:

            (i) first, to pay interest on and then principal of any portion of the Revolving Loans that the Revolving Credit Facility Administrative Agent may have advanced on behalf of any Lender for which the Revolving Credit Facility Administrative Agent has not then been reimbursed by such Lender or the Borrower;

            (ii) second, to pay Obligations in respect of any expense reimbursements or indemnities and Cash Management Obligations then due to any Agent;

            (iii) third, to pay Obligations in respect of any expense reimbursements or indemnities and Cash Management Obligations then due to the Lenders and the L/C Issuer;

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            (iv) fourth, to pay Obligations in respect of any fees then due to any Agent, the Lenders and the L/C Issuer;

            (v) fifth, to pay interest then due and payable in respect of the Loans and Reimbursement Obligations;

            (vi) sixth, to pay or prepay principal amounts on the Loans and Reimbursement Obligations and to Cash Collateralize the outstanding L/C Obligations in the manner described in Section 9.03 (Actions in Respect of Letters of Credit), and to pay Cash Management Obligations and amounts owing with respect to Swap Contracts, ratably to the aggregate principal amount of such Loans, Reimbursement Obligations and Outstanding Amounts, Cash Management Obligations, and Obligations owing with respect to Swap Contracts; and

            (vii) seventh, to the ratable payment of all other Obligations;

      provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any Obligation described in any of clauses
(i), (ii), (iii), (iv), (v), (vi) and (vii) above, the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligation ratably, based on the proportion of each Agent's and each Lender's or L/C Issuer's interest in the aggregate outstanding Obligations described in such clauses; provided, however, that payments that would otherwise be allocated to the Revolving Credit Lenders shall be allocated first to repay Swing Line Loans until such Loans are repaid in full and then to repay the Revolving Loans. The order of priority set forth in clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) above may at any time and from time to time be changed by the agreement of each Lender directly affected thereby without necessity of notice to or consent of or approval by the Borrower, any Secured Party that is not a Lender or L/C Issuer or by any other Person that is not a Lender or L/C Issuer. The order of priority set forth in clauses (i), (ii), (iii) and (iv) above may be changed only with the prior written consent of the Administrative Agents in addition to that of each Lender directly affected thereby.

2.14 INCREASES IN COMMITMENTS.

      (a) So long as (x) no Default exists or would result after giving effect to the making of the Incremental Term Loans or Incremental Revolving Loans referred to below and the use of proceeds therefrom and (y) after giving effect to the making of the Incremental Term Loans or Incremental Revolving Loans referred to below and the use of proceeds therefrom, the Borrower would be in compliance with the financial covenants set forth in Section 8.11 (Financial Covenants) on a Pro Forma Basis as of such date and as of the last day of the most recent fiscal quarter for which financial statements have been delivered in accordance with Section 7.01(a) or (b) (Financial Statements), then upon written notice to the Administrative Agents, the Borrower may from time to time request
(i) additional term loans (the "Incremental Term Loans" and the related commitments, the "Incremental Term Loan Commitments") in an aggregate principal amount not to exceed $100,000,000; provided, that any such increase shall be in an aggregate amount of $50,000,000 or any whole multiple of $1,000,000 in excess thereof, and (ii) additional revolving loans (the "Incremental Revolving Loans" and the related commitments, the "Incremental Revolving Credit Commitments") in an aggregate principal amount not to exceed $100,000,000; provided, that any such increase shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof; provided, further, that (I) the aggregate amount of Incremental Term Loan Loans and Incremental Revolving Loans (and the respective related commitments) which may be provided hereunder shall not exceed $100,000,000 and (II) any existing Lender that may be requested to provide all or a portion of any Incremental Term Loans and related commitments or any Incremental Revolving Loans and related commitments may elect or decline, in its sole discretion, to provide any such loans and commitments. The Incremental Term Loans (A) shall rank

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pari passu in right of payment and right of security in respect of the
Collateral with the Term Loans and (B) other than amortization, pricing and maturity date, shall have the same terms as the Term Loans existing immediately prior to the effectiveness of the amendment creating such Incremental Term Loans; provided, however, that (x) if the interest rate spreads relating to such new Incremental Term Loans exceed the Applicable Margin at any pricing level for the Term Loans (including any upfront fees or original issue discount payable to the Lenders providing such Incremental Term Loans), by more than 25 basis points then the Applicable Margin for the Term Loans shall be adjusted to be equal to such interest rate spreads, (y) the Incremental Term Loans shall not have a final maturity date earlier than the Term Loan Maturity Date, and (z) the Incremental Term Loans shall not have a weighted average life to maturity that is shorter than the then-remaining weighted average life to maturity of the Term Loans. Any Term Lender or additional bank or financial institution that agrees to make available an Incremental Term Loan Commitment (an "Incremental Term Lender") shall become a Lender or make its Incremental Term Loan Commitment available, as the case may be, under this Agreement, pursuant to an amendment (an "Incremental Facility Amendment") to this Agreement giving effect to the modifications permitted by this Section 2.14 and, as appropriate, the other Loan Documents, executed by the Loan Parties, each Incremental Term Lender and the Administrative Agents only, and to any other documentation, in each case on terms and documentation satisfactory to the Administrative Agents. The Incremental Revolving Loans (A) shall rank pari passu in right of payment and right of security in respect of the Collateral with the Revolving Loans and (B) other than pricing and maturity date, shall have the same terms as Revolving Loans existing immediately prior to the effectiveness of the amendment creating such Incremental Revolving Loans; provided, however, that (x) if the interest rate spreads and unused commitment fees relating to such new Incremental Revolving Loans exceed the Applicable Margin and Unused Commitment Fees at any pricing level for the Revolving Credit Facility (including any upfront fees or original issue discount payable to the Lenders providing such Incremental Revolving Loans) by more than 25 basis points, then the Applicable Margin and Unused Commitment Fees for the Revolving Credit Facility shall be adjusted to be equal to such interest rate spreads, and (y) the Incremental Revolving Loans shall not have a final maturity date earlier than the applicable maturity date of the Revolving Credit Facility. Any Revolving Credit Lender or additional bank or financial institution that agrees to make available an Incremental Revolving Commitment (an "Incremental Revolving Credit Lender") shall become a Lender or make its Incremental Revolving Commitment available, as the case may be, under this Agreement, pursuant to an Incremental Facility Amendment to this Agreement giving effect to the modifications permitted by this Section 2.14 and, as appropriate, the other Loan Documents, executed by the Loan Parties, each Incremental Revolving Lender and the Administrative Agents, and to any other documentation, in each case on terms and documentation satisfactory to the Administrative Agents. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agents, to effect the provisions of this Section 2.14.

      (b) If any Incremental Term Loan Commitments or Incremental Revolving Loan Commitments are made in accordance with this Section 2.14, the Administrative Agent and Borrower shall determine the effective date (each, an "Incremental Facility Effective Date") and the final allocation of such increase. The Administrative Agent shall promptly notify Borrower and the Lenders of the final allocation of such increase and the Incremental Facility Effective Date. As a condition precedent to such increase, Borrower shall deliver to the Administrative Agent a certificate of Borrower dated as of the Incremental Facility Effective Date signed by a Financial Officer of Borrower (i) certifying and attaching (A) the resolutions adopted by Borrower approving or consenting to such increase and (B) a certificate demonstrating pro forma compliance with the Financial Covenants as set forth in Section 2.14(a) and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties set forth in Article VI (Representations and Warranties) and the other Loan Documents shall be true and correct in all material respects on and as of the Incremental Facility Effective Date (unless expressly stated to relate to an earlier date, in which case such representations and warranties shall be true and

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correct in all material respects as of such earlier date), and (B) no Default shall have occurred and be continuing.

      (c) The Borrower shall use the proceeds of any Incremental Term Loans and Incremental Revolving Loans for working capital and general corporate purposes (including to finance Permitted Acquisitions and making Capital Expenditures that are not prohibited by this Agreement).

                                  ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 TAXES.

      (a) Subject to Section 11.15 (Tax Forms), any and all payments by any Loan Party to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If any Loan Party shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of the applicable Agents and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions, (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty days after the date of such payment, such Loan Party shall furnish to the applicable Agents (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof or if no receipt is available, other evidence of payment reasonably satisfactory to such Agent.

      (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

      (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, the Borrower shall also pay to such Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that such Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that such Agent or such Lender would have received if such Taxes or Other Taxes had not been deducted or paid.

      (d) The Borrower agrees to indemnify each Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01) paid by such Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses)

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arising therefrom or with respect thereto, in each case whether or not such
Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this clause (d) shall be made within thirty days after the date the Lender or the applicable Agent makes a demand therefor.

      (e) If any Loan Party is required to pay any amount to any Lender or any Agent pursuant to this Section 3.01, then such Lender or such Agent, as the case may be, shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment which may thereafter accrue, if such change in the reasonable judgment of such Lender is not otherwise disadvantageous to such Lender.

3.02 ILLEGALITY.

      If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans as it would otherwise be obligated hereunder to make, maintain or fund, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable Eurodollar interbank market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the applicable Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the applicable Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the applicable Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

3.03 DETERMINATION OF RATES; INABILITY TO DETERMINE RATES.

      (a) The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the applicable Administrative Agent pursuant to the procedures set forth in the definition of "Eurodollar Rate." Such determination shall be presumed to be correct absent manifest error and shall be binding on the Borrower.

      (b) If any Administrative Agent or the Required Lenders determine in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation of a Eurodollar Rate Loan that (a) deposits in Dollars are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or (c) the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the applicable Administrative Agent (or, if the Required Lenders make such determination, following notice thereof) will promptly notify the Borrower and all Lenders thereof. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the applicable Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans

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or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY.

      (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding, maintaining or purchasing participations in Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this clause (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 (Taxes) shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements utilized, as to Eurodollar Rate Loans, in the determination of the Eurodollar Rate), then from time to time upon demand of such Lender (with a copy of such demand to the applicable Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

      (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the applicable Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

3.05 FUNDING LOSSES.

      Upon demand of any Lender (with a copy to the applicable Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

            (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

            (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

            (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 3.07 (Substitution of Lenders);

      including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

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      For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

      A certificate of the applicable Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the applicable Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

3.07 SUBSTITUTION OF LENDERS.

      (a) In the event that

            (i) (A) the Borrower is required to make any payment pursuant to
Section 3.01 (Taxes) that is attributable to a particular Lender, (B) it becomes illegal for any Lender to continue to fund or make any Eurodollar Rate Loan and such Lender notifies the Borrower pursuant to Section 3.02 (Illegality), (C) any Lender makes a claim under Section 3.04 (Increased Costs and Reduced Return; Capital Adequacy) or (D) any Lender becomes a Defaulting Lender,

            (ii) in the case of clause (i)(C) above, as a consequence of increased costs in respect of which such claim is made, the effective rate of interest payable to such Lender under this Agreement with respect to its Loans exceeds the effective average annual rate of interest payable to the Required Lenders under this Agreement, and

            (iii) in the case of clause (i)(A), (B) and (C) above, Lenders holding at least 75% of the Aggregate Revolving Credit Commitments and Lenders holding at least 75% of the Term Loan Commitments are not subject to such increased costs or illegality, payment or proceedings (any such Lender, an "AFFECTED LENDER"), the Borrower may substitute any Lender and, if reasonably acceptable to the applicable Administrative Agent, any other Eligible Assignee (a "Substitute Institution") for such Affected Lender hereunder, after delivery of a written notice (a "Substitution Notice") within a reasonable time (in any case not to exceed 90 days) following the occurrence of any of the events described in clause (i)(A), (B), (C) or (D) above by the Borrower to the applicable Administrative Agent and the Affected Lender that the Borrower intends to make such substitution; provided, however, that, in the case of any Affected Lender, if more than one such Lender claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by the Borrower within 30 days of each other, then the Borrower may substitute all, but not (except to the extent the Borrower has already substituted one of such Affected Lenders before the Borrower's receipt of the other Affected Lenders' claim) less than all, such Lenders making such claims.

      (b) If the Substitution Notice was properly issued under this Section 3.07, the Affected Lender shall sell, and the Substitute Institution shall purchase, all rights and claims of such Affected Lender under the Loan Documents and the Substitute Institution shall assume, and the Affected Lender shall be relieved of, the Affected Lender's Revolving Credit Commitments and all other prior unperformed obligations of the Affected Lender under the Loan Documents (other than in respect of any damages in respect of any such unperformed obligations; provided, that in no event shall such Affected

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Lender be liable for any exemplary or punitive damages to the extent permitted by applicable Law). Such purchase and sale (and the corresponding assignment of all rights and claims under this Agreement) shall be effective on (and not earlier than) the later of (i) the receipt by the Affected Lender of its Pro Rata Share of the Revolving Credit Outstandings and its Pro Rata Share of the Term Loans, together with any other Obligations owing to it, (ii) the receipt by the applicable Administrative Agent of an agreement in form and substance reasonably satisfactory to it and the Borrower whereby the Substitute Institution shall agree to be bound by the terms of this Agreement and (iii) the payment in full to the Affected Lender in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date. Upon the effectiveness of such sale, purchase and assumption, the Substitute Institution shall become a "Lender" hereunder for all purposes of this Agreement having a Commitment, in the amount of such Affected Lender's Commitment assumed by it and such Commitment of the Affected Lender shall be terminated; provided, however, that all indemnities under the Loan Documents shall continue in favor of such Affected Lender in accordance with the terms of this Agreement.

      (c) Each Lender agrees that, if it becomes an Affected Lender and its rights and claims are assigned hereunder to a Substitute Institution pursuant to this Section 3.07, it shall execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such assignment, together with any Note (if such Loans are evidenced by a Note) evidencing the Loans subject to such Assignment and Assumption; provided, however, that the failure of any Affected Lender to execute an Assignment and Assumption shall not render such assignment invalid.

3.08 SURVIVAL.

      All of the Borrower's obligations under this Article III shall survive termination of the Aggregate Revolving Credit Commitments and repayment of all Obligations.

                                   ARTICLE IV

                                    GUARANTY

4.01 THE GUARANTY.

      (a) Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Affiliate of a Lender that enters into a Swap Contract or Cash Management Document, the Collateral Agent and each Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

      (b) Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, Swap Contracts or Cash Management Documents, the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state Law.

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4.02 OBLIGATIONS UNCONDITIONAL.

      The obligations of the Guarantors under Section 4.01 (The Guaranty) are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, Swap Contracts or Cash Management Documents, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Obligations have been paid in full and the Aggregate Revolving Credit Commitments have expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

            (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

            (b) any of the acts mentioned in any of the provisions of any of the Loan Documents or any other agreement or instrument referred to in the Loan Documents shall be done or omitted;

            (c) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or any other agreement or instrument referred to in the Loan Documents shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

            (d) any Lien granted to, or in favor of, the Collateral Agent, any Administrative Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or

            (e) any of the Obligations shall be determined to be void or voidable (including for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including any creditor of any Guarantor).

      With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other agreement or instrument referred to in the Loan Documents, or against any other Person under any other guarantee of, or security for, any of the Obligations.

4.03 REINSTATEMENT.

      The obligations of the Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Collateral Agent, each Administrative Agent and each Lender on demand for all reasonable

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costs and expenses (including reasonable fees and expenses of counsel) incurred by the Collateral Agent, such Administrative Agent or such Lender in connection with such rescission or restoration, including any such reasonable costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar Law.

4.04 CERTAIN ADDITIONAL WAIVERS.

      Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 (Obligations Unconditional) and through the exercise of rights of contribution pursuant to Section 4.06 (Rights of Contribution).

4.05 REMEDIES.

      The Guarantors agree that, to the fullest extent permitted by Law, as between the Guarantors, on the one hand, and the Agents and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (Remedies Upon Event of Default) (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.02) for purposes of Section 4.01 (The Guaranty) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01 (The Guaranty). The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Agents and the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

4.06 RIGHTS OF CONTRIBUTION.

      The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable Law. Such contribution rights shall be subordinate and subject in right of payment to the Obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of contribution until all Obligations under this Agreement have been paid in full and the Commitments have terminated.

4.07 GUARANTEE OF PAYMENT; CONTINUING GUARANTEE.

      The guarantee in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

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                                   ARTICLE V

                              CONDITIONS PRECEDENT

5.01 CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSIONS. The obligation of each Lender on the Closing Date to make any Loan and of the L/C Issuer on the Closing Date to issue or maintain any Letter of Credit is subject to the satisfaction or due waiver in accordance with Section 11.01 (Amendments; Etc.) of each of the following conditions precedent:

      (a) Certain Documents. The Administrative Agent shall have received on or prior to the Closing Date each of the following, each dated as of the Closing Date unless otherwise indicated or agreed to by the Administrative Agents, in form and substance reasonably satisfactory to the Administrative Agents:

            (i) this Agreement, duly executed and delivered by the Borrower and, for the account of each Lender requesting the same, a Note or Notes of the Borrower conforming to the requirements set forth herein;

            (ii) the Security Agreement, duly executed by the Borrower and each Guarantor, together with each of the following:

                  (A) evidence satisfactory to the Administrative Agents that, upon the filing and recording of instruments delivered at the Closing Date, the Collateral Agent (for the benefit of the Secured Parties) shall have a valid and perfected first priority security interest in the Collateral (subject to only Customary Permitted Liens and other non-consensual Permitted Liens having priority over the Liens granted to the Collateral Agent), including (x) such documents duly executed by each Loan Party as the Agents may request with respect to the perfection of the Collateral Agent's security interests in the Collateral pursuant to the terms of the Collateral Documents (including financing statements under the UCC, patent, trademark and copyright security agreements suitable for filing with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as the case may be, and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens created by the Security Agreement) and (y) copies of UCC search reports as of a recent date listing all effective financing statements that name any Loan Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral except for those that shall be terminated on the Closing Date or evidence Permitted Liens;

                  (B) all instruments representing Pledged Notes being pledged pursuant to the Security Agreement duly endorsed in favor of the Collateral Agent or executed in blank;

                  (C) Deposit Account Control Agreements from all Deposit
            Account Banks to the extent required by Section 7.16 (Control Accounts; Approved Deposit Accounts); and

                  (D) Securities Account Control Agreements from all Securities
            Intermediaries with respect to all Securities Accounts and Securities Entitlements of the Borrower and such each Guarantor;

            (iii) the Pledge Agreement, duly executed by the Borrower and each Guarantor, together with share certificates representing all of the certificated Pledged Collateral being pledged pursuant to the Pledge Agreement and stock powers or other appropriate instruments of transfer for the

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certificates evidencing such Pledged Collateral executed in blank (other than such share certificates representing Pledged Collateral and related stock powers and instruments of transfer as the Administrative Agents have agreed will be delivered pursuant to Section 7.19(a));

            (iv) subject to Section 7.18 (Collateral Access Agreements and Bailee's Letters), the Collateral Access Agreements and Bailee's Letters as set forth on Schedule 7.18 (Collateral Access Agreements and Bailee's Letters);

            (v) Mortgages in favor of the Collateral Agent for all of the owned Real Properties of the Loan Parties identified on Schedule 6.21(a) (Locations of Real Property), other than those Real Properties of the Loan Parties constituting Excluded Property and except as otherwise may be agreed by the Administrative Agents, together with all Mortgage Supporting Documents (other than such Mortgage Title Insurance Policies as the Administrative Agents have agreed will be delivered pursuant to Section 7.19(b)) relating thereto;

            (vi) a favorable opinion of (A) Waller Landsen Dortch & Davis, counsel to the Loan Parties, in substantially the form of Exhibit I (Form of Opinion of Counsel for the Loan Parties) and (B) counsel to the Loan Parties in each jurisdiction for which the Administrative Agents require a legal opinion in connection with the delivery of Mortgages (other than, with respect to this clause (B), such legal opinions as the Administrative Agents have agreed will be delivered pursuant to Section 7.19(c)) each in form and substance satisfactory to the Administrative Agents, and in the case of all legal opinions delivered pursuant to this Agreement, addressed to the Agents, the Lenders and the L/C Issuer and addressing such other matters as any Lender or L/C Issuer through any Administrative Agent may reasonably request;

            (vii) a copy of each Related Document certified as being complete and correct by a Responsible Officer of the Borrower;

            (viii) a copy of the articles or certificate of incorporation (or equivalent Organization Document) of each Loan Party, certified as of a recent date by the Secretary of State of the state of organization of such Loan Party, together with certificates of such official attesting to the good standing of each such Loan Party in such State as of a recent date;

            (ix) certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (A) the names and true signatures of each officer of such Loan Party that has been authorized to execute and deliver any Loan Document or any other document required hereunder to be executed and delivered by or on behalf of such Loan Party, (B) the by-laws (or equivalent Organization Document) of such Loan Party as in effect on the date of such certification, (C) the resolutions of such Loan Party's Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (D) that there have been no changes in the certificate of incorporation (or equivalent Organization Document) of such Loan Party from the certificate of incorporation (or equivalent Organization Document) delivered pursuant to clause (ix) above;

            (x) a certificate of the chief financial officer of the Borrower stating in reasonable detail that the Borrower is Solvent after giving effect to the initial Credit Extensions, the application of the proceeds thereof in accordance with Section 6.19 (Use of Proceeds) and the payment of all estimated Attorney Costs, and accounting and other fees related hereto and to the other Loan Documents and the transactions contemplated hereby and thereby;

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            (xi) a certificate of a Responsible Officer of the Borrower to the effect that (A) the conditions set forth in Section 5.02(b) (Conditions Precedent to Each Credit Extension) have been satisfied and (B) there shall be no action, investigation or proceeding (whether an individual proceeding or a series of related proceedings) or development in any action, investigation or proceeding (whether an individual proceeding or a series of related proceedings) that has had or could reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the ability of the parties to consummate the Transactions, the funding of the initial Credit Extensions under this Agreement or any of the other Transactions;

            (xii) a certificate of a Responsible Officer of the Borrower specifying all information necessary for the Administrative Agents and the Lenders to issue wire transfer instructions on behalf of each of the Loan Parties for the initial and subsequent Credit Extensions to be made under this Agreement, including sources and application of funds, disbursement authorizations, in form reasonably acceptable to the Administrative Agents;

            (xiii) evidence reasonably satisfactory to the Administrative Agents that the insurance coverage required by Section 7.07 (Maintenance of Insurance) or by any Collateral Document is in full force and effect, together with endorsements naming the Collateral Agent, on behalf of the Secured Parties, as an additional insured or loss payee, as the case may be, under all insurance coverage to be maintained with respect to the properties of the Borrower and the Guarantors; and

            (xiv) such other certificates, documents, agreements and information (including information with respect to Environmental Liabilities) respecting any Loan Party as any Lender through any Administrative Agent may reasonably request.

      (b) Fees and Expenses Paid. There shall have been paid to the applicable Administrative Agent or Arranger, for the account of the Agents, the Arrangers and the Lenders, as applicable, all fees and expenses (including Attorney Costs) due and payable on or before the Closing Date (including all such fees described in the Fee Letter); provided, further that any such fees payable on the Closing Date pursuant to the Fee Letter shall be paid by the Borrower as provided therein.

      (c) Consummation of Transactions; Etc.

            (i) the Administrative Agents shall have received a certificate, in form and substance reasonably satisfactory to them, from a Responsible Officer of the Borrower, for the benefit of the Agents, the Lenders and the L/C Issuer, certifying that each of the Transactions (other than the initial Credit Extensions and the issuance of the New Senior Subordinated Notes) has been consummated or shall be consummated simultaneously with the making of the initial Credit Extensions under this Agreement in accordance with the terms hereof, the Ardent Acquisition Agreements and the Related Documents with respect thereto, the Senior Bridge Credit Agreement, the documentation governing the AHS Tender Offer and all other related documentation (without any waiver, amendment or modification of any material provision thereof, except with the prior written consent of the Administrative Agents);

            (ii) the Collateral Agent shall have received certificates representing all of the certificated Capital Stock of AHS and its Subsidiaries acquired pursuant to the Ardent Acquisition, together with stock powers or other appropriate instruments of transfer for such certificates executed in blank and such Capital Stock shall be subject to a first priority, perfected Lien in favor of the Collateral Agent;

            (iii) the Administrative Agents shall be satisfied with (A) any material amendments to the Ardent Acquisition Agreement and the schedules thereto and any Related Document related thereto

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and (B) any material change to the structure of the Ardent Acquisition or any of the other Transactions (other than the initial Credit Extensions) from that previously disclosed to the Administrative Agents;

            (iv) the Administrative Agents shall have received, in form an substance reasonably satisfactory to them, a certificate from a Responsible Officer of the Borrower that the Ardent Acquired Business shall have no Indebtedness for borrowed money outstanding on the Closing Date (other than (x) in the event that any AHS Notes remain outstanding following the consummation of the AHS Tender Offer, Indebtedness in respect of the AHS Untendered Notes; provided, that cash in an amount sufficient to redeem (within 35 days of the Closing Date, or if the AHS Trustee requires 15 days prior notice pursuant to the terms of the AHS Indenture, within 45 days of the Closing Date) such outstanding Indebtedness in full (including principal, accrued and unpaid interest and any applicable premium) shall have been deposited in an escrow account pursuant to escrow arrangements satisfactory to the Administrative Agents and (y) Indebtedness of the Ardent Acquired Business that is permitted pursuant to Section 8.03 (Indebtedness));

            (v) the Closing Date Equity Issuance shall have been made on terms and conditions reasonably satisfactory to the Administrative Agents and the Lenders; and

            (vi) the Borrower shall have received not less than $150,000,000 in gross cash proceeds from the Senior Bridge Loans pursuant to the Senior Bridge Credit Agreement, which shall be in form and substance satisfactory to the Administrative Agents.

      (d) Financial Statements of the Borrower. The Lenders shall have received
(a) audited consolidated and consolidating balance sheets and related statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries (other than the Ardent Acquired Business), for the fiscal years 2002, 2003 and 2004, prepared in accordance with generally accepted accounting principles in the United States and prepared in accordance with Regulation S-X under the Securities Act and (b) to the extent available, unaudited consolidated and consolidating balance sheets and related statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries (other than the Ardent Acquired Business) for each completed fiscal quarter since the date of such audited financial statements (and, to the extent available, for each completed month since the last such quarter) and in the case of clauses (a) and
(b), which audited and unaudited financial statements (x) shall be in form and scope satisfactory to the Lenders and (y) shall not be materially inconsistent with the financial statements previously provided to the Lenders.

      (e) Financial Statements of the Ardent Acquired Business. The Lenders shall have received (a) audited consolidated and consolidating balance sheets and related statements of income, stockholders' equity and cash flows of the Ardent Acquired Business for the fiscal years 2002, 2003 and 2004, prepared in accordance with generally accepted accounting principles in the United States and prepared in accordance with Regulation S-X under the Securities Act and (b) to the extent available, unaudited consolidated and consolidating balance sheets and related statements of income, stockholders' equity and cash flows of the Ardent Acquired Business, in each case, for each completed fiscal quarter since the date of such audited financial statements (and, to the extent available, for each completed month since the last such quarter) and in the case of clauses (a) and (b), which audited and unaudited financial statements (x) shall be in form and scope satisfactory to the Lenders and (y) shall not be materially inconsistent with the financial statements previously provided to the Lenders.

      (f) Pro Forma Financial Statements; Projections.

            (i) The Lenders shall have received a pro forma consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the Closing Date, after giving effect to the

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Transactions, together with a certificate of the chief financial officer of the
Borrower to the effect that such financial statements accurately present the pro forma financial position of the Borrower and its Subsidiaries on a basis consistent with pro forma financial statements set forth in a registration statement filed with the SEC, and the Lenders shall be satisfied that such balance sheets are not materially inconsistent with the forecasts previously provided to the Lenders.

            (ii) The Borrower shall have delivered the Projections, prepared on a quarterly basis through the end of 2006, which projections shall be satisfactory to the Administrative Agents.

      (g) Maximum Consolidated Total Leverage Ratio. The Administrative Agents shall have received reasonably satisfactory evidence (including a certificate of the chief financial officer of the Borrower accompanied by satisfactory supporting schedules and other data) that the Consolidated Total Leverage Ratio, on a Pro Forma Basis after giving effect to the Transactions, is less than or equal to 6.25 to 1.

5.02 CONDITIONS PRECEDENT TO EACH CREDIT EXTENSION.

The obligation of each Lender on any date (including the Closing Date) to make any Loan and of the L/C Issuer on any date (including the Closing Date) to issue any Letter of Credit is subject to the satisfaction of each of the following conditions precedent:

      (a) Request for Borrowing or Issuance of Letter of Credit. (i) With respect to any Loan, the Revolving Credit Facility Administrative Agent (in the case of the Revolving Credit Facility) and the Term Loan Facility Administrative Agent (in the case of the Term Loan Facility), as the case may be, shall have received a duly executed Notice of Borrowing (or in the case of Swing Line Loans, a duly executed Swing Line Loan Request), and, with respect to any Letter of Credit, the Revolving Credit Facility Administrative Agent and the applicable L/C Issuer shall have received a duly executed Letter of Credit Application.

      (b) Representations and Warranties; No Defaults. The following statements shall be true on the date of such Loan or issuance of a Letter of Credit, both before and after giving effect thereto and, in the case of any Loan, to the application of the proceeds therefrom:

            (i) the representations and warranties set forth in Article VI (Representations and Warranties) and in the other Loan Documents shall be true and correct on and as of the Closing Date and shall be true and correct in all material respects on and as of any such date after the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date; and

            (ii) no Default or Event of Default shall have occurred and be continuing.

      (c) No Legal Impediments. The making of the Loans or the issuance of such Letter of Credit on such date does not violate any Law in any material respect on the date of or immediately following such Loan or issuance of such Letter of Credit and is not enjoined, temporarily, preliminarily or permanently.

      (d) Permitted Incurrence. If after giving effect to such Credit Extension the aggregate principal amount of all "Indebtedness" (as such term is defined in the Existing Senior Subordinated Notes Indenture) outstanding under this Agreement would exceed $85,000,000, the Borrower shall have delivered to the Administrative Agents a certificate signed by a Responsible Officer of the Borrower that:

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            (i) certifies that after giving effect to such Credit Extension, all of the Obligations shall constitute "Senior Debt" under the Existing Senior Subordinated Notes Documents;

            (ii) identifies the provision of Section 4.09 of the Existing Senior Subordinated Notes Indenture under which such Credit Extension is incurred (it being understood that the Borrower shall designate clause (1) of the definition of "Permitted Debt" in Section 4.09 of the Existing Senior Subordinated Notes Indenture to the extent the Borrower has availability under such clause); and

            (iii) contains reasonably detailed calculations demonstrating that such Credit Extension may be incurred under such provision of Section 4.09 of the Existing Senior Subordinated Notes Indenture.

      (e) Additional Matters. The applicable Administrative Agent shall have received such additional documents, information and materials as any Lender, through such Administrative Agent, may reasonably request.

      Each submission by the Borrower to the applicable Administrative Agent of a Notice of Borrowing or Swing Line Loan Request, as the case may be, and the acceptance by the Borrower of the proceeds of each Loan requested therein, and each submission by the Borrower to the L/C Issuer of a Letter of Credit Application, and the issuance of each Letter of Credit requested therein, shall be deemed to constitute a representation and warranty by the Borrower and the other Loan Parties as to the matters specified in clause (b) above on the date of the making of such Loan or the issuance of such Letter of Credit.

5.03 DETERMINATIONS OF INITIAL BORROWING CONDITIONS.

      For purposes of determining compliance with the conditions specified in
Section 5.01 (Conditions Precedent to Initial Credit Extensions), each Lender shall be deemed to have consented to, approved, accepted or be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the applicable Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Borrowing or initial issuance of Letters of Credit hereunder specifying its objection thereto and such Lender shall not have made available to the applicable Administrative Agent such Lender's Pro Rata Share of such Borrowing.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

      To induce the Lenders, the L/C Issuer and the Agents to enter into this Agreement, each of Borrower and each other Loan Party represents and warrants to the Lenders, the L/C Issuer and the Agents, on and as of the Closing Date and after giving effect to the Ardent Acquisition and the making of the Credit Extensions and the other financial accommodations on the Closing Date and on and as of each date as required by Section 5.02(b)(i) (Conditions Precedent to Each Credit Extension) that:

6.01 EXISTENCE, QUALIFICATION AND POWER.

      Each Loan Party (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business as now or currently

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proposed to be conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.02 AUTHORIZATION; NO CONTRAVENTION.

      The execution, delivery and performance by each Loan Party of each Loan Document to which such Loan Party is party, have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene or violate the terms of such Loan Party's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under,
(i) any Related Document or other Contractual Obligation to which such Loan Party is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or the Property of such Loan Party is subject; (c) violate any Law (including Regulation U or Regulation X issued by the FRB); or (d) result in a limitation on any licenses, permits or other approvals applicable to the business, operations or properties of such Loan Party or adversely affect the ability of such Loan Party to participate in any Medical Reimbursement Programs.

6.03 GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS.

      No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, other than (i) those that have already been obtained and are in full force and effect and (ii) filings to perfect the Liens created by the Collateral Documents.

6.04 BINDING EFFECT.

      Each Loan Document has been duly authorized, executed and delivered by each Loan Party that is party thereto. Each Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws or by equitable principles relating to enforceability.

6.05 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT; SOLVENCY.

      (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material Indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, commitments and Indebtedness.

      (b) From the date of the Audited Financial Statements to and including the Closing Date, there has been no Disposition by the Borrower or any Subsidiary, or any Involuntary Disposition, of any material part of the business or Property of the Borrower and its Subsidiaries, taken as a whole, and no purchase or other Acquisition by any of them of any business or Property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its Subsidiaries, taken as a whole, in each case, which is not reflected in the foregoing financial statements or

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in the notes thereto and has not otherwise been disclosed in writing to the
Agents, the Arrangers and the Lenders on or prior to the Closing Date.

      (c) The Projections have been prepared by the Borrower in light of the past operations of its business, and reflect projections for the seven year period beginning on the Closing Date. The Projections are based upon estimates and assumptions stated therein, all of which the Borrower believes to be reasonable and fair in light of current conditions and current facts known to the Borrower and, as of the Closing Date, reflect the Borrower's good faith and reasonable estimates of the future financial performance of the Borrower and its Subsidiaries and of the other information projected therein for the periods set forth therein (it being understood that the Projections are not a guaranty of future performance and that actual results during the periods covered by the Projections may differ from the projected results therein and that such differences may be material).

      (d) The financial statements delivered pursuant to Section 7.01(a) and (b) (Financial Statements) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.01(a) and (b) (Financial Statements)) and present fairly (on the basis disclosed in the footnotes to such financial statements) in all material respects the consolidated financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of the dates thereof and for the periods covered thereby.

      (e) Since December 31, 2004, there has been no event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

      (f) Both before and after giving effect to (a) the Loans and other Credit Extensions to be made or extended on the Closing Date or such other date as Loans and other Credit Extensions requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of the Borrower, (c) the Ardent Acquisition and the consummation of the other Transactions contemplated hereby and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Loan Party is Solvent.

6.06 LITIGATION.

      There are no actions, suits, investigations, litigation, criminal prosecutions, civil investigative demands, imposition of criminal or civil fines or penalties, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties, threatened or contemplated, at Law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their respective Properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or
(b) if determined adversely, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

6.07 NO DEFAULT; NO BURDENSOME RESTRICTIONS.

      (a) Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could reasonably be expected to have a Material Adverse Effect.

      (b) No Default has occurred and is continuing.

      (c) Neither the Borrower nor any Subsidiary (i) is a party to any Contractual Obligation the compliance with one or more of which would have, in the aggregate, a Material Adverse Effect or the performance of which by any such Person, either unconditionally or upon the happening of an event, would result in the creation of a Lien (other than a Permitted Lien) on the assets or Properties of any such

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Person or (ii) is subject to one or more charter or corporate restrictions that would, in the aggregate, have a Material Adverse Effect.

6.08 OWNERSHIP OF PROPERTY; LIENS.

      Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all Real Property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Property of the Borrower or any of its Subsidiaries is subject to any Liens, other than Permitted Liens.

6.09 ENVIRONMENTAL COMPLIANCE.

      Except as could not reasonably be expected to have a Material Adverse
Effect:

      (a) Each of the Facilities and all operations at the Facilities are and, to the knowledge of the Borrower and its Subsidiaries, have been in compliance with all applicable Environmental Laws and there are no conditions relating to the Facilities or the Businesses that could reasonably be expected to give rise to liability under any applicable Environmental Laws.

      (b) None of the Facilities contains, or has previously contained, any Hazardous Materials at, on or under the Facilities in amounts or concentrations that constitute or constituted a violation of, or could reasonably be expected to give rise to liability under, Environmental Laws.

      (c) Neither the Borrower nor any Subsidiary has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or Environmental Laws with regard to any of the Facilities or the Businesses, nor does any Responsible Officer of any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened.

      (d) Hazardous Materials have not been transported or disposed of from any Facilities of the Borrower or its Subsidiaries (irrespective of whether such Facilities are now, or were previously, owned, leased or operated by such Person), or generated, treated, stored or disposed of at, on or under any of the Facilities or any other location, in each case by or on behalf the Borrower or any Subsidiary in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

      (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Responsible Officers of the Loan Parties, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower, any Subsidiary, the Facilities or the Businesses.

      (f) There has been no Release or, threat of Release of Hazardous Materials at or from the Facilities, or arising from or related to the operations (including disposal) of the Borrower or any Subsidiary in connection with the Facilities or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws.

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      (g) As of the Closing Date, the Borrower and its Subsidiaries have provided the Administrative Agents with copies of all material environmental reports, assessments, audits and/or documentation relating to any current or former Facilities or current Environmental Liabilities to the extent in the possession, custody or control of the Borrower or any of its Subsidiaries.

6.10 INSURANCE.

      The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies and, to the extent not prohibited by Section 7.07 (Maintenance of Insurance) or Section 8.02 (Investments) of this Agreement, with PSI Surety, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

6.11 TAXES.

      The Borrower and its Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

6.12 ERISA COMPLIANCE.

      (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Loan Parties, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Loan Party and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Internal Revenue Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code has been made with respect to any Plan.

      (b) There are no pending or, to the knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

      (c) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Loan Party or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Loan Party or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Loan Party or any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

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6.13 SUBSIDIARIES.

      (a) As of the Closing Date, the authorized capital stock of the Borrower consists of 48,000,000 shares of common stock, $0.01 par value per share, of which 32,405,000 shares are issued and outstanding. As of the Closing Date, except as set forth on Schedule 6.13 (Ownership of Borrower; Subsidiaries), no Capital Stock of the Borrower is subject to any outstanding option, warrant, right of conversion or purchase or any similar right. As of the Closing Date, there are no agreements or understandings to which the Borrower is a party with respect to the voting, sale or transfer of any shares of Capital Stock of the Borrower or any agreement restricting the transfer or hypothecation of any such shares. All of the outstanding capital stock of the Borrower has been validly issued, is fully paid and non-assessable.

      (b) Set forth on Schedule 6.13 (Ownership of Borrower; Subsidiaries) is a complete and accurate list as of the Closing Date of each Subsidiary (separately identifying any Subsidiary that is an Immaterial Subsidiary), together with the percentage of outstanding shares of each class owned (directly or indirectly) by the Borrower or any Subsidiary. None of the shares of Capital Stock of any Subsidiary is subject to any outstanding options, warrants, rights of conversion or purchase or any similar right. All of the outstanding Capital Stock of each Subsidiary is validly issued, fully paid and non-assessable.

6.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

      (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. No proceeds of any Loan will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock in contravention of Regulation T, U or X of the FRB.

      (b) None of the Borrower, any Person Controlling the Borrower or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

6.15 DISCLOSURE.

      No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to any Arranger, any Agent or any Lender (including the Confidential Information Memorandum) in connection with the Transactions, the other transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projected financial information is not a guaranty of future performance and that actual results during the periods covered by the Projections may differ from the projected results therein and that such differences may be material).

6.16 COMPLIANCE WITH LAWS.

      (a) Each of the Borrower and each Subsidiary is in compliance with the requirements of all

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Laws (including Medicare Regulations, Medicaid Regulations, HIPAA, 42 U.S.C.
Section 1320a-7b and 42 U.S.C. Section 1395nn) and all orders, writs, injunctions, decrees, licenses and permits applicable to it, its Properties or the Facilities, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

      (b) Without limiting the generality of the foregoing clause (a):

            (i) neither the Borrower nor any Subsidiary, nor any individual employed by the Borrower or any Subsidiary, would reasonably be expected to have criminal culpability or to be excluded from participation in any Medical Reimbursement Program for corporate or individual actions or failures to act known to the Borrower or any Subsidiary where such culpability or exclusion has resulted or could reasonably be expected to result in an Exclusion Event;

            (ii) to the knowledge of the Loan Parties, no officer or other member of management continues to be employed by the Borrower or any Subsidiary who may reasonably be expected to have individual culpability for matters under investigation by the OIG or other Governmental Authority unless such officer or other member of management has been, within a reasonable period of time after discovery of such actual or potential culpability, either suspended or removed from positions of responsibility related to those activities under challenge by the OIG or other Governmental Authority;

            (iii) current billing policies, arrangements, protocols and instructions of the Borrower and its Subsidiaries comply with requirements of Medical Reimbursement Programs and are administered by properly trained personnel, except where any such failure to comply would not reasonably be expected to result in an Exclusion Event; and

            (iv) current medical director compensation arrangements of the Borrower and its Subsidiaries comply with state and federal anti-kickback, fraud and abuse, and self-referral laws, including without limitation 42 U.S.C. Section 1320a-7b and 42 U.S.C. Section 1395nn, and all regulations promulgated under such laws, except where any such failure to comply would not reasonably be expected to result in an Exclusion Event.

      (c) The Borrower has in place a compliance program for the Borrower and its Subsidiaries that is reasonably designed to provide effective internal controls that promote adherence to, prevent and detect material violations of any Laws applicable to the Borrower and its Subsidiaries, and which includes the implementation of internal audits and monitoring on a regular basis to monitor compliance with the compliance program and with Laws.

6.17 INTELLECTUAL PROPERTY; LICENSES; ETC.

      (a) The Borrower and its Subsidiaries own, or possess the legal right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, Internet domain names, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person.

      (b) Set forth on Schedule 6.17 (IP Rights) is a list of all IP Rights registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by any Loan Party, or that any Loan Party has the right to use, as of the Closing Date.

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      (c) Except for such claims and infringements that could not reasonably be expected to have a Material Adverse Effect, no claim has been asserted and is pending by any Person challenging or questioning the use of any IP Rights or the validity or effectiveness of any IP Rights, nor does any Loan Party know of any such claim.

      (d) To the knowledge of the Responsible Officers of the Loan Parties, the use of any IP Rights, slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by the Borrower or any of its Subsidiaries or the granting of a right or a license in respect of any the foregoing from the Borrower or any Subsidiary does not infringe on the rights of any Person.

      (e) As of the Closing Date, none of the IP Rights owned by any of the Loan Parties is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.17 (IP Rights).

6.18 BROKER'S FEES.

      Neither the Borrower nor any Subsidiary has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Loan Documents.

6.19 USE OF PROCEEDS.

      (a) The proceeds of the Revolving Loans and the Letters of Credit are being used by the Borrower (and, to the extent distributed to them by the Borrower, each other Loan Party) solely (i) for the payment of transaction costs, fees and expenses incurred in connection with this Agreement, the Transactions and the other transactions contemplated hereby and (ii) for working capital and general corporate purposes (including consummating the Ardent Acquisition and Permitted Acquisitions and making Capital Expenditures that are not prohibited under this Agreement); provided, however, that on the Closing Date after giving effect to the initial extensions of credit hereunder and the consummation of the Transactions scheduled to occur on the Closing Date, the Revolving Credit Outstandings shall not exceed $75,000,000.

      (b) The proceeds of the Term Loans are being used by the Borrower solely
(i) to finance the Ardent Acquisition and for the payment of related transaction costs, fees and expenses and (ii) for the payment of transaction costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby on or prior to the Closing Date.

6.20 LABOR MATTERS.

      There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any Subsidiary as of the Closing Date and neither the Borrower nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

6.21 BUSINESS LOCATIONS.

      Set forth on Schedule 6.21(a) (Locations of Real Property) is a list of all Real Property located in the United States that is owned or leased by any Loan Party as of the Closing Date. Set forth on Schedule 6.21(b) (Locations of Tangible Personal Property) is a list of all locations where any tangible personal property of any Loan Party is located as of the Closing Date. Set forth on Schedule 6.21(c) (Locations of Chief Executive Office) is the chief executive office, tax payer identification number and organizational identification number of each Loan Party as of the Closing Date. The exact legal name and state of

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organization of each Loan Party is as set forth on the signature pages hereto.
Except as set forth on Schedule 6.21(e) (Changes in Legal Name, State of Formation and Structure), no Loan Party has during the five years preceding the Closing Date (i) changed its legal name, (ii) changed its state of formation, or
(iii) been party to a merger, consolidation or other change in structure.

6.22 PERFECTION OF SECURITY INTERESTS IN THE COLLATERAL.

      The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are perfected security interests and Liens, prior to all other Liens (other than Permitted Liens having priority over the Liens of the Collateral Agent pursuant to the Loan Documents).

6.23 SUBORDINATION.

      (a) The Obligations are "Senior Debt" under (i) the Existing Senior Subordinated Notes Documents and (ii) following issuance of the New Senior Subordinated Notes, the New Senior Subordinated Notes Documents.

      (b) The Obligations are "Designated Senior Debt" under each of the Senior Subordinated Notes Documents and, other than the Senior Bridge Loans, no other Indebtedness or other obligations constitute "Designated Senior Debt" under any of the Senior Subordinated Notes Documents,.

6.24 RELATED DOCUMENTS.

      (a) The execution, delivery and performance by each Loan Party of the Related Documents to which it is a party and the consummation of the transactions contemplated thereby by such Loan Party:

            (i) are within such Loan Party's respective corporate, limited liability company, partnership or other powers;

            (ii) have been duly authorized by all necessary corporate or other action, including the consent of stockholders where required;

            (iii) do not and will not (A) contravene or violate any Loan Party's Organization Documents, (B) violate any Law applicable to any Loan Party, or any order or decree of any Governmental Authority or arbitrator except to the extent such violation could not reasonably be expected to have a Material Adverse Effect, (C) conflict with or result in the breach or contravention of, constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of any Loan Party or any of its Subsidiaries, except for those that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect or (D) result in the creation or imposition of any Lien upon any property of any Loan Party or any of its Subsidiaries other than a Permitted Lien; and

            (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those that (A) will have been obtained at the Closing Date, each of which will be in full force and effect on the Closing Date, none of which will on the Closing Date impose materially adverse conditions upon the exercise of control by the Borrower over any of its Subsidiaries and (B) in the aggregate, if not obtained, could not reasonably be expected to have a Material Adverse Effect.

      (b) Each of the Related Documents has been or at the Closing Date will have been duly

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executed and delivered by each Loan Party party thereto and at the Closing Date will be the legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws or by equitable principles relating to enforceability.

      (c) None of the Related Documents has been amended or modified in any respect and no provision therein has been waived, except in each case to the extent permitted by Section 8.17 (Modification of Related Documents), and each of the representations and warranties therein are true and correct in all material respects and no default or event that, with the giving of notice or lapse of time or both, would be a default has occurred thereunder.

6.25 FRAUD AND ABUSE.

      To the knowledge of the Responsible Officers of the Loan Parties, neither the Borrower nor any Subsidiary nor any of their respective officers or directors has engaged in any activities that are prohibited under any applicable provision of the Social Security Act and the regulations promulgated thereunder, including HIPAA, the Medicare Regulations or the Medicaid Regulations that could reasonably be expected to have a Material Adverse Effect.

6.26 LICENSING AND ACCREDITATION.

      (a) Except to the extent it would not reasonably be expected to have a Material Adverse Effect, each of the Borrower and its Subsidiaries has, to the extent applicable: (i) obtained (or been duly assigned) all required certificates of need or determinations of need as required by the relevant state Governmental Authority for the acquisition, construction, expansion of, investment in or operation of its businesses and Facilities as currently operated; (ii) obtained and maintains in good standing all required licenses, permits, authorizations and approvals of each Governmental Authority necessary to the conduct of its business and Facilities; (iii) to the extent prudent and customary in the industry in which it is engaged, obtained and maintains accreditation from all generally recognized accrediting agencies; (iv) entered into and maintains in good standing its Medicare Provider Agreements and Medicaid Provider Agreements; and (v) ensured that all such required licenses are in full force and effect on the date hereof and have not been revoked or suspended or otherwise limited.

      (b) To the knowledge of the Loan Parties, each Contract Provider is duly licensed by each state, state agency, commission or other Governmental Authority having jurisdiction over the provision of such services by such Person in the locations where the Borrower and its Subsidiaries conduct business, to the extent such licensing is required to enable such Person to provide the professional services provided by such Person and otherwise as is necessary to enable the Borrower and its Subsidiaries to operate as currently operated and as contemplated to be operated.

6.27 REIMBURSEMENT FROM MEDICAL REIMBURSEMENT PROGRAMS.

      The accounts receivable of Borrower and its Subsidiaries have been and will continue to be adjusted to reflect the reimbursement policies (both those most recently published in writing as well as those not in writing which have been verbally communicated) of Medical Reimbursement Programs, including without limitation Medicare, Medicaid, Blue Cross/Blue Shield, private insurance companies, health maintenance organizations, preferred provider organizations, alternative delivery systems, managed care systems, government contracting agencies and other third party payors. In particular, accounts receivable relating to such Medical Reimbursement Programs do not and shall not exceed in any material respect amounts any obligee is entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation to its usual

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charges.

6.28 MEDICARE AND MEDICAID NOTICES AND FILINGS RELATED TO HEALTH CARE BUSINESS.

      To the extent applicable and except to the extent as would not be reasonably be expected to have a Material Adverse Effect: (i) each of the Borrower and each of its Subsidiaries has timely filed all reports required to be filed in connection with Medicare and applicable Medicaid programs and due on or before the date hereof, and all required reports and administrative forms and filings are true and complete in all material respects; (ii) there are no claims, actions, proceedings or appeals pending (and neither Borrower nor any of its Subsidiaries has filed anything that would result in any claims, actions or appeals) before any Governmental Authority with respect to any Medicare or Medicaid cost reports or claims filed by the Borrower or any of its Subsidiaries on or before the date hereof, or with respect to any adjustments, denials, recoupments or disallowances by any intermediary, carrier, other insurer, commission, board or agency in connection with any cost reports or claims; (iii) no validation review, survey, inspection, audit, investigation or program integrity review related to the Borrower or any Subsidiary has been conducted by any Governmental Authority or government contractor in connection with the Medicare or Medicaid programs, and no such reviews are scheduled, pending or, threatened against or affecting the Borrower or any Subsidiary; and (iv) each of the Borrower and its Subsidiaries has timely filed all material reports, data and other information required by any other Governmental Authority with authority to regulate the Borrower or any such Subsidiary or its business in any manner.

                                  ARTICLE VII

                              AFFIRMATIVE COVENANTS

      Each of the Borrower and each other Loan Party agrees with the Lenders, the L/C Issuer and the Agents to each of the following, as long as any Obligation or any Revolving Credit Commitment remains outstanding and, in each case, unless the Required Lenders otherwise consent in writing, that it shall and shall cause each Subsidiary to:

7.01 FINANCIAL STATEMENTS.

      Deliver to the Administrative Agents and each Lender, in form and detail satisfactory to the Administrative Agents and the Required Lenders:

      (a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated and consolidating statements of income or operations, retained earnings, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young or other independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agents, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit; and

      (b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income or operations, retained earnings, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended,

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setting forth in each case in comparative form the figures as of the end of and for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in the Borrower's periodic reports filed with the SEC on Form 10-K or Form 10-Q, as the case may be, furnished pursuant to
Section 7.02(e)(i) (Certificates; Other Information), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

7.02 CERTIFICATES; OTHER INFORMATION.

      Deliver to the Administrative Agents and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

      (a) concurrently with the delivery of the financial statements referred to in Section 7.01(a) (Financial Statements), a certificate of its independent certified public accountants certifying such financial statements; and

      (b) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b) (Financial Statements):

            (i) a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower; and

            (ii) (A) a certificate of a Responsible Officer of the Borrower certifying that the Corporate Chart attached thereto (or the last Corporate Chart delivered pursuant to this clause (ii)) is true, correct, complete and current as of the date of such financial statements; provided that following the delivery of the initial Corporate Chart required to be delivered pursuant to this clause (ii), the Borrower shall not be required to deliver additional Corporate Charts unless any changes have been made to the corporate structure of the Borrower and its Subsidiaries or the other information presented in the Corporate Chart from that presented in the Corporate Chart then most recently delivered by the Borrower pursuant to this clause (ii); and

                 (B) a certificate of a Responsible Officer of the Borrower in form and substance satisfactory to the Administrative Agents that, to the knowledge of the Borrower, all certificates, statements, updates and other documents (including updated schedules) required to be delivered pursuant to the Security Agreement and/or the Pledge Agreement by any Loan Party in the preceding fiscal period fiscal period have been delivered thereunder (or such delivery requirement was otherwise duly waived or extended).

      The reporting requirements set forth in this clause (ii) are in addition to, and are not intended to and shall not replace or otherwise modify, any obligation of any Loan Party under any Loan Document (including other notice or reporting requirements). Compliance with the reporting obligations in this clause (ii) shall only provide notice to the Administrative Agents and shall not, by itself, modify any obligation of any Loan Party under any Loan Document, update any Schedule to this Agreement or any schedule to any other Loan Document or cure, or otherwise

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      modify in any way, any failure to comply with any covenant, or any breach of any representation or warranty, contained in any Loan Document or any other Default or Event of Default;

      (c) within thirty (30) days after end of each fiscal year, the annual business plan and budget of the Borrower and its Subsidiaries containing, among other things, projected financial statements for each fiscal quarter of the next fiscal year;

      (d) copies of any detailed audit reports, management letters or recommendations promptly after being submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

      (e) promptly after the same are available, (i) copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or to a holder of any Indebtedness owed by the Borrower or any Subsidiary in its capacity as such a holder and not otherwise required to be delivered to the Administrative Agents pursuant hereto and (ii) upon the request of any Administrative Agent all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters; and

      (f) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as any Administrative Agent or any Lender may from time to time reasonably request.

      Documents required to be delivered pursuant to Section 7.01(a) or (b) (Financial Statements) or Section 7.02(e) above may (to the extent any such documents are included in materials otherwise filed with the SEC) be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 11.02 (Lending Offices and Addresses for Notices); or (ii) on which such documents are posted on the Borrower's behalf on IntraLinks(TM) or other Approved Electronic Platform to which each Lender and each Administrative Agent have access; provided, that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agents or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the applicable Administrative Agent or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) each Administrative Agent and each Lender of the posting of any such documents and provide to each Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 7.02(b) above to the Administrative Agents and each of the Lenders. Except for such Compliance Certificates, the Administrative Agents shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

7.03 NOTICES.

      (a) Promptly (and in any event within five (5) Business Days) after any Loan Party obtains knowledge thereof, notify the Administrative Agents and each Lender of the occurrence of any Default.

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      (b) Promptly after any Loan Party obtains knowledge thereof, notify the
Administrative Agents and each Lender of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect.

      (c) Promptly after any Loan Party obtains knowledge thereof, notify the Administrative Agents and each Lender of the occurrence of any ERISA Event.

      (d) Promptly notify the Administrative Agents and each Lender of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary.

      (e) Promptly after any Loan Party obtains knowledge thereof, notify the Administrative Agent and each Lender of any litigation, investigation or proceeding affecting any Loan Party in which the amount involved or relief sought would reasonably be expected to have a Material Adverse Effect.

      (f) Promptly after any Loan Party obtains knowledge thereof, notify the Administrative Agents and each Lender of (i) the institution of any investigation, review or proceeding against any Loan Party to suspend, revoke or terminate (or that may result in the termination of) any Medicaid Provider Agreement or Medicare Provider Agreement, or any such investigation or proceeding that may result in an Exclusion Event or (ii) any notice of loss or threatened loss of accreditation, loss of participation under any Medical Reimbursement Program or loss of applicable health care license, in the case of clauses (i) and (ii), that would reasonably be expected to result in a Material Adverse Effect.

      (g) Promptly after any Loan Party obtains knowledge thereof, notify the Administrative Agents and each Lender of any event or condition which has caused the representations and warranties set forth in Section 6.09 (Environmental Compliance) to be untrue or incorrect and, upon request by any Administrative Agent, furnish or cause to be furnished to the Administrative Agents, at the Loan Parties' expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Administrative Agents as to the nature and extent of the presence of any Hazardous Materials on any Facilities and as to the compliance by the Borrower or any of its Subsidiaries with Environmental Laws at such Facilities. If the Loan Parties fail to deliver such an environmental report within seventy-five
(75) days after receipt of such written request then the Administrative Agents may arrange for same, and the Loan Parties hereby grant to the Administrative Agents and their respective representatives access to the Facilities to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agents pursuant to this provision will be payable by the Loan Parties on demand and added to the obligations secured by the Collateral Documents.

      Each notice pursuant to this Section 7.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower or the applicable Loan Party has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

7.04 PAYMENT OF OBLIGATIONS.

      Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; and (b) all lawful claims which, if unpaid, would by law become a Lien upon its Property

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unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary.

7.05 PRESERVATION OF EXISTENCE, ETC.

      (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 (Fundamental Changes) or 8.05 (Dispositions).

      (b) Preserve, renew and maintain in full force and effect its good standing under the Laws of the jurisdiction of its organization, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      (c) Take all reasonable action to maintain all rights, privileges, permits, licenses, franchises, certifications and approvals as are necessary for the conduct of its business as currently conducted and herein contemplated, including without limitation professional licenses, CLIA certifications, Medicare Provider Agreements and Medicaid Provider Agreements, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      (d) Preserve or renew all of its material registered patents, copyrights, trademarks, trade names and service marks, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.06 MAINTENANCE OF PROPERTIES.

      (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and Involuntary Dispositions excepted.

      (b) Make all necessary repairs thereto and renewals and replacements thereof, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      (c) Use the standard of care typical in the industry in the operation and maintenance of its facilities.

7.07 MAINTENANCE OF INSURANCE.

      Maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance, business interruption insurance and reinsurance) with PSI Surety (to the extent PSI Surety is capitalized in accordance with this Agreement) and/or financially sound and reputable insurance companies and reinsurance companies or associations (as applicable), in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates. The Collateral Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent, that it will give the Collateral Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled.

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7.08 COMPLIANCE WITH LAWS.

      Except the extent the failure to do so would not reasonably be expected to result in a Material Adverse Effect:

      (a) Comply with the requirements of all Laws (including without limitation Titles XVIII and XIX of the Social Security Act, HIPAA, Medicare Regulations, Medicaid Regulations) and all orders, writs, injunctions and decrees applicable to it or to its business or Property, except in such instances in which such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted;

      (b) Ensure that (i) billing policies, arrangements, protocols and instructions will comply with reimbursement requirements under Medicare, Medicaid and other Medical Reimbursement Programs and will be administered by properly trained personnel; and (ii) medical director compensation arrangements and other arrangements with referring physicians will comply with applicable state and federal self-referral and anti-kickback laws, including without limitation 42 U.S.C. Section 1320a-7b(b)(1) - (b)(2) 42 U.S.C. and 42 U.S.C.
Section 1395nn; and

      (c) Make commercially reasonable efforts to implement policies that are consistent with HIPAA on or before the date that any provision of HIPAA becomes applicable to the Borrower and its Subsidiaries.

7.09 BOOKS AND RECORDS.

      (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

      (b) Maintain such books of record and account in conformity in all material respects with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

7.10 ACCESS; INSPECTION RIGHTS.

      (a) Permit representatives and independent contractors of the Administrative Agents, the Collateral Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (provided that the Borrower shall be provided an opportunity to attend such meetings), all at the expense of the Lenders and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists, the Agents or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

      (b) Permit representatives and independent contractors of the Collateral Agent or the Administrative Agents to conduct an annual audit of the Collateral at the expense of the Borrower upon reasonable advance notice to the Borrower. To the extent required by applicable Law, prior to receiving any information that contains patient information subject to (i) state privacy laws, (ii) the Drug Abuse Prevention, Treatment and Rehabilitation Act, 42 U.S.C. 290ee-3 et seq., (iii) the HIPAA, 42 U.S.C. 1320d et seq., or (iv) regulations promulgated pursuant to the foregoing statutes, each Agent and the

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Lenders agree to execute an agreement reasonably satisfactory to the
Administrative Agents and the Lenders that complies with the requirements relating to "business associates" as set forth in 45 C.F.R. 502(e) and any applicable state Laws.

7.11 USE OF PROCEEDS.

      Use the proceeds of the Loans and other Credit Extensions as provided in
Section 6.19 (Use of Proceeds).

7.12 ADDITIONAL SUBSIDIARIES AND GUARANTEES.

      (a) Within thirty (30) days (or such longer period as the Administrative Agents may agree) after (x) the acquisition or formation of any Subsidiary (other than an Excluded Subsidiary) or (y) any Subsidiary ceases to be an Excluded Subsidiary:

            (i) notify the Administrative Agents thereof in writing, together with notice of (A) the jurisdiction of formation of such Subsidiary, (B) number of shares of each class of Capital Stock of such Subsidiary outstanding, (C) number and percentage of outstanding shares of each class of Capital Stock of such Subsidiary owned (directly or indirectly) by the Borrower or any Subsidiary and (D) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto; and

            (ii) cause such Subsidiary (other than any Excluded Subsidiary) to
      (A) become a Guarantor by executing and delivering to the Administrative Agents a Joinder Agreement and joinder agreements pursuant to which such Subsidiary shall become a party to the Pledge Agreement and Security Agreement or such other document as the Administrative Agents shall deem appropriate for such purposes, and (B) deliver to the Agents documents of the types referred to in clauses (iii), (iv), (v), (vi), (ix) and (x) of
      Section 5.01(a) (Conditions Precedent to Initial Credit Extensions) and favorable opinions of counsel to such Person acceptable to the Administrative Agents (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (A) and the creation and perfection of security interests and Liens), all in form, content and scope reasonably satisfactory to the Agents; provided, however, (x) if such Subsidiary is a Foreign Subsidiary and compliance with clause (a) above would reasonably be expected to cause any material adverse tax consequences to the Borrower and its Subsidiaries taken as a whole, then such Subsidiary shall not be required to comply with this clause (ii) and (y) if such Subsidiary is an Immaterial Subsidiary, then such Subsidiary shall not be required to comply with this clause (ii) so long as the aggregate amount of assets owned by all Immaterial Subsidiaries that are not Guarantors does not, as of any date of determination, exceed $250,000 in the aggregate.

      (b) Guarantee of Other Indebtedness. If any Subsidiary that is not a Guarantor (including any Foreign Subsidiary and any Excluded Subsidiary) provides a Guarantee in respect of any Senior Subordinated Notes, any other Subordinated Indebtedness or any other Indebtedness of the Borrower in excess of the Threshold Amount, such Subsidiary shall, concurrent with providing the Guarantee in respect of such Subordinated Indebtedness, Senior Secured Indebtedness or any other Indebtedness of the Borrower in excess of the Threshold Amount, (i) become a Guarantor by executing and delivering to the Administrative Agents a Joinder Agreement and joinder agreements pursuant to which such Subsidiary shall become a party to the Pledge Agreement and Security Agreement or such other document as the Administrative Agents shall deem appropriate for such purposes and (ii) deliver to the Agents documents of the types referred to in clauses (iii), (iv), (v), (vi), (ix) and (x) of Section 5.01(a) (Conditions Precedent to Initial Credit Extensions) and favorable opinions of counsel to such Person (which shall cover, among

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other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (A) and the creation and perfection of security interests and Liens), all in form, content and scope reasonably satisfactory to the Agents.

7.13  ERISA COMPLIANCE.

      Do, and cause each of its ERISA Affiliates to do, each of the following:
(a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state Law; (b) cause each Plan that is qualified under Section 401(a) of the Internal Revenue Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Internal Revenue Code.

7.14  ENVIRONMENTAL COMPLIANCE.

      Do, and cause each Subsidiary of the Borrower to, comply in all material respects with Environmental Laws and, without limiting the foregoing, the Borrower shall, at its sole cost and expense, upon receipt of any notification or otherwise obtaining knowledge of any Release or other event that has any reasonable likelihood of any of the Borrower or any Subsidiary of the Borrower incurring Environmental Liabilities in excess of the Threshold Amount in the aggregate, (a) conduct, or pay for consultants to conduct, tests or assessments of environmental conditions at such operations or properties, including the investigation and testing of subsurface conditions and (b) take such Remedial Action and undertake such investigation or other action as required by Environmental Laws or as any Governmental Authority requires or as is appropriate and consistent with good business practice to address the Release or event and otherwise ensure compliance with Environmental Laws.

7.15  ADDITIONAL COLLATERAL.

      To the extent not delivered to the Administrative Agent on or before the Closing Date (including in respect of after-acquired property and, as applicable, Persons that become Subsidiaries of any Loan Party after the Closing
Date), the Borrower agrees promptly (and in any event, within 30 days of the Closing Date or the date of acquisition of such property or Persons (or such later date as may be agreed to by the Administrative Agents)) to do, or cause each Subsidiary of the Borrower to do, each of the following:

      (a) at all times (except in respect of all owned and leased Property of each Loan Party acquired after the Closing Date, in which case, no later than 30 days after (x) the Closing Date or (y) (if later) the date of acquisition of such property (or such later date as may be agreed to by the Administrative Agents)) the Loan Parties will (subject to Section 7.12 (Additional Subsidiaries and Guarantees)) (a) cause all of the owned and leased Property (other than Excluded Property) of each Loan Party to be subject at all times to first priority, perfected Liens and, in the case of owned and leased Real Property, title insured Liens in favor of the Administrative Agent to secure the Obligations pursuant to the terms and conditions of the Collateral Documents or, with respect to any such Property acquired subsequent to the Closing Date, such other additional security documents or joinders to existing Collateral Documents as the Administrative Agents may reasonably request, subject in any case to Permitted Liens and (b) deliver such other documentation as the Administrative Agents may reasonably request in connection with the foregoing, including appropriate UCC-1 financing statements, Mortgage Supporting Documents, Collateral Access Agreements, Bailee's Letters, certified resolutions, Organization Documents and other authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Collateral Agent's Liens thereunder) and other items of the types required to be delivered pursuant to clauses (iii),
(iv), (v), (vi), (ix) and (x) of Section

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5.01(a) (Conditions Precedent to Initial Credit Extensions), all in form, content and scope reasonably satisfactory to the Administrative Agents.

      (b) without limiting the generality of the above, the Loan Parties will (subject to Section 7.12 (Additional Subsidiaries and Guarantees)) cause (a) 100% of the issued and outstanding Capital Stock of each Domestic Subsidiary and
(b) 66% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent and (2) could not reasonably be expected to cause any material adverse tax consequences to the Borrower and its Subsidiaries taken as a whole) of the issued and outstanding Voting Stock and 100% of the issued and outstanding Capital Stock that is not Voting Stock in each Foreign Subsidiary directly owned by the Borrower or any Domestic Subsidiary to be subject at all times to a first priority, perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the terms and conditions of the Collateral Documents or such other security documents as the Administrative Agents shall reasonably request.

      (c) with respect to each Account for which either the perfection, enforceability, or validity of the Collateral Agent's Liens in such Account, or the Administrative Agent's right or ability to obtain direct payment to the Administrative Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the Uniform Commercial Code, the Loan Parties will take such steps as the Administrative Agent may from time to time reasonably request, including compliance with the Federal Assignment of Claims Act of 1940, the Social Security Act, the Medicare Regulations and the Medicaid Regulations.

7.16  CONTROL ACCOUNTS; APPROVED DEPOSIT ACCOUNTS

      (a) Cause each of the Loan Parties to (i) deposit in an Approved Deposit Account all cash it receives, (ii) not establish or maintain any Securities Account that is not a Control Account and (iii) not establish or maintain any Deposit Account other than with a Deposit Account Bank; provided, however, that each of the Borrower and each of the Loan Parties may (i) maintain payroll, withholding tax and other fiduciary accounts that are not subject to a Deposit Account Control Agreement, (ii) maintain accounts with the Agents and (iii) maintain other Deposit Accounts that are not subject to Deposit Account Control Agreements as long as the aggregate balance in all such accounts does not exceed $2,500,000 as at the end of each Business Day. The Borrower shall ensure that the Deposit Accounts that are not subject to Deposit Account Control Agreements shall, on each Business Day, be swept to one or more Deposit Accounts that are subject to Deposit Account Control Agreements with a Deposit Account Bank to the extent necessary to comply with the requirements of the immediately preceding sentence.

      (b) Each of the Agents may establish one or more Cash Collateral Accounts with such depositaries and Approved Securities Intermediaries as it in its sole discretion shall determine; provided, however, that no Cash Collateral Account shall be established with respect to the assets of any Subsidiary that is not a Loan Party. The Borrower agrees that each such Cash Collateral Account shall meet the requirements set forth in the definition of "Cash Collateral Account". Without limiting the foregoing, funds on deposit in any Cash Collateral Account may be invested (but the applicable Agent shall be under no obligation to make any such investment) in Cash Equivalents at the direction of the applicable Agent and, except during the continuance of an Event of Default, each Agent agrees with the Borrower to issue Entitlement Orders for such investments in Cash Equivalents as requested by the Borrower; provided, however, that no Agent shall have any responsibility for, or bear any risk of loss of, any such investment or income thereon. None of the Borrower, any Subsidiary of the Borrower or any other Loan Party or Person claiming on behalf of or through the Borrower, any Subsidiary of the Borrower or any other Loan Party shall have any right to demand payment of any funds held in any Cash Collateral Account at any

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time prior to the termination of all outstanding Letters of Credit and the payment in full of all then outstanding and payable monetary Obligations. Each Agent shall apply all funds on deposit in a Cash Collateral Account as provided in Section 2.08(c) (Mandatory Prepayments).

7.17  INTEREST RATE CONTRACTS.

      On or prior to the date that is 90 days after the Closing Date, the Borrower shall enter into one or more Swap Contracts (including Swap Contracts, if any, existing on the Closing Date) on terms and with counterparties reasonably satisfactory to the Administrative Agents, covering a notional amount sufficient to ensure that interest on at least 50% of the Consolidated Funded Indebtedness is paid (or is effectively paid) on a fixed rate basis for a period of at least three years following the Closing Date; provided, however, that in the event that the Consolidated Total Leverage Ratio shall be less than 3.0:1.0 (determined as of the last day of the four fiscal quarter period most recently ended), the Borrower shall not be required to maintain such Swap Contracts.

7.18  COLLATERAL ACCESS AGREEMENTS AND BAILEE'S LETTERS

      (a) To the extent not delivered to the Collateral Agent on or prior to the Closing Date, use commercially reasonable efforts to obtain, within 90 days after the Closing Date (or such later date as shall be acceptable to the Agents in their sole discretion), and deliver to the Collateral Agent such Collateral Access Agreements and Bailee's Letters specified on Schedule 7.18 (Collateral Access Agreements and Bailee's Letters).

      (b) With respect to any leased Real Property of any Loan Party now existing or acquired or used after the Closing Date, to the extent that at any date of determination the monthly rental obligations of such Loan Party with respect to such leased Real Property exceed $20,000 per month, use commercially reasonable efforts to obtain Collateral Access Agreements from the owner or lessor of such Real Property and deliver such Collateral Access Agreements to the Collateral Agent within 90 days of such date of determination (or such later date as the Administrative Agents may agree).

      (c) With respect to any Collateral of any Loan Party that is now or hereafter becomes stored or otherwise located at a location that is not owned or leased by a Loan Party, to the extent that at any date of determination the fair market value of such Collateral exceeds $100,000 at any individual location or $250,000 in the aggregate for all such Collateral, use commercially reasonable efforts to obtain Bailee's Letters from the owner or lessor of the Real Property at such location where Collateral is stored or otherwise located and deliver such Bailee's Letters to the Collateral Agent within 90 days of such date of determination (or such later date as the Administrative Agents may agree).

7.19  CERTAIN POST-CLOSING DATE REQUIREMENTS

      (a) T o the extent not delivered pursuant to Section 5.01(a)(iii) to the Collateral Agent on or prior to the Closing Date, deliver to the Agents such share certificates representing Pledged Collateral and related stock powers and instruments of transfer as shall be required by the Administrative Agents not later than ten Business Days after the Closing Date (or such later date as the Administrative Agents may agree).

      (b) To the extent not delivered pursuant to Section 5.01(a)(v) to the Administrative Agents on or prior to the Closing Date, deliver to the Agents such Mortgage Title Insurance Policies as shall be required by the Administrative Agents not later than three Business Days after the Closing Date (or such later date as the Administrative Agents may agree).

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      (c) To the extent not delivered pursuant to Section 5.01(a)(vi) to the
Administrative Agents on or prior to the Closing Date, deliver to the Agents such legal opinions as shall be required by the Administrative Agents in connection with the delivery of Mortgages not later than three Business Days after the Closing Date (or such later date as the Administrative Agents may agree).

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

      Each of the Borrower and each other Loan Party agrees with the Lenders, the L/C Issuer and the Agents that as long as any Obligation or any Revolving Credit Commitment remains outstanding and, in each case, unless the Required Lenders otherwise consent in writing, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

8.01  LIENS.

      Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, other than the following:

      (a) Liens created pursuant to any Loan Document;

      (b) Liens existing on the date hereof and listed on Schedule 8.01 (Existing Liens) and any renewals or extensions thereof, provided that the Property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 8.03(b) (Indebtedness);

      (c) Liens (other than Liens imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

      (d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

      (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

      (f) deposits to secure the performance of bids, trade contracts, licenses and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

      (g) easements, rights-of-way, restrictions and other similar encumbrances affecting Real Property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

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      (h) Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not in excess of the Threshold Amount (except to the extent covered by independent third-party insurance as to which the insurer has acknowledged in writing its obligation to cover), unless any such judgment remains undischarged for a period of more than thirty (30) consecutive days during which execution is not effectively stayed;

      (i) Liens securing Indebtedness permitted under Section 8.03(c) (Indebtedness); provided that (i) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the Property being acquired on the date of acquisition and (iii) such Liens attach to such Property concurrently with or within ninety days after the acquisition thereof;

      (j) leases, licenses or subleases granted to others solely to the extent that such leases, licenses or subleases do not interfere in any material respect with the business of the Borrower or any Subsidiary;

      (k) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, operating leases permitted by this Agreement;

      (l) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.02 (Investments);

      (m) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

      (n) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

      (o) Liens created or deemed to exist by the establishment of trusts for the purpose of satisfying (i) Governmental Reimbursement Program Costs of the Borrower and its Subsidiaries and (ii) other actions or claims pertaining to the same or related matters or other Medical Reimbursement Programs, provided, that in each case, the Borrower and such Subsidiary shall have established adequate reserves for such claims or actions;

      (p) Liens of sellers of goods to the Borrower and any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable Law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

      (q) Liens on the Property of PSI Surety created or deemed to exist in connection with its self-insurance programs;

      (r) Liens on the Property of the HUD Financing Subsidiaries securing HUD Financings to the extent such HUD Financings are permitted under this Agreement; and

      (s) Liens on the Property (other than Accounts) of Aeries Healthcare of Illinois, Inc. securing the applicable HUD Financing.

      (t) Liens securing Indebtedness permitted by Section 8.03(n); provided, that such Liens shall only attach to the proceeds of insurance which have been financed by such Indebtedness.

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8.02  INVESTMENTS.

      Make any Investments, except:

      (a) Investments consisting of cash or Cash Equivalents;

      (b) Investments consisting of Accounts and promissory notes created, acquired or made and trade credit extended in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

      (c) Investments consisting of stock, obligations, securities or other property received in settlement of Accounts from financially troubled obligors in the ordinary course of business;

      (d) Investments existing as of the Closing Date and set forth in Schedule
8.02 (Existing Investments);

      (e) Guarantees permitted by Section 8.03 (Indebtedness);

      (f) Permitted Acquisitions;

      (g) loans and advances to employees, directors and officers in the ordinary course of business (other than any such loans or advance that would be in violation of Section 4.02 of the Sarbanes-Oxley Act) in an aggregate amount for all such loans and advances not to exceed $1,000,000 at any time outstanding;

      (h) Investments made by any Loan Party in any Subsidiary that is not a Loan Party; provided, that the aggregate outstanding amount of all such Investments permitted pursuant to this clause (h) shall not exceed $1,000,000 at any time;

      (i) Investments by any Foreign Subsidiary in another Foreign Subsidiary;

      (j) Investments in any Person that is a Loan Party prior to giving effect to such Investment;

      (k) Investments in PSI Surety to pay its reasonable general corporate and overhead expenses and to cause PSI Surety to maintain the minimum amount of capital required by applicable Laws, provided that the aggregate amount of Investments in PSI Surety pursuant to this clause (k) shall not exceed $2,000,000 in any fiscal year;

      (l) Investments consisting of non-cash consideration received in connection with a Disposition permitted under Section 8.05 (Dispositions);

      (m) Investments consisting of Physician Support Obligations; provided, that (i) in the case of any such Investment that is a Guarantee, such Guarantee is permitted under Section 8.03(i) (Indebtedness) and (ii) the aggregate amount of all such Investments does not exceed $5,000,000 at any one time outstanding;

      (n) Investments arising under Swap Contracts permitted under Section 8.03(d) (Indebtedness); and

      (o) Investments not otherwise permitted by the foregoing clauses in an amount outstanding amount for all such Investments permitted pursuant to this clause (o) not to exceed $25,000,000.

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8.03  INDEBTEDNESS.

      Create, incur, assume or suffer to exist any Indebtedness, except:

      (a) Indebtedness under the Loan Documents;

      (b) Indebtedness of the Borrower and its Subsidiaries set forth in
Schedule 8.03 (Existing Indebtedness);

      (c) purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred by the Borrower or any of its Subsidiaries to finance the purchase of Fixed Assets, provided that (i) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed, (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing and (iii) the total amount of all such Indebtedness at any time outstanding shall not exceed $10,000,000;

      (d) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view"; and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

      (e) intercompany Indebtedness permitted under Section 8.02 (Investments);

      (f) Indebtedness arising under the Senior Bridge Credit Facility (including any Exchange Securities) in an aggregate principal amount not to exceed $150,000,000 (as such amount may be increased to the extent any interest accrued thereon is to be paid-in-kind) and any refinancing thereof by the issuance of the New Senior Subordinated Notes or of any other Indebtedness which
(i) is subordinated to the prior payment in cash of the Obligations, is not scheduled to mature prior to the date that is ninety-one (91) days after the scheduled Term Loan Maturity Date and has no scheduled amortization or payments of principal prior to the Term Loan Maturity Date and (ii) has terms and conditions which are acceptable to CGMI and are not materially less favorable to the Borrower or the Lenders than the terms of the Senior Bridge Credit Facility (including any Exchange Securities);

      (g) additional HUD Financings incurred or assumed after the Closing Date in an aggregate principal amount not to exceed $25,000,000 outstanding at any time;

      (h) Earn-Out Obligations in an aggregate amount not to exceed $30,000,000 at any one time outstanding, provided that such Earn-Out Obligations are subordinated to the Obligations in a manner and to an extent acceptable to the Administrative Agents;

      (i) Guarantees by any Loan Party of Indebtedness incurred by Qualified Physicians in the ordinary course of business; provided, that (i) the aggregate amount of all such Indebtedness that is Guaranteed by the Loan Parties does not exceed $5,000,000 and (ii) any such Guarantee shall be expressly subordinated in right of payment to the Obligations;

      (j) other additional unsecured Indebtedness entered into on and after the Closing Date in an aggregate principal amount not to exceed $15,000,000 at any one time outstanding;

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      (k) Permitted Subordinated Indebtedness (on terms and conditions acceptable to the Administrative Agents) issued after the Closing Date (i) in an aggregate principal amount not to exceed $50,000,000 at any one time outstanding and (ii) in an aggregate principal amount in excess of $50,000,000 solely to the extent that the Net Cash Proceeds of such Indebtedness are applied to prepay the Loans as provided in Section 2.08 (Mandatory Prepayments); and

      (l) subject to Section 8.13 (c) (Prepayment of Other Indebtedness; Modification of Debt Agreements), renewals, refinancings and extensions of Indebtedness permitted under clauses (b), (c) and (f) (and in the case of such clause (f), with respect to the New Senior Subordinated Notes or any other Indebtedness which refinances the Senior Bridge Facility (including any Exchange Securities) and satisfies the requirements of such clause (f)) on terms and conditions not materially less favorable to the applicable obligors or the Lenders; provided, that the principal amount of such Indebtedness so renewed, refinanced or extended shall not be renewed, refinanced or extended for a principal amount in excess of the principal balance outstanding thereof at the time of such renewal, refinancing or extension.

      (m) Guarantees with respect to Indebtedness permitted under this Section
8.03 (Indebtedness)

      (n) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business.

8.04  FUNDAMENTAL CHANGES.

      Merge, dissolve, liquidate, consolidate with or into another Person, or (except to the extent expressly permitted by Section 8.05) Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets and Properties (whether now owned or hereafter acquired) to or in favor of any Person; provided, that, notwithstanding the foregoing provisions of this Section 8.04 but subject to the terms of Sections 7.12 (Additional Subsidiaries and Guarantees) and 7.15 (Additional Collateral), (a) the Borrower may merge or consolidate with any Subsidiary, provided that the Borrower shall be the continuing or surviving corporation of such merger or consolidation, (b) any Subsidiary may merge or consolidate with any other Subsidiary, provided that
(i) if a Guarantor is a party thereto, then a Guarantor shall be the continuing or surviving corporation of such merger or consolidation and (ii) if a Guarantor is not a party thereto and a Domestic Subsidiary is a party thereto, then a Domestic Subsidiary shall be the continuing or surviving corporation of such merger or consolidation, (c) any Subsidiary may merge with any Person that is not a Loan Party in connection with a Disposition permitted under Section 8.05 (Dispositions), (d) the Borrower or any Subsidiary may merge with any Person that is not a Loan Party in connection with a Permitted Acquisition provided that, if such transaction involves the Borrower, the Borrower shall be the continuing or surviving corporation of such merger, and (e) any Wholly Owned Subsidiary may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up, as the case may be, could not have a Material Adverse Effect.

8.05  DISPOSITIONS.

      Except as otherwise permitted under Section 8.04 (Fundamental Changes), make any Disposition unless:

      (a) if such Disposition is an Investment, such transaction is not prohibited by the terms of Section 8.02 (Investments);

      (b) if such transaction is a Sale and Leaseback Transaction, such transaction is not prohibited by the terms of Section 8.16 (Sale and Leaseback Transactions; Operating Leases);

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      (c) such transaction does not involve the sale or other disposition of a minority equity interest in any Subsidiary;

      (d) such transaction does not involve a sale or other disposition of Accounts other than Accounts owned by or attributable to other Property concurrently being Disposed of in a transaction otherwise permitted under this
Section 8.05;

      (e) no Default has occurred and is continuing or would result from giving effect to such Disposition;

      (f) the consideration paid in connection therewith shall be cash or Cash Equivalents received contemporaneous with the consummation of such Disposition and shall be in an amount not less than the fair market value of the Property disposed of; and

      (g) the aggregate fair market value of all the Property sold or otherwise Disposed of by the Borrower and its Subsidiaries in any fiscal year shall not exceed an amount equal to seven and one-half percent (7.5%) of the aggregate consolidated net book value of the Fixed Assets of the Borrower and its Subsidiaries as of the end of the immediately preceding fiscal year.

8.06  RESTRICTED PAYMENTS.

      Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

      (a) each Subsidiary may make Restricted Payments to the holders of its Capital Stock;

      (b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the Capital Stock of the Person making such dividend or distribution; and

      (c) the Borrower may repurchase the Capital Stock of the Borrower held by departing employees, former employees, directors and former directors of the Borrower or any of its Subsidiaries in an amount not to exceed $1,500,000 in the aggregate during any fiscal year of the Borrower.

8.07  CHANGE IN NATURE OF BUSINESS.

      Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the Closing Date or any business substantially related or incidental thereto.

8.08  TRANSACTIONS WITH AFFILIATES AND INSIDERS.

      Enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) transactions between Loan Parties, (b) intercompany transactions expressly permitted by Section 7.07 (Maintenance of Insurance), Section 8.02 (Investments), Section 8.03 (Indebtedness), Section 8.04 (Fundamental Changes),
Section 8.05 (Dispositions) or Section 8.06 (Restricted Payments), (c) reasonable compensation and reimbursement of expenses of, and indemnification of, officers and directors, and (d) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director or Affiliate.

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

8.09  BURDENSOME AGREEMENTS.

      Enter into or permit to exist any Contractual Obligation that encumbers or restricts the ability of the Borrower or any Subsidiary (other than any Excluded Subsidiary) to (a) pay dividends or make any other distributions to any Loan Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Loan Party, (c) make loans or advances to any Loan Party,
(d) sell, lease or transfer any of its Property to any Loan Party, (e) grant any Lien on any of its Property to secure the Obligations pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (f) act as a Loan Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a) through (e) above) for
(i) this Agreement and the other Loan Documents, (ii) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(c) (Indebtedness), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (iii) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (iv) customary restrictions and conditions contained in any agreement relating to the sale or other Disposition of any Property permitted under Section 8.05 (Dispositions) pending the consummation of such sale or other Disposition and (v) in the case of the matters referred to in clause (a) through (d) above, Contractual Obligations of any Person that becomes a Subsidiary after the Closing Date, provided that such Contractual Obligations were in existence at the time such Person became a Subsidiary and were not created in contemplation of or in connection with such Person becoming a Subsidiary.

8.10  USE OF PROCEEDS.

      Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

8.11  FINANCIAL COVENANTS.

      (a) Maximum Consolidated Total Leverage Ratio. At any time, permit the Consolidated Total Leverage Ratio as of the last day of any four consecutive fiscal quarter period, taken together as one accounting period, of the Borrower and its Subsidiaries set forth below to be greater than the ratio set forth below opposite such four fiscal quarter period:

FOUR-QUARTER PERIOD ENDING:                       MAXIMUM CONSOLIDATED TOTAL LEVERAGE RATIO
---------------------------                       -----------------------------------------
June 30, 2005                                                     6.00 to 1.00

September 30, 2005                                                6.00 to 1.00

December 31, 2005                                                 6.00 to 1.00

March 31, 2006                                                    6.00 to 1.00

June 30, 2006                                                     6.00 to 1.00

September 30, 2006                                                5.50 to 1.00


December 31, 2006                                                 5.50 to 1.00

March 31, 2007 and thereafter                                     4.50 to 1.00

      (b) Minimum Consolidated Interest Coverage Ratio. At any time, permit the Consolidated Interest Coverage Ratio as of the last day of any four consecutive fiscal quarter period, taken together as one accounting period, of the Borrower and its Subsidiaries set forth below to be less than the ratio set forth below opposite such four fiscal quarter period:

FOUR-QUARTER PERIOD ENDING:                       MINIMUM CONSOLIDATED INTEREST COVERAGE RATIO
---------------------------                       --------------------------------------------
June 30, 2005                                                     2.25 to 1.00

September 30, 2005                                                2.25 to 1.00

December 31, 2005                                                 2.25 to 1.00

March 31, 2006                                                    2.25 to 1.00

June 30, 2006                                                     2.25 to 1.00

September 30, 2006                                                2.25 to 1.00

December 31, 2006                                                 2.25 to 1.00

March 31, 2007                                                    2.50 to 1.00

June 30, 2007                                                     2.50 to 1.00

September 30, 2007                                                2.50 to 1.00

December 31, 2007                                                 2.50 to 1.00

March 31, 2008                                                    2.75 to 1.00

June 30, 2008                                                     2.75 to 1.00

September 30, 2008                                                2.75 to 1.00

December 31, 2008                                                 2.75 to 1.00

March 31, 2009 and thereafter                                     3.00 to 1.00

8.12  CAPITAL EXPENDITURES.

      Permit Capital Expenditures of Borrower and its Subsidiaries on a consolidated basis to exceed in the aggregate in any fiscal year an amount equal to ten percent (10%) of the aggregate consolidated net book value of the Fixed Assets of the Borrower and its Subsidiaries as of the end of the immediately preceding fiscal year.

8.13  PREPAYMENT OF OTHER INDEBTEDNESS; MODIFICATION OF DEBT AGREEMENTS.

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

      (a) Amend or modify any of the terms of the Senior Bridge Credit Facility, any Exchange Securities, any Senior Subordinated Notes or of any other Subordinated Indebtedness of the Borrower or any Subsidiary (or the Senior Subordinated Notes Indenture or any other indenture or agreement entered into in connection therewith) if such amendment or modification would add or change any terms in a manner adverse to the Borrower, any Subsidiary, the Agents or the Lenders (including any amendment or modification that would shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto) or confer additional material rights to the holder of such Indebtedness in a manner adverse to Borrower, any Subsidiary, the Agents or the Lenders (other than supplements to the Senior Subordinated Note Indentures which add one or more Subsidiaries of the Borrower as guarantors thereunder, which Subsidiaries are, or shall concurrently therewith become, Guarantors pursuant to this Agreement).

      (b) Amend or modify any of the subordination provisions of any Subordinated Indebtedness.

      (c) Make any optional principal prepayment with respect to Indebtedness arising under the Senior Bridge Credit Facility or any Exchange Securities prior to the scheduled maturity thereof; provided, however, that the foregoing shall not restrict a refinancing or repayment thereof directly with the proceeds of
(i) any Equity Issuance and (ii) any Indebtedness issued under Section 8.03 (f) or (l) (Indebtedness) which satisfies the requirements of such sections.

      (d) Make (or give any notice with respect thereto) any principal payment (including any prepayment, whether optional or mandatory, upon conversion or otherwise) on, or redeem, repurchase, acquire for value (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange any Senior Subordinated Notes or any other Subordinated Indebtedness, other than:

            (i) in the case of the AHS Untendered Notes, the redemption or purchase thereof pursuant to the Transactions; and

            (ii) in each other case, a refinancing or repayment thereof directly with the proceeds of (A) any Equity Issuance to the extent that such proceeds are not required to be applied to prepay the Loans or other Credit Extensions in accordance with Section 2.08 (Mandatory Prepayments) and (B) any Indebtedness issued under Section 8.03 (k) or (l) (Indebtedness);

            provided, that any Indebtedness issued or incurred pursuant to clauses (i) or (ii) above shall not have (1) a shorter final maturity or shorter average life to maturity or require any payment to be made sooner than is scheduled therefor under the terms of the documentation governing the Indebtedness being refunded, refinanced or exchanged, (2) interest rates materially in excess of the then prevailing market interest rates as determined by the Administrative Agents, (3) except as otherwise agreed to by the Administrative Agents, terms materially less favorable to the Lenders than the terms of the Indebtedness so refinanced or (4) require the payment of a fee to the holders of such Indebtedness being refunded, refinanced or exchanged (unless such fee is approved by the Administrative Agents).

8.14 ORGANIZATION DOCUMENTS; FISCAL YEAR; LEGAL NAME, STATE OF FORMATION AND FORM OF ENTITY.

      (a) Amend, modify or change its Organization Documents in a manner that
(i) materially affects the rights and privileges of the Borrower or any Subsidiary of the Borrower or (ii) is adverse to the interests of the Agents, the Lenders and the L/C Issuer under the Loan Documents or in the Collateral.

      (b) Change its fiscal year.

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

      (c) Without providing twenty (20) days prior written notice to the Agents, change its name, state of formation or form of organization.

8.15  OWNERSHIP OF SUBSIDIARIES.

      Notwithstanding any other provisions of this Agreement to the contrary,
(i) permit any Person (other than the Borrower or any Wholly Owned Subsidiary) to own any Capital Stock of any Subsidiary, except to qualify directors where required by applicable Law or to satisfy other requirements of applicable Law with respect to the ownership of Capital Stock of Foreign Subsidiaries, (ii) permit any Subsidiary to issue or have outstanding any shares of preferred Capital Stock or (iii) create, incur, assume or suffer to exist any Lien on any Capital Stock of any Subsidiary.

8.16  SALE AND LEASEBACK TRANSACTIONS; OPERATING LEASES.

      (a) Enter into any Sale and Leaseback Transaction.

      (b) Create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except:

            (i) leases in existence as of the Closing Date, and any renewal, refunding, extension or refinancing thereof; provided that with respect to Capital Leases and Synthetic Leases (A) the amount of such Capital Lease or Synthetic Lease is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the fees and expenses reasonably incurred in connection with such refinancing, and (B) none of the instruments and agreements evidencing or governing such Capital Lease or Synthetic Lease shall be amended, modified or supplemented after the Closing Date, including in connection with any refinancing, refunding, renewal or extension, to change any terms of subordination, repayment or rights of enforcement, conversion, put, exchange or other rights, or to make any covenants or events of default materially more restrictive or in any event more restrictive than as set forth herein, from such terms and rights as in effect on the Closing Date; and

            (ii) operating leases (other than those constituting Synthetic Leases) entered into or assumed by the Borrower or any Subsidiary after the Closing Date in the ordinary course of business.

8.17  MODIFICATION OF RELATED DOCUMENTS.

      (a) Alter, rescind, terminate, amend, supplement, waive or otherwise modify any provision of any Related Document, except for (i) modifications to the terms of the Senior Bridge Credit Agreement, any of the Senior Subordinated Notes or any other Subordinated Indebtedness (or any indenture or agreement entered into in connection therewith) permitted under Section 8.13 (Prepayment of Other Indebtedness; Modification of Debt Agreements) and (ii) modifications that do not materially affect the rights and privileges of the Borrower or any Subsidiary under such Related Document and that do not materially affect the interests of the Secured Parties under the Loan Documents or in the Collateral; or

      (b) Permit any breach or default to exist under any Related Document or take or fail to take any action thereunder, if to do so could reasonably be expected to have a Material Adverse Effect.

8.18  NO SPECULATIVE TRANSACTIONS.

      Engage in any transaction involving Swap Contracts or any similar speculative transactions of the type contemplated within the definition of "Swap Contract" in Section 1.01 (Defined Terms) except as required by Section 7.17 (Interest Rate Contracts) or for the sole purpose of hedging in the normal course of business and consistent with industry practices.

8.19  COMPLIANCE WITH ERISA.

      Permit, nor shall any ERISA Affiliate, cause or permit to occur, (a) an event that could result in the imposition of a Lien under Section 412 of the Code or Section 302 or 4068 of ERISA or (b) ERISA Events that would have a Material Adverse Effect in the aggregate.

8.20  ENVIRONMENTAL.

      Allow a Release of any Hazardous Material in violation of any Environmental Law; provided, however, that the Borrower and the other Loan Parties shall not be deemed in violation of this Section 8.20 if all Environmental Liabilities incurred or reasonably expected to be incurred by the Loan Parties as the consequence of all such Releases shall not exceed the Threshold Amount in the aggregate.

8.21  ADDITIONAL SENIOR DEBT.

      Designate any Indebtedness (other than the Obligations and the Senior Bridge Loans) as "Designated Senior Debt" (or any other comparable terms) under any of the Senior Subordinated Notes Documents.

                                   ARTICLE IX

                         EVENTS OF DEFAULT AND REMEDIES

9.01  EVENTS OF DEFAULT.

      Each of the following shall constitute an Event of Default:

      (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three (3) days after the same becomes due, any interest on any Obligation or any fee under any of the Loan Documents or
(iii) within five (5) days after the same becomes due, any other Obligation or other amount payable hereunder or under any other Loan Document; or

      (b) Specific Covenants.

            (i) Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.01 (Financial Statements), 7.02 (Certificates; Other Information), 7.03 (Notices), or 7.16(a) (Control Accounts; Approved Deposit Accounts) and such failure continues for five
      (5) Business Days; or

            (ii) Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.05(a) (Preservation of Existence, Etc.), 7.10 (Access; Inspection Rights), 7.11 (Use of Proceeds), 7.12 (Additional Subsidiaries and Guarantees), 7.15 (Additional Collateral), 7.19 (Certain Post-Closing Date Requirements) or Article VIII (Negative Covenants); or

      (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in clauses (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of (i) a Responsible Person of any Loan Party becoming aware of such failure or (ii) notice thereof to any Loan Party by any Administrative Agent; or

      (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

      (e) Cross-Default. (i) The Borrower or any Subsidiary fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, and after giving effect to any applicable grace period) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) in excess of the Threshold Amount; (ii) the Borrower or any Subsidiary fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (iii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

      (f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its Property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; or

      (g) Inability to Pay Debts; Attachment. (i) The Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy; or

      (h) Judgments. There is entered against the Borrower or any Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has acknowledged in writing its obligation to cover; provided, however, that up to $2,000,000 of coverage with respect to any Judgment may be provided by PSI Surety and provided, further, that such dollar limit may be increased by the Administrative Agents in their discretion), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

      (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

      (j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect or ceases to give the Collateral Agent, for the benefit of the Lenders, any material part of the Liens purported to be created thereby; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document or the Liens purported to be created thereby; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

      (k) Change of Control. There occurs any Change of Control; or

      (l) Senior Subordinated Notes; Senior Bridge Facility.

            (i) There shall occur an "Event of Default" (or any comparable term) under, and as defined in, any of the Senior Subordinated Notes Documents or the Senior Bridge Credit Agreement, (ii) any of the Obligations for any reason shall cease to be "Senior Debt" (or any comparable term) under, and as defined in, any of the Senior Subordinated Notes Documents, (iii) any Indebtedness, other than the Obligations and the Senior Bridge Loans, shall constitute "Designated Senior Debt" (or any comparable term) under, and as defined in, any of the Senior Subordinated Notes Documents or (iv) the subordination provisions of any of the Senior Subordinated Notes Documents shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of any of the Senior Subordinated Notes.

      (m) Exclusion Event. There shall occur an Exclusion Event that could reasonably be expected to result in a Material Adverse Effect.

9.02  REMEDIES UPON EVENT OF DEFAULT.

      During the continuance of any Event of Default,

      (a) (i) the Revolving Credit Facility Administrative Agent may, and at the request of the Required Revolving Credit Lenders, shall, (ii) the Term Loan Facility Administrative Agent may, and at the request of the Required Term Loan Lenders, shall and/or (iii) either Administrative Agent may, and at the request of the Required Lenders, shall, in each case, by notice to the Borrower and the other Agents, declare that all or any portion of the relevant Commitments be terminated, whereupon the obligation of each Lender to make any Loan and the L/C Issuer to issue any Letter of Credit shall immediately terminate; and

      (b) (i) the Revolving Credit Facility Administrative Agent may, and at the request of the Required Revolving Credit Lenders, shall, (ii) the Term Loan Facility Administrative Agent may, and at the request of the Required Term Loan Lenders, shall and/or (iii) either Administrative Agent may, and at the request of the Required Lenders, shall, in each case, by notice to the Borrower and the other Agents, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower;

provided, however, that upon the occurrence of the Events of Default specified in Section 9.01(f) (Insolvency Proceedings, Etc.) or Section 9.01(g) (Inability to Pay Debts; Attachment), (x) the Commitments of each Lender to make Loans and the commitments of each Lender and L/C Issuer to issue or participate in Letters of Credit shall each automatically be terminated and (y) the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower and the other Loan Parties. In addition to the remedies set forth above, the Collateral Agent may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable Law.

9.03  ACTIONS IN RESPECT OF LETTERS OF CREDIT.

      At any time (i) upon the Revolving Credit Termination Date, (ii) after the Revolving Credit Termination Date when the aggregate funds on deposit in Cash Collateral Accounts shall be less than outstanding amount of all L/C Obligations, (iii) as may be required by Section 2.08(c) or (d) (Mandatory Prepayments), the Borrower shall pay to the Revolving Credit Facility Administrative Agent in immediately available funds at the applicable Administrative Agent's office referred to in Section 11.02 (Notices, Etc.), for deposit in a Cash Collateral Account, (x) in the case of clauses (i) and (ii) above, the amount required to that, after such payment, the aggregate funds on deposit in the Cash Collateral Accounts equals or exceeds the sum of all outstanding L/C Obligations and (y) in the case of clause (iii) above, the amount required by Section 2.08(c) or (d) (Mandatory Prepayments). The Revolving Credit Facility Administrative Agent may (and may direct the Collateral Agent to), from time to time after funds are deposited in any Cash Collateral Account, apply funds then held in such Cash Collateral Account to the payment of any amounts, in accordance with Section 2.08(c) or (d) (Mandatory Prepayments) and
Section 2.13(g) (Payments and Computations), as shall have become or shall become due and payable by the Borrower to the L/C Issuer or Lenders in respect of the L/C Obligations. The Revolving Credit Facility Administrative Agent shall promptly give written notice of any such application; provided, however, that the failure to give such written notice shall not invalidate any such application.

                                   ARTICLE X

                                     AGENTS

10.01 AUTHORIZATION AND ACTION

      (a) (i) Each Revolving Credit Lender, the Swing Line Lender and the L/C Issuer hereby appoints Bank of America as the Revolving Credit Facility Administrative Agent hereunder and each such Revolving Credit Lender, the Swing Line Lender and the L/C Issuer authorizes the Revolving Credit Facility Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Revolving Credit Facility Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Revolving Credit Lender, the Swing Line Lender and the L/C Issuer hereby authorizes the Revolving Credit Facility Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Revolving Credit Facility Administrative Agent is a party, to exercise all rights, powers and remedies that the Revolving Credit Facility Administrative Agent may have under such Loan Documents.

            (ii) Each Term Loan Lender hereby appoints CNAI as the Term Loan Facility Administrative Agent hereunder and each such Term Loan Lender authorizes the Term Loan Facility Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Term Loan Facility Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Term Loan Lender hereby authorizes the Term Loan Facility Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Term Loan Facility Administrative Agent is a party, to exercise all rights, powers and remedies that the Term Loan Facility Administrative Agent may have under such Loan Documents.

            (iii) Each Administrative Agent, each Lender and the L/C Issuer hereby appoints Bank of America as the Collateral Agent hereunder and each Administrative Agent, each Lender and the L/C Issuer authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Collateral Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Administrative Agent, each Lender and the L/C Issuer hereby authorizes the Collateral Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Collateral Agent is a party, to exercise all rights, powers and remedies that the Collateral Agent may have under such Loan Documents and, in the case of the Collateral Documents, to act as agent for the Administrative Agents, the Lenders, the L/C Issuer and the other Secured Parties under such Collateral Documents.

      (b) As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, Required Revolving Credit Lenders or Required Term Loan Lenders, as the case may be, and such instructions shall be binding upon all Lenders and the L/C Issuer; provided, however, that no Agent shall be required to take any action that (i) such Agent in good faith believes exposes it to personal liability unless such Agent receives an indemnification satisfactory to it from the Lenders and the L/C Issuer with respect to such action or (ii) is contrary to this Agreement or applicable Law. Each Agent agrees to give to each other Agent, each Lender and the L/C Issuer prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

      (c) In performing its functions and duties hereunder and under the other Loan Documents, (i) the Revolving Credit Facility Administrative Agent is acting solely on behalf of the Swing Line Lender, the Revolving Credit Lenders and the L/C Issuer, (ii) the Term Loan Facility Administrative Agent is acting solely on behalf of the Term Loan Lenders and (iii) the Collateral Agent is acting solely on behalf of the Administrative Agents, the Lenders and the L/C Issuer, except, in the cases of the Administrative Agents, to the limited extent provided in
Section 2.11(b) (Evidence of Debt), and each of their respective duties are entirely administrative in nature. No Agent assumes, and shall not be deemed to have assumed, any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the agent, fiduciary or trustee of or for any Lender, L/C Issuer or holder of any other

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Obligation. Any of the Agents may perform any of its respective duties under any
Loan Document by or through its agents or employees.

      (d) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agents in this Article X (Agents) with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this Article X (Agents) and in the definition of "Agent-Related Person" included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

10.02 ADMINISTRATIVE AGENT'S RELIANCE, ETC.

      None of the Agents, any of its respective Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or willful misconduct. Without limiting the foregoing, each Administrative Agent and, other than in respect of clause (a), the Collateral Agent (a) may treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 11.07 (Assignments and Participations), (b) may rely on the Register to the extent set forth in Section
2.11 (Evidence of Debt), (c) may consult with legal counsel (including counsel to the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (d) makes no warranty or representation to any other Agent, any Lender or L/C Issuer and shall not be responsible to any other Agent, any Lender or L/C Issuer for any statements, warranties or representations made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document, (e) shall not have any duty to ascertain or to inquire either as to the performance or observance of any term, covenant or condition of this Agreement or any other Loan Document, as to the financial condition of any Loan Party or as to the existence or possible existence of any Default or Event of Default, (f) shall not be responsible to any other Agent, any Lender or L/C Issuer for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto and (g) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which writing may be a telecopy or electronic mail) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.

10.03 POSTING OF APPROVED ELECTRONIC COMMUNICATIONS

      (a) Each of the Agents, Lenders, the L/C Issuer, the Borrower and each Guarantor agrees that each Administrative Agent and the Collateral Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the applicable Lenders and the L/C Issuer, as the case may be, by posting such Approved Electronic Communications on IntraLinks(TM) or a substantially similar electronic platform chosen by the Agents to be their electronic transmission system for matters in connection with this Agreement and the other Loan Documents (the "Approved Electronic Platform").

      (b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the applicable Agent from time to time (including, as of the Closing Date, a dual firewall and a User ID/Password

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Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the L/C Issuer, the Borrower and the Guarantors acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Lenders, the L/C Issuer, the Borrower and the Guarantors hereby approves distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

      (c) The Approved Electronic Communications and the Approved Electronic Platform are provided "as is" and "as available". None of the Agents or any of their respective Affiliates or any of the other Agent-Related Persons warrant the accuracy, adequacy or completeness of the Approved Electronic Communications and the Approved Electronic Platform and each expressly disclaims liability for errors or omissions in the Approved Electronic Communications and the Approved Electronic Platform. No warranty of any kind, express, implied or statutory (including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects) is made by any of the Agent-Related Persons in connection with the Approved Electronic Communications or the Approved Electronic Platform.

      (d) Each of the Agents, the Lenders, the L/C Issuer, the Borrower and the Subsidiary Guarantors agree that the Agents (or any of them) may, but (except as may be required by applicable Law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with such Agent's generally-applicable document retention procedures and policies.

      (e) The Borrower hereby acknowledges that certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a "Public Lender"). The Borrower hereby agrees that (a) all Approved Electronic Communications that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (b) by marking Approved Electronic Communications "PUBLIC," the Borrower shall be deemed to have authorized the Agents, the L/C Issuer and the Lenders to treat such Approved Electronic Communications as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Approved Electronic Communications constitute Information, they shall be treated as set forth in Section 11.07 (Assignments and Participations);
(y) all Approved Electronic Communications marked "PUBLIC" are permitted to be made available through a portion of the Approved Electronic Platform designated as "Public Investor;" and (z) the Agents, the L/C Issuer and the Lenders shall be entitled to treat any Approved Electronic Communications that are not marked "PUBLIC" as being suitable only for posting on a portion of the Approved Electronic Platform not marked as "Public Investor."

10.04 THE AGENTS INDIVIDUALLY.

      With respect to its respective Pro Rata Share, each of CNAI and Bank of America shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders", "Revolving Credit Lenders", "Term Loan Lenders", "Required Lenders", "Required Revolving Credit Lenders" and "Required Term Loan Lenders" and any similar terms shall, unless the context clearly otherwise indicates, include, without limitation, each Agent in its individual capacity as a Lender, a Revolving Credit Lender,

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Term Loan Lender or as one of the Required Lenders, as the case may be. Each of
CNAI and Bank of America and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with, any Loan Party as if such Person were not acting as an Agent under the Loan Documents.

10.05 LENDER CREDIT DECISION.

      Each Lender and the L/C Issuer acknowledges that it shall, independently and without reliance upon any Agent or any other Lender conduct its own independent investigation of the financial condition and affairs of the Borrower and each other Loan Party in connection with the making and continuance of the Loans and with the issuance of the Letters of Credit. Each Lender and the L/C Issuer also acknowledges that it shall, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.

10.06 INDEMNIFICATION.

      Each (a) Revolving Credit Lender and the Swing Line Lender agrees to indemnify the Collateral Agent and the Revolving Credit Facility Administrative Agent and each of its respective Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower) and (b) each Term Loan Lender agrees to indemnify the Collateral Agent and the Term Loan Facility Administrative Agent and each of its respective Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower), in each case from and against such Lender's aggregate Pro Rata Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including reasonable fees, expenses and disbursements of financial and legal advisors) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against, the applicable Agent or any of its Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the applicable Agent under this Agreement or the other Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's or such Affiliate's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse each applicable Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including Attorney Costs and reasonable fees, expenses and disbursements of financial advisors) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that such Agent is not reimbursed for such expenses by the Borrower or another Loan Party.

10.07 SUCCESSOR AGENTS

      (a) Revolving Credit Facility Administrative Agent. The Revolving Credit Facility Administrative Agent may resign at any time by giving written notice thereof to the other Agents, the Revolving Credit Lenders, the Swing Line Lender and the Borrower.

            (i) Upon any such resignation, CNAI shall have the right (in its sole discretion) but not the obligation to become the successor Revolving Credit Facility Administrative Agent by delivering written notice of such acceptance to the other Agents, the Revolving Credit Lenders, the L/C Issuer, the Swing Line Lender and the Borrower within 15 days after its receipt of the retiring Revolving Credit Facility Administrative Agent's notice of resignation.

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            (ii) In the event that CNAI shall not have agreed to act as successor Revolving Credit Facility Administrative Agent as provided in the preceding clause (i) or in the event that CNAI is the retiring Revolving Credit Facility Administrative Agent, the Required Revolving Credit Lenders shall have the right to appoint a successor Revolving Credit Facility Administrative Agent. If no successor Revolving Credit Facility Administrative Agent shall have been so appointed by the Required Revolving Credit Lenders, and shall have accepted such appointment, within 30 days after the retiring Revolving Credit Facility Administrative Agent's giving of notice of resignation, then the retiring Revolving Credit Facility Administrative Agent may, on behalf of the Revolving Credit Facility Lenders, appoint a successor Revolving Credit Facility Administrative Agent, selected from among the Revolving Credit Facility Lenders. In either case, such appointment shall be subject to the prior written approval of the Borrower and the other Agents (which approval may not be unreasonably withheld and, in the case of the Borrower only, shall not be required upon the occurrence and during the continuance of an Event of Default).

            (iii) Upon CNAI agreeing to act as a successor Revolving Credit Facility Administrative Agent in accordance with clause (i) above or the acceptance of any appointment as Revolving Credit Facility Administrative Agent by a successor Revolving Credit Facility Administrative Agent in accordance with clause (ii) above, as the case may be, such successor Revolving Credit Facility Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Revolving Credit Facility Administrative Agent, and the retiring Revolving Credit Facility Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Revolving Credit Facility Administrative Agent's resignation hereunder as Revolving Credit Facility Administrative Agent, the retiring Revolving Credit Facility Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Revolving Credit Facility Administrative Agent its rights as Revolving Credit Facility Administrative Agent under the Loan Documents. After such resignation, the retiring Revolving Credit Facility Administrative Agent shall continue to have the benefit of this Article X as to any actions taken or omitted to be taken by it while it was Revolving Credit Facility Administrative Agent under this Agreement and the other Loan Documents.

      (b) Term Loan Facility Administrative Agent. The Term Loan Facility Administrative Agent may resign at any time by giving written notice thereof to the other Agents, the Term Loan Lenders and the Borrower.

            (i) Upon any such resignation, Bank of America shall have the right (in its sole discretion) but not the obligation to become the successor Term Loan Facility Administrative Agent by delivering written notice of such acceptance to the other Agents, the Term Loan Lenders and the Borrower within 15 days after its receipt of the retiring Term Loan Facility Administrative Agent's notice of resignation.

            (ii) In the event that Bank of America shall not have agreed to act as successor Term Loan Facility Administrative Agent as provided in the preceding clause (i) or in the event that Bank of America is the retiring Term Loan Facility Administrative Agent, the Required Term Loan Lenders shall have the right to appoint a successor Term Loan Facility Administrative Agent. If no successor Term Loan Facility Administrative Agent shall have been so appointed by the Required Term Loan Lenders, and shall have accepted such appointment, within 30 days after the retiring Term Loan Facility Administrative Agent's giving of notice of resignation, then the retiring Term Loan Facility Administrative Agent may, on behalf of the Term Loan Facility Lenders, appoint a successor Term Loan Facility Administrative Agent, selected from among the Term Loan Facility Lenders. In either case, such appointment shall be subject to the prior written approval of the Borrower and the other Agents (which

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approval may not be unreasonably withheld and, in the case of the Borrower only, shall not be required upon the occurrence and during the continuance of an Event of Default).

            (iii) Upon Bank of America agreeing to act as a successor Term Loan Facility Administrative Agent in accordance with clause (i) above or the acceptance of any appointment as Term Loan Facility Administrative Agent by a successor Term Loan Facility Administrative Agent in accordance with clause (ii) above, as the case may be, such successor Term Loan Facility Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Term Loan Facility Administrative Agent, and the retiring Term Loan Facility Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Term Loan Facility Administrative Agent's resignation hereunder as Term Loan Facility Administrative Agent, the retiring Term Loan Facility Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Term Loan Facility Administrative Agent its rights as Term Loan Facility Administrative Agent under the Loan Documents. After such resignation, the retiring Term Loan Facility Administrative Agent shall continue to have the benefit of this Article X as to any actions taken or omitted to be taken by it while it was Term Loan Facility Administrative Agent under this Agreement and the other Loan Documents.

      (c) Collateral Agent. The Collateral Administrative Agent may resign at any time by giving written notice thereof to the other Agents, the Lenders, the L/C Issuer, the Swing Line Lender and the Borrower.

            (i) Upon any such resignation, CNAI shall have the right (in its sole discretion) but not the obligation to become the successor Collateral Agent by delivering written notice of such acceptance to the other Agents, the Lenders, the L/C Issuer, the Swing Line Lender and the Borrower within 15 days after its receipt of the retiring Collateral Agent's notice of resignation

            (ii) In the event that CNAI shall not have agreed to act as successor Collateral Agent as provided in the preceding clause (i) or in the event that CNAI is the retiring Collateral Agent, the Required Lenders shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Collateral Agent's giving of notice of resignation, then the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent, selected from among the Lenders. In either case, such appointment shall be subject to the prior written approval of the Borrower and the other Agents (which approval may not be unreasonably withheld and, in the case of the Borrower only, shall not be required upon the occurrence and during the continuance of an Event of Default). Upon the acceptance of any appointment as Collateral Agent by a successor Collateral Agent, such successor Collateral Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Collateral Agent's resignation hereunder as Collateral Agent, the retiring Collateral Agent shall take such action as may be reasonably necessary to assign to the successor Collateral Administrative Agent its rights as Collateral Agent under the Loan Documents. After such resignation, the retiring Collateral Agent shall continue to have the benefit of this Article X as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement and the other Loan Documents.

10.08 PAYING AGENTS; COLLATERAL AND GUARANTY MATTERS.

      (a) (i) The Swing Line Lender, each Revolving Credit Lender and the L/C Issuer agrees that any action taken by the Revolving Credit Facility Administrative Agent or the Required Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance

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with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Revolving Credit Facility Administrative Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon the Swing Line Lender and all of the Revolving Credit Lenders, the L/C Issuer and the other Secured Parties. Without limiting the generality of the foregoing, the Revolving Credit Facility Administrative Agent shall have the sole and exclusive right and authority to act as the disbursing and collecting agent for the Revolving Credit Lenders and the L/C Issuer with respect to all payments and collections arising in connection with the Revolving Credit Facility.

            (ii) Each Term Loan Lender agrees that any action taken by the Term Loan Facility Administrative Agent or the Required Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Term Loan Facility Administrative Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Term Loan Lenders and other Secured Parties. Without limiting the generality of the foregoing, the Term Loan Facility Administrative Agent shall have the sole and exclusive right and authority to act as the disbursing and collecting agent for the Term Loan Lenders with respect to all payments and collections arising in connection with the Term Loan Facility any other Obligations under the Loan Documents (other than in respect of the Revolving Credit Facility or any Swap Contracts or Cash Management Documents that constitute Loan Documents).

      (b) Each Lender and the L/C Issuer agrees that any action taken by the Collateral Agent or the Required Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Collateral Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon the Lenders, the L/C Issuer and the other Secured Parties. Without limiting the generality of the foregoing, the Collateral Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders and the L/C Issuer with respect to all payments and collections arising in connection with the Collateral Documents; provided, that the Collateral Agent shall pay such amounts to the applicable Administrative Agent for application in accordance with the provisions of this Agreement and the other Loan Documents, (ii) execute and deliver each Collateral Document and accept delivery of each such agreement delivered by the Borrower or any of its Subsidiaries, (iii) act as collateral agent for the Administrative Agents, the Lenders, the L/C Issuer and the other Secured Parties for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein, provided, however, that the Collateral Agent hereby appoints, authorizes and directs each Administrative Agent, each Lender and the L/C Issuer to act as collateral sub-agent for the Collateral Agent, the Administrative Agents, the Lenders and the L/C Issuer for purposes of the perfection of all security interests and Liens with respect to the Collateral, including any Deposit Accounts maintained by a Loan Party with, and cash and Cash Equivalents held by, such Administrative Agent, Lender or such L/C Issuer, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Collateral Documents and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Collateral Agent, the Lenders, the L/C Issuer and the other Secured Parties with respect to the Collateral under the Loan Documents relating thereto, applicable Law or otherwise.

      (c) (i) Each of the Administrative Agents, the Lenders and the L/C Issuer hereby consents to the release and hereby directs, in accordance with the terms hereof, the Collateral Agent to

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release (or, in the case of clause (b) below, release or subordinate) any Lien held by the Collateral Agent for the benefit of the Secured Parties against any of the following:

                  (A) all of the Collateral and all Loan Parties, upon
            termination of the Commitments and payment and satisfaction in full of all Loans, all Reimbursement Obligations and all other Obligations that the Agents have been notified in writing are then due and payable (and, in respect of contingent L/C Obligations, with respect to which Cash Collateral in the amount of such L/C Obligations has been deposited or a back-stop letter of credit has been issued, in either case in Dollars and on terms satisfactory to the Administrative Agents and the L/C Issuer);

                  (B) any assets that are subject to a Lien permitted by Section
            8.01(i) (Liens); and

                  (C) any part of the Collateral contributed to a HUD Subsidiary or sold or otherwise Disposed of by a Loan Party if such contribution, sale or other Disposition is permitted by this Agreement (or permitted pursuant to a waiver of or consent to a transaction otherwise prohibited by this Agreement).

            (ii) Each of the Administrative Agents, the Lenders and the L/C Issuer hereby directs the Collateral Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 10.08 promptly upon the effectiveness of any such release. Upon request by the Agents, the Required Lenders will confirm in writing the authority of the Collateral Agent to release or subordinate its interest in particular types of Property pursuant to this Section 10.08 (c).

      (d) Each of the Lenders and the L/C Issuer hereby consents to the release and hereby directs the Administrative Agents, at their option and in their discretion, to release any Guarantor from its Obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under this Agreement (or permitted pursuant to a waiver of or consent to a transaction otherwise prohibited by this Agreement). Upon request by the Administrative Agents, the Required Lenders will confirm in writing the Administrative Agents' authority to release any Guarantor from its Obligations under the Guaranty pursuant to this Section 10.08(d).

10.09 COLLATERAL MATTERS RELATING TO RELATED OBLIGATIONS

      The benefit of the Loan Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Obligation arising under any Swap Contract or Cash Management Obligation or that is otherwise owed to Persons other than the Agents, the Lenders and the L/C Issuer (collectively, "Related Obligations") solely on the condition and understanding, as among the Agents and all Secured Parties, that (a) the Related Obligations shall be entitled to the benefit of the Loan Documents and the Collateral to the extent expressly set forth in this Agreement and the other Loan Documents and to such extent the Collateral Agent shall hold, and have the right and power to act with respect to, the Guaranty and the Collateral on behalf of and as agent for the holders of the Related Obligations, but each Agent is otherwise acting solely as agent for the Lenders and the L/C Issuer and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations, (b) all matters, acts and omissions relating in any manner to the Guaranty, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the other Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Secured Party under any separate instrument or agreement or in respect of any Related Obligation, (c) each Secured

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Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Loan Documents, by any Agent and the Required Lenders, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Commitments and its own interest in the Loans, L/C Obligations and other Obligations to it arising under this Agreement or the other Loan Documents, without any duty or liability to any other Secured Party or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby, (d) no holder of Related Obligations and no other Secured Party (except the Agents, the Lenders and the L/C Issuer, to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the Loan Documents and (e) no holder of any Related Obligation shall exercise any right of setoff, banker's lien or similar right except to the extent provided in Section 11.09 (Set-off) and then only to the extent such right is exercised in compliance with Section 11.16 (Sharing of Payments, Etc.).

10.10 ARRANGERS; OTHER AGENTS. None of the Arrangers, the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "documentation agent," "co-documentation agent," "co-agent," "book manager," "book-running manager," "lead manager," "arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Persons in their respective capacities as Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Arrangers, the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Arrangers, the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE XI

                                  MISCELLANEOUS

11.01 AMENDMENTS, ETC.

      (a) No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and (x) in the case of an amendment to cure any ambiguity, omission, defect or inconsistency, signed by the Administrative Agents, the Borrower and the other Loan Parties, (y) in the case of any such waiver or consent, signed by the Required Lenders (or by the Administrative Agents with the consent of the Required Lenders) and (z) in the case of any other amendment (except as provided in clause (iii) below and except as provided in Section 2.14 (Increases in Commitments)), by the Required Lenders (or the Administrative Agents with the consent of the Required Lenders), the Borrower and the other Loan Parties, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Lender directly affected thereby, in addition to the parties required by clauses (x), (y) or (z) above, do any of the following:

            (i) waive any condition specified in Section 5.01 (Conditions Precedent to Initial Credit Extensions) or 5.02 (Conditions Precedent to Each Credit Extension), except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Required Lenders and, in the case of the conditions specified in Section 5.01 (Conditions Precedent to Initial Credit Extensions), subject to the provisions of Section 5.03 (Determination of Initial Borrowing Conditions);

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            (ii) extend or increase the Commitment of such Lender or subject such Lender to any additional obligation (or reinstate any Revolving Credit Commitment terminated pursuant to Section 2.08 (Mandatory Prepayments) or 9.02 (Remedies Upon Event of Default));

            (iii) extend the scheduled final maturity of any Loan owing to such Lender, or waive, reduce or postpone any scheduled date fixed for the payment or reduction of principal of any such Loan (it being understood that Section 2.08 (Mandatory Prepayments) does not provide for scheduled dates fixed for payment) or for the reduction of such Lender's Commitment; provided, however, that any extension of the Revolving Credit Termination Date shall require the consent only of each Administrative Agent, the L/C Issuer and each Revolving Credit Lender;

            (iv) reduce or forgive the principal amount of any Loan or Reimbursement Obligation owing to such Lender (other than by the payment or prepayment thereof pursuant to the terms of this Agreement);

            (v) reduce the rate of interest on any Loan or Reimbursement Obligations outstanding to such Lender except as otherwise permitted hereunder or any fee payable hereunder to such Lender;

            (vi) postpone any scheduled date fixed for payment of such interest or fees owing to such Lender or waive any such payment;

            (vii) change the aggregate number of Lenders required for any or all Lenders to take any action hereunder;

            (viii) release all or substantially all of the Collateral except as provided in Section 10.08 (Paying Agents; Collateral and Guaranty Matters) or release the Borrower from its payment obligation to such Lender under this Agreement or the Notes owing to such Lender (if any) or release any material Guarantor from its obligations under the Guaranty except in connection with the sale or other Disposition of such material Guarantors (or all or substantially all of the assets thereof) permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement); or

            (ix) amend Section 2.13 (Payments and Computations), Section 10.08(c) or (d) (Paying Agents; Collateral and Guaranty Matters), this Section 11.01, Section 11.16 (Sharing of Payments, Etc.) or the definitions of the terms "Required Lenders," "Required Revolving Credit Lenders," "Required Term Loan Lenders," or "Pro Rata Share";

      and provided, further, that (v) any modification of the application of payments to the Term Loan pursuant to Section 2.08 (Mandatory Prepayments) shall require the consent of the Required Term Loan Lenders and any such modification of the application of payments to the Revolving Loans pursuant to Section 2.08 (Mandatory Prepayments) or the reduction of the Revolving Credit Commitments pursuant to Section 2.05 (Reduction or Termination of the Commitments) shall require the consent of the Required Revolving Credit Lenders, (w) no amendment, waiver or consent shall, unless in writing and signed by any Special Purpose Vehicle that has been granted an option pursuant to Section 11.07(e) (Assignments and Participations) affect the grant or nature of such option or the right or duties of such Special Purpose Vehicle hereunder, (x) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above to take such action, affect the rights or duties of the L/C Issuer under this Agreement or the other Loan Documents, (y) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other

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Loan Documents and (z) no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Collateral Agent under this Agreement or the other Loan Documents.

      (b) Each Administrative Agent may, but shall have no obligation to, with the written concurrence of any applicable Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances unless otherwise required hereunder.

      (c) If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change") requiring the consent of all affected Lenders, the consent of Required Lenders is obtained but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 11.01 being referred to as a "Non-Consenting Lender"), then, so long as the Lender acting as the Revolving Credit Facility Administrative Agent (in the case of Revolving Lenders) and the Lender acting as the Term Loan Facility Administrative Agent (in the case of Term Loan Lenders) is not a Non-Consenting Lender, at the Borrower's request, an Eligible Assignee reasonably acceptable to the applicable Administrative Agent shall have the right with such Administrative Agent's consent and in such Administrative Agent's reasonable discretion (but shall have no obligation) to purchase from all (and not less than all) such Non-Consenting Lenders, and each such Non-Consenting Lender agrees that it shall, upon the applicable Administrative Agent's request, sell and assign to (i) the Lender acting as the Revolving Credit Facility Administrative Agent or such Eligible Assignee, all of the Revolving Credit Commitments and Revolving Credit Outstandings of each such Non-Consenting Lender if such Non-Consenting Lender is a Revolving Lender and
(ii) the Lender acting as the Term Loan Facility Administrative Agent or such Eligible Assignee, all of the Outstanding Amount of the Term Loan owing to each such Non-Consenting Lender if such Non-Consenting Lender is a Term Loan Lender, in each case for an amount equal to the principal balance of all such Revolving Loans or Term Loans, as applicable, held by the Non-Consenting Lenders and all accrued and unpaid interest and fees with respect thereto through the date of sale; provided, however, that each such Eligible Assignee shall consent to such Proposed Change and shall pay, to the extent not paid by the Borrower, the $3,500 assignment fee pursuant to Section 11.07; provided, further, that such purchase and sale shall be recorded in the Register maintained by the applicable Administrative Agent and shall not be effective until (x) the applicable Administrative Agent shall have received from each such Eligible Assignee a duly executed Assignment and Assumption and (y) each such Non-Consenting Lender shall have received payments of all the Outstanding Amounts of the Revolving Loans or the Outstanding Amount of the Term Loan, as applicable, held by it and all accrued and unpaid interest and fees with respect thereto through the date of the sale. Each Lender agrees that, if it becomes a Non-Consenting Lender, it shall execute and deliver to the applicable Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the applicable Administrative Agent any Note (if the assigning Lender's Loans are evidenced by Notes) subject to such Assignment and Assumption; provided, however, that the failure of any Non-Consenting Lender to execute an Assignment and Assumption shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the applicable Register.

11.02 NOTICES, ETC.

      (a) Addresses for Notices. All notices, demands, requests and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified as follows:

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            (i)   if to the Borrower:

                  Psychiatric Solutions, Inc.
                  840 Crescent Centre Drive
                  Suite 460
                  Franklin, TN 37067
                  Attention: Brent Turner
                  Telecopy no: (615) 312-5711
                  E-Mail Address: bturner@psysolutions.com

            (ii) if to the L/C Issuer, at the address set forth under its name on Schedule 11.02 (Lending Offices and Addresses for Notices);

            (iii) if to any Lender, at its Lending Office specified opposite its name on Schedule 11.02 (Lending Offices and Addresses for Notices) or on the signature page of any applicable Assignment and Assumption;

            (iv) if to the Revolving Credit Facility Administrative Agent, the Collateral Agent or the Swing Line Lender:

                  BANK OF AMERICA, N.A.
                  231 South LaSalle Street
                  Chicago, Illinois  60697
                  Mail Code: IL1-231-08-30
                  Attention: Walter Batson
                  Telecopy no: (877) 207-2381
                  E-Mail Address: walter.k.batson@bankofamerica.com

                  with a copy to the Term Loan Facility Administrative Agent at its address below

            (v)   if to the Term Loan Facility Administrative Agent:

                  CITICORP NORTH AMERICA, INC.
                  390 Greenwich Street
                  New York, New York 10013
                  Attention: Dawayne Sims
                  Telecopy no: (212) 994-0961
                  E-Mail Address: dawayne.sims@citigroup.com

                  with a copy to the Revolving Credit Facility Administrative Agent at its address above or at such other address as shall be notified in writing (x) in the case of the Borrower, the Administrative Agents, the Collateral Agent and the Swing Line Lender, to the other parties and (y) in the case of all other parties, to the Borrower, the Administrative Agents and the Collateral Agent. All such notices and communications shall be effective upon personal delivery (if delivered by hand, including any overnight courier service), when deposited in the mails (if sent by mail), or when properly delivered (if sent by a telecommunications device or through the Internet); provided, however, that notices and communications to an Administrative Agent pursuant to Article II (The Commitments and Credit

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Extensions) or Article X (Agents) shall not be effective until received by the applicable Administrative Agent.

      (b) Effectiveness of Notices. All notices, demands, requests, consents and other communications described in clause (a) above shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, when deposited in the mails, (iii) if delivered by posting to an Approved Electronic Platform, an Internet website or a similar telecommunication device requiring a user prior access to such Approved Electronic Platform, website or other device, when such notice, demand, request, consent and other communication shall have been made generally available on such Approved Electronic Platform, Internet website or similar device to the class of Person being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and (iv) if delivered by electronic mail or any other telecommunications device, when transmitted to an electronic mail address (or by another means of electronic delivery) as provided in clause (a) above; provided, however, that notices and communications to any Agent pursuant to Article II (The Commitments and Credit Extensions) or Article X (Agents) shall not be effective until received by such Agent.

      (c) Use of Electronic Platform. Notwithstanding clauses (a) and (b) above (unless the any Agent requests that the provisions of clause (a) and (b) above be followed) and any other provision in this Agreement or any other Loan Document providing for the delivery of, any Approved Electronic Communication by any other means, the Loan Parties shall deliver all Approved Electronic Communications to the applicable Agent by properly transmitting such Approved Electronic Communications electronically (in a format acceptable to the applicable Administrative Agent) to (i) in the case of the Term Loan Administrative Agent, oploanswebadmin@citigroup.com, (ii) in the case of the Revolving Credit Facility Administrative Agent, _____________(1) or (iii) in any case, such other electronic mail address (or similar means of electronic delivery) as the applicable Agent may notify the Borrower and the other Agents. Nothing in this clause (c) shall prejudice the right of any Agent or any Lender or L/C to deliver any Approved Electronic Communication to any Loan Party in any manner authorized in this Agreement.

11.03 NO WAIVER; CUMULATIVE REMEDIES.

      No failure on the part of any Lender, L/C Issuer or any Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

11.04 ATTORNEY COSTS, EXPENSES AND TAXES.

      (a) Each of the Borrower and each other Loan Party agrees upon demand to pay, or reimburse each Agent for all of such Agent's reasonable external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including (x) the Attorney Costs of counsel to the Administrative Agents and the Collateral Agent, Weil, Gotshal & Manges LLP, (y) the Attorney Costs of such other local legal counsel as may be retained by the Agents in connection with the security arrangements contemplated by the Loan Documents and, if necessary or reasonably advisable in

----------------------
(1) BofA to advise.

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connection with the Loan Documents, regulatory counsel, and (z) the costs and expenses of auditors, accountants, appraisers, printers, insurance and environmental advisors, and other consultants and agents) incurred by the Agents in connection with any of the following: (i) the Agents' audit and investigation of the Borrower and its Subsidiaries in connection with the preparation, negotiation or execution of any Loan Document or the Agents' periodic audits of the Borrower or any of its Subsidiaries, as the case may be, (ii) the preparation, negotiation, execution or interpretation of this Agreement (including the satisfaction or attempted satisfaction of any condition set forth in Article V (Conditions Precedent)), any Loan Document or any proposal letter or commitment letter issued in connection therewith, or the making of the Loans or other Credit Extensions hereunder, (iii) the creation, perfection or protection of the Liens under any Loan Document (including any Attorney Costs for local counsel in various jurisdictions), (iv) the ongoing administration of this Agreement and the Loans and other Credit Extensions, including consultation with attorneys in connection therewith and with respect to the rights and responsibilities of the Agents hereunder and under the other Loan Documents, (v) the protection, collection or enforcement of any Obligation or the enforcement of any Loan Document, (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, the Borrower, any other Loan Party, any of the Borrower's Subsidiaries, the Ardent Acquisition, the other Transactions, the Related Documents, this Agreement or any other Loan Document, (vii) the response to, and preparation for, any subpoena or request for document production with which any Agent is served or deposition or other proceeding in which any Agent is called to testify, in each case, relating in any way to the Obligations, the Borrower, any other Loan Party, any of the Borrower's Subsidiaries, the Ardent Acquisition, the Related Documents, this Agreement or any other Loan Document or (viii) any amendment, consent, waiver, assignment, restatement, or supplement to any Loan Document or the preparation, negotiation and execution of the same.

      (b) Each of the Borrower and each other Loan Party further agrees to pay or reimburse each of the Agents and each of the Lenders and the L/C Issuer upon demand for all out-of-pocket costs and expenses (including Attorney Costs, allocated costs of internal counsel and costs of settlement), incurred by any Agent, such Lenders or such L/C Issuer in connection with any of the following:
(i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default, (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or in any insolvency or bankruptcy proceeding, (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, the Borrower, any other Loan Party, any of the Borrower's Subsidiaries and related to or arising out of the transactions contemplated hereby or by any other Loan Document or Related Document or (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clause
(i), (ii) or (iii) above.

      (c) All amounts due under this Section 11.04 shall be payable within ten Business Days after demand therefor. The agreements in this Section 11.04 shall survive the termination of the Commitments and repayment of all Obligations.

11.05 INDEMNIFICATION BY THE BORROWER; LIMITATION OF LIABILITY.

      (a) Indemnification.

            (i) Each of the Borrower and each other Loan Party agrees to indemnify and hold harmless each Agent, each Arranger, each Lender and the L/C Issuer (including each Person obligated on a Swap Contract that is a Loan Document if such Person was a Lender or L/C Issuer at the time of it entered into such Swap Contract) and each of their respective Affiliates, and each of the directors, officers, employees, agents, trustees, representatives, attorneys, consultants and advisors of or to any of

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the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article V (Conditions Precedent) (each such Person being an "Indemnitee") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses, joint or several, of any kind or nature (including reasonable fees, disbursements and expenses of financial and legal advisors to any such Indemnitee) that may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not such investigation, litigation or proceeding is brought by any such indemnitee or any of its directors, security holders or creditors or any such Indemnitee, director, security holder or creditor is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document, any Obligation, any Letter of Credit, any Related Document, or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Credit Extensions or in connection with any investigation of any potential matter covered hereby (collectively, the "Indemnified Matters"); provided, however, that neither the Borrower nor any other Loan Party shall have any liability under this Section 11.05 to an Indemnitee with respect to any Indemnified Matter that has resulted primarily from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Without limiting the foregoing, "Indemnified Matters" shall include (A) all Environmental Liabilities arising from or connected with the past, present or future operations of the Borrower or any of its Subsidiaries involving any property subject to a Collateral Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property or any contiguous real estate, (B) any costs or liabilities incurred in connection with any Remedial Action concerning the Borrower or any of its Subsidiaries, (C) any costs or liabilities incurred in connection with any Lien in favor of any Governmental Authority for Environmental Liabilities and (D) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (49 U.S.C. Section 9601 et seq.) and applicable state property transfer laws, whether, with respect to any such matter, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to the Borrower or any of its Subsidiaries, or the owner, lessee or operator of any property of the Borrower or any of its Subsidiaries by virtue of foreclosure, except, with respect to those matters referred to in clauses (A),
(B), (C) and (D) above, to the extent (x) incurred following foreclosure by any Agent, any Lender or the L/C Issuer, or any Agent, any Lender or the L/C Issuer having become the successor in interest to the Borrower or any of its Subsidiaries and (y) attributable to acts of such Agent, such Lender or such L/C Issuer or any agent on behalf of such Agent, such Lender or such L/C Issuer.

            (ii) Each of the Borrower and each other Loan Party shall indemnify the Agents, Lenders and the L/C Issuer for, and hold the Agents, the Lenders and the L/C Issuer harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Agents, the Lenders and the L/C Issuer for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of the Borrower or any other Loan Party or any of its respective Subsidiaries in connection with the transactions contemplated by this Agreement.

            (iii) Each of the Borrower and each of the other Loan Parties, at the request of any Indemnitee, shall have the obligation to defend against any investigation, litigation or proceeding or requested Remedial Action, in each case contemplated in clause (a) above, and the Borrower and such other Loan Parties, in any event, may participate in the defense thereof with legal counsel of the Borrower's choice. In the event that such indemnitee requests the Borrower or any Loan Party to defend against such investigation, litigation or proceeding or requested Remedial Action, the Borrower or such Loan Party shall promptly do so and such Indemnitee shall have the right to have legal counsel of its

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choice participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested Remedial Action, shall vitiate or in any way impair the obligation and duty hereunder of the Borrower and such other Loan Parties to indemnify and hold harmless such Indemnitee.

            (iv) Each of the Borrower and each other Loan Party agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 11.05) or any other Loan Document shall (A) survive payment in full of the Obligations and (B) inure to the benefit of any Person that was at any time an Indemnitee under this Agreement or any other Loan Document.

      (b) Limitation of Liability.

            (i) Each of the Borrower and each other Loan Party agrees that no Indemnitee shall have any liability (whether in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their respective equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents and Related Documents, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnitee's gross negligence or willful misconduct. In no event, however, shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). Each of the Borrower and each of the other Loan Parties hereby waives, releases and agrees (each for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

            (ii) IN NO EVENT SHALL ANY AGENT AFFILIATE HAVE ANY LIABILITY TO ANY LOAN PARTY, LENDER, L/C ISSUER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT OR CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY OR ANY AGENT AFFILIATE'S TRANSMISSION OF APPROVED ELECTRONIC COMMUNICATIONS THROUGH THE INTERNET OR ANY USE OF THE APPROVED ELECTRONIC PLATFORM, EXCEPT TO THE EXTENT SUCH LIABILITY OF ANY AGENT AFFILIATE IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FORM SUCH AGENT AFFILIATE'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

11.06 MARSHALLING; PAYMENTS SET ASIDE.

      None of any Agent, any Lender or the L/C Issuer shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to any Agent, the Lenders or the L/C Issuer or any such Person receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

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11.07 ASSIGNMENTS AND PARTICIPATIONS.

      (a) Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Term Loans, the Revolving Loans, the Swing Line Loans and the Letters of Credit); provided, however, that

            (i) (A) if any such assignment shall be of the assigning Lender's Revolving Credit Outstandings and Revolving Credit Commitments, such assignment shall cover the same percentage of such Lender's Revolving Credit Outstandings and Revolving Credit Commitment and (B) if any such assignment shall be of the assigning Lender's Term Loans and Term Loan Commitment (if any), such assignment shall cover the same percentage of such Lender's Term Loans and Term Loan Commitment (if any);

            (ii) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Assumption with respect to such assignment) shall in no event (if less than the Assignor's entire interest) be less than (x) in the case of the Revolving Credit Facility, $5,000,000 or an integral multiple of $1,000,000 in excess thereof or (y) in the case of the Term Loan Facility, $1,000,000 or an integral multiple of $1,000,000 in excess thereof, except, in any case, (A) with the consent of the Borrower (not to be unreasonably withheld or delayed) and the applicable Administrative Agent or (B) if such assignment is being made to a Lender or an Affiliate or Approved Fund of such Lender;

            (iii) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to the prior consent of the applicable Administrative Agent and the Borrower (which consent shall not be unreasonably withheld or delayed); and

            (iv) any assignment of a Revolving Credit Commitment must be approved by the Revolving Credit Facility Administrative Agent, the L/C Issuer and the Swing Line Lender (each such consent not to be unreasonably withheld or delayed);

provided, further, that, notwithstanding any other provision of this Section 11.07, the consent of the Borrower shall not be required (x) for any assignment occurring when any Event of Default shall have occurred and be continuing and
(y) for any assignment by any Administrative Agent or any of their respective Affiliates made within 30 Business Days after the Closing Date. Any such assignment need not be ratable as among the Term Loan Facility and the Revolving Credit Facility;

      (b) The parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording, an Assignment and Assumption, together with any Note (if the assigning Lender's Loans are evidenced by a Note) subject to such assignment. Upon the execution, delivery, acceptance and recording of any Assignment and Assumption and, other than in respect of assignments made pursuant to Section 3.07 (Substitution of Lenders) and Section 11.01(c) (Amendments, Etc.), the receipt by the applicable Administrative Agent from the assignee (other than an assignee that is CNAI, Bank of America or any of their respective Affiliates) of an assignment fee in the amount of $3,500 from and after the effective date specified in such Assignment and Assumption (provided that in respect of multiple contemporaneous assignments by any Lender to its Approved Funds, such assignment fee shall be in an amount equal to $3,500 for the first such assignment to an Approved Fund of such Lender), (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Assumption, have the rights and obligations of a Lender, and if such Lender were an L/C Issuer, of

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such L/C Issuer hereunder and thereunder, (ii) the Notes (if any) corresponding to the Loans assigned thereby shall be transferred to such assignee by notation in the Register and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights (except for those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

      (c) Each Administrative Agent shall maintain at its address referred to in
Section 11.02 (Notices, Etc.) a copy of each Assignment and Assumption delivered to and accepted by it and shall record in the applicable Register the names and addresses of the Lenders and the L/C Issuer, as applicable, and the principal amount of the Loans and L/C Obligations, as applicable, owing to each such Lender from time to time and the Commitments of each Lender. Any assignment pursuant to this Section 11.07 shall not be effective until such assignment is recorded in the Register.

      (d) Upon its receipt of an Assignment and Assumption executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Assumption has been completed, (i) accept such Assignment and Assumption, (ii) record, or cause to be recorded, the information contained therein in the applicable Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if requested by such assignee, execute and deliver to the applicable Administrative Agent new Notes to the order of such assignee in an amount equal to the Commitments and Credit Extensions assumed by such assignee pursuant to such Assignment and Assumption and, if the assigning Lender has surrendered any Note for exchange in connection with the assignment and has retained Commitments or Credit Extensions hereunder, new Notes to the order of the assigning Lender in an amount equal to the Commitments and Credit Extensions retained by it hereunder. Such new Notes shall be dated the same date as the surrendered Notes and be in substantially the form of Exhibit E-1 (Form of Revolving Note), Exhibit E-2 (Form of Term Loan Note) or Exhibit E-3 (Form of Swing Line Note), as applicable.

      (e) In addition to the other assignment rights provided in this Section 11.07, each Lender may:

            (i) grant to a Special Purpose Vehicle the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder and the exercise of such option by any such Special Purpose Vehicle and the making of Loans pursuant thereto shall satisfy (once and to the extent that such Loans are made) the obligation of such Lender to make such Loans thereunder, provided, however, that (x) nothing herein shall constitute a commitment or an offer to commit by such a Special Purpose Vehicle to make Loans hereunder and no such Special Purpose Vehicle shall be liable for any indemnity or other Obligation (other than the making of Loans for which such Special Purpose Vehicle shall have exercised an option, and then only in accordance with the relevant option agreement) and (y) such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain responsible to the other parties for the performance of its obligations under the terms of this Agreement and shall remain the holder of the Obligations for all purposes hereunder, and

            (ii) assign or pledge, as collateral or otherwise, all or any portion of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans and Notes or any other instrument evidencing its rights as a Lender under this Agreement), to, without notice to or consent of the applicable Administrative Agent or the Borrower, (A) any Federal Reserve Bank (pursuant to Regulation A of the FRB), (B) any holder of, trustee for the benefit of, or any other representative of holders of, the holders of such Revolving Credit Lender's

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Securities and (C) any Special Purpose Vehicle to which such Revolving Credit
Lender has granted an option pursuant to clause (i) above;

provided, however, that no such assignment or grant shall release such Lender from any of its obligations hereunder except as expressly provided in clause (i) above and except, in the case of a subsequent foreclosure pursuant to an assignment as collateral, if such foreclosure is made in compliance with the other provisions of this Section 11.07 other than this clause (e) or clause (f) below. Each party hereto acknowledges and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any such Special Purpose Vehicle, such party shall not institute against, or join any other Person in instituting against, any Special Purpose Vehicle that has been granted an option pursuant to this clause
(e) any bankruptcy, reorganization, insolvency or liquidation proceeding (such agreement shall survive the payment in full of the Obligations). The terms of the designation of, or assignment to, such Special Purpose Vehicle shall not restrict such Lender's ability to, or grant such Special Purpose Vehicle the right to, consent to any amendment or waiver to this Agreement or any other Loan Document or to the departure by the Borrower from any provision of this Agreement or any other Loan Document without the consent of such Special Purpose Vehicle except, as long as the Agents and the Lenders, the L/C Issuer and the other Secured Parties shall continue to, and shall be entitled to continue to, deal solely and directly with such Lender in connection with such Lender's obligations under this Agreement, to the extent any such consent would reduce the principal amount of, or the rate of interest on, any Obligations, amend clause (e) or postpone any scheduled date of payment of such principal or interest. Each Special Purpose Vehicle shall be entitled to the benefits of
Section 3.01 (Taxes), 3.02 (Illegality) and Section 3.04(b) (Increased Cost and Reduced Return; Capital Adequacy) as if it were such Lender; provided, however, that anything herein to the contrary notwithstanding, no Borrower shall, at any time, be obligated to make under Section 3.01 (Taxes), 3.02 (Illegality) or
Section 3.04(b) (Increased Cost and Reduced Return; Capital Adequacy) a to any such Special Purpose Vehicle and any such Lender any payment in excess of the amount the Borrower would have been obligated to pay to such Lender in respect of such interest if such Special Purpose Vehicle had not been assigned the rights of such Lender hereunder; and provided, further, that such Special Purpose Vehicle shall have no direct right to enforce any of the terms of this Agreement against the Borrower, the Agents or the other Lenders. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of Borrower or the applicable Administrative Agent, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities.

      (f) Each Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Term Loans, Revolving Loans, Swing Line Loans and Letters of Credit). The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with Section 10.08 (Paying Agents; Collateral and Guaranty Matters). In the event of the sale of any participation by any Lender, (w) such Lender's obligations under the Loan Documents shall remain unchanged, (x) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (y) such Lender shall remain the holder of such Obligations for all

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purposes of this Agreement and (z) the Borrower, the Agents and the other
Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each participant shall be entitled to the benefits of Section 3.01 (Taxes), Section
3.02 (Illegality) and Section 3.04(b) (Increased Cost and Reduced Return; Capital Adequacy) as if it were a Lender; provided, however, that anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to make under Section 3.01 (Taxes), Section 3.02 (Illegality) and
Section 3.04(b) (Increased Cost and Reduced Return; Capital Adequacy) to the participants in the rights and obligations of any Lender (together with such Lender) any payment in excess of the amount the Borrower would have been obligated to pay to such Lender in respect of such interest had such participation not been sold.

      (g) The L/C Issuer may at any time assign its rights and obligations hereunder to any other Lender by an instrument in form and substance satisfactory to the Borrower, the Administrative Agents, such L/C Issuer and such Lender. If the L/C Issuer ceases to be a Lender hereunder by virtue of any assignment made pursuant to this Section 11.07, then, as of the effective date of such cessation, such L/C Issuer's obligations to issue Letters of Credit pursuant to Section 2.03 (Letters of Credit) shall terminate and such L/C Issuer shall be an L/C Issuer hereunder only with respect to outstanding Letters of Credit issued prior to such date.

      (h) The Swing Line Lender may at any time assign its rights and obligations hereunder to any other Lender by an instrument in form and substance satisfactory to the Borrower, the Administrative Agents, such Swing Line Lender and such other Lender. If the Swing Line Lender ceases to be a Lender hereunder by virtue of any assignment made pursuant to this Section 11.07, then, as of the effective date of such cessation, such Swing Line Lender's obligations to make Swing Line Loans pursuant to Section 2.04 (Swing Line Loans) shall terminate and such Swing Line Lender shall be a Swing Line Lender hereunder only with respect to outstanding Swing Line Loans issued prior to such date.

11.08 CONFIDENTIALITY.

      Each Lender and each Agent agrees to maintain the confidentiality of the Confidential Borrower Information, except that Confidential Borrower Information may be disclosed (a) to its and its Affiliates' directors, officers, trustees, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Borrower Information and instructed to keep such Confidential Borrower Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process,
(d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.08, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (g) with the written consent of the Borrower, (h) to current or prospective assignees, participants and Special Purpose Vehicles grantees of any option described in Section 11.07(e) (Assignments and Participations), contractual counterparties in any Swap Contract permitted hereunder and to their respective legal or financial advisors, in each case and to the extent such assignees, participants, grantees or counterparties agree to be bound by, and to cause their advisors to comply with, the provisions of this
Section 11.08 or (i) to the extent such Confidential Borrower Information (i) becomes publicly available other than as a result of a breach of this Section
11.08 or (ii) becomes available to any Lender or Agent on a nonconfidential basis from a source other than the Borrower. Any Person required to maintain the confidentiality of Confidential Borrower Information as provided in this Section
11.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Borrower Information as such Person would accord to its own confidential information.

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Notwithstanding anything in this Agreement or in any other Loan Document to the contrary, the Borrowers, each Lender and each Agent (and each employee, representative or other agent of the Borrowers) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the Transactions and all materials of any kind (including opinions or other tax analyses) that are provided to the Borrower relating to such U.S. tax treatment and U.S. tax structure..

11.09 SET-OFF.

      Upon the occurrence and during the continuance of any Event of Default each Lender and each Affiliate of a Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender or its Affiliates to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and even though such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. Each Lender agrees that it shall not, without the express consent of the Required Lenders (and that, it shall, to the extent lawfully entitled to do so, upon the request of the Required Lenders) exercise its set-off rights under this Section 11.09 against any deposit accounts of the Loan Parties and their Subsidiaries maintained with such Lender or any Affiliate thereof. The rights of each Lender under this
Section 11.09 are in addition to the other rights and remedies (including other rights of set-off) that such Lender may have.

11.10 INTEREST RATE LIMITATION.

      Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by any Agent or any Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.11 COUNTERPARTS.

      This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all parties shall be lodged with the Borrower and each Agent.

11.12 INTEGRATION.

      This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements,

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written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of any Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

11.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

      All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Agents and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.14 SEVERABILITY.

      If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.15 TAX FORMS.

      (a) (i) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the applicable Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of (A) either (I) IRS Form W-8BEN or any successor thereto relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax (including any exemption pursuant to Section 881(c) of the Code) on all payments to be made to such Person by the Borrower pursuant to this Agreement) or (II) IRS Form W-8ECI or any successor thereto relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement or such other evidence satisfactory to the Borrower and the applicable Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax and (B) in the case of any Lender claiming an exemption from, or reduction of, withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", such Foreign Lender shall also provide a certificate of such Foreign Lender is not (I) a "bank" for purposes of Section 881(c)(3)(B) of the Code, (II) a 10% shareholder (within the meaning of Section 881(c)(3)(B) of the Code) of the Borrower or any Subsidiary or (3) a controlled foreign corporation related to the Borrower or any Subsidiary (within the meaning of Section 881(c)(3)(C) of the Code). Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the applicable Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the applicable Administrative Agent of any available exemption from or reduction of, United States withholding taxes in

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respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the applicable Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Person.

            (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a participation by such Lender), shall deliver to the applicable Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the applicable Administrative Agent (in its reasonable discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

            (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.01(a) (Taxes) (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 11.15(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 11.15(a); provided that if such Lender shall have satisfied the requirements of this Section 11.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 11.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01(a) (Taxes) in the event that, as a result of any change in any applicable Law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

            (iv) Each Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 11.15(a).

      (b) Upon the request of the applicable Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the applicable Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the applicable Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

      (c) If any Governmental Authority asserts that any Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify each applicable Administrative Agent therefor,

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including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to such Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of such Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Commitments, repayment of all Obligations and the resignation of the applicable Administrative Agent.

11.16 SHARING OF PAYMENTS, ETC.

      (a) If any Lender (directly or through an Affiliate thereof) obtains any payment (whether voluntary, involuntary, through the exercise of any right of set-off (including pursuant to Section 11.09 (Set-off) or otherwise) of the Loans owing to it, any interest thereon, fees in respect thereof or amounts due pursuant to Section 11.04 (Attorney Costs, Expenses and Taxes) or 11.05 (Indemnification by the Borrower; Limitation of Liability) (other than payments pursuant to Section 3.01 (Taxes), 3.02 (Illegality), 3.03 (Determination of Rates; Inability to Determine Rates), 3.04 (Increased Cost and Reduced Return; Capital Adequacy) or 3.05 (Funding Losses)) or otherwise receives any Collateral or any Proceeds of Collateral (other than payments pursuant to Section 3.01 (Taxes), 3.02 (Illegality), 3.03 (Determination of Rates; Inability to Determine Rates), 3.04 (Increased Cost and Reduced Return; Capital Adequacy) or 3.05 (Funding Losses) (in each case, whether voluntary, involuntary, through the exercise of any right of set-off or otherwise (including pursuant to Section
11.09 (Set-off)) in excess of its Pro Rata Share of all payments of such Obligations obtained by all the Lenders, such Lender (a "Purchasing Lender") shall forthwith purchase from the other Lenders (each, a "Selling Lender") such participations in their Loans or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.

      (b) If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each Selling Lender shall be rescinded and such Selling Lender shall repay to the Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender's ratable share (according to the proportion of (i) the amount of such Selling Lender's required repayment in relation to (ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the Purchasing Lender in respect of the total amount so recovered.

      (c) The Borrower agrees that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this Section 11.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

11.17 GOVERNING LAW.

      This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

11.18 WAIVER OF RIGHT TO TRIAL BY JURY.

      EACH OF THE AGENTS, THE LENDERS, THE L/C ISSUER AND THE BORROWER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

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11.19 SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.

      (a) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York located in the City of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

      (b) Nothing contained in this Section 11.18 shall affect the right of any Agent or any Lender to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower or any other Loan Party in any other jurisdiction.

      (c) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures that Citigroup could purchase Dollars with such other currency at the spot rate of exchange quoted by Citibank at 11:00 a.m. on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

11.20 DESIGNATED SENIOR INDEBTEDNESS.

      The parties hereto intend for this Agreement to be the "Credit Agreement" under, and as defined in, the Existing Senior Subordinated Notes Documents and any other Subordinated Indebtedness Documents. If for any reason this Agreement is not deemed to be the "Credit Agreement" under, and as defined in, the Existing Senior Subordinated Notes Documents or such other Subordinated Indebtedness Documents, as the case may be, the Borrower hereby specifically designates the Obligations as "Designated Senior Debt" for purposes of the Existing Senior Subordinated Notes Documents any other Subordinated Indebtedness Documents.

11.21 USA PATRIOT ACT NOTICE.

      The Agents and the Lenders hereby notify the Borrower that pursuant to the requirements of the Patriot Act, each Lender is required to obtain, verify and record information that identifies the Borrower, which information includes the name, address, tax identification number and other information regarding the Borrower that will allow such Lender to identify the Borrower in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to each Lender.

11.22 SECTION TITLES.

      The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, sub-clause or subsection hereof immediately followed by a reference in parenthesis to the title of the Section containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire Section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such Section, the reference to the title shall govern absent manifest error. If any reference to the number of a Section (but not to any clause, sub-clause or subsection thereof) is followed immediately by a reference in parenthesis to the title of a Section, the title reference shall govern in case of direct conflict absent manifest error.

11.23 ENTIRE AGREEMENT.

      This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. In the event of any conflict between the terms of this Agreement and any other Loan Document, the terms of this Agreement shall govern.

                            [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:

PSYCHIATRIC SOLUTIONS, INC., a Delaware corporation

By:  /s/ Steven T. Davidson
     --------------------------
Name: Steven T. Davidson
Title: Vice President

GUARANTORS:

AERIES HEALTHCARE CORPORATION, a Delaware corporation
AERIES HEALTHCARE OF ILLINOIS, INC., an Illinois corporation
BOUNTIFUL PSYCHIATRIC HOSPITAL, INC., a Utah corporation
BRENTWOOD ACQUISITION, INC., a Tennessee corporation
BRENTWOOD ACQUISITION - SHREVEPORT, INC., a Delaware corporation
COLLABORATIVE CARE CORPORATION, a Tennessee corporation
EAST CAROLINA PSYCHIATRIC SERVICES CORPORATION, a North Carolina corporation FORT LAUDERDALE HOSPITAL, INC., a Florida corporation
GREAT PLAINS HOSPITAL, INC., a Missouri corporation
GULF COAST TREATMENT CENTER, INC., a Florida corporation
H. C. CORPORATION, an Alabama corporation
HAVENWYCK HOSPITAL INC., a Michigan corporation
HSA HILL CREST CORPORATION, an Alabama corporation
HSA OF OKLAHOMA, INC., an Oklahoma corporation
INFOSCRIBER CORPORATION, a Delaware corporation
LAURELWOOD CENTER, INC., a Mississippi corporation
MICHIGAN PSYCHIATRIC SERVICES, INC., a Michigan corporation
PEAK BEHAVIORAL HEALTH SERVICES, INC., a Delaware corporation
PREMIER BEHAVIORAL SOLUTIONS, INC., a Delaware corporation
PREMIER BEHAVIORAL SOLUTIONS OF ALABAMA, INC., a Delaware corporation
PSI CEDAR SPRINGS HOSPITAL, INC., a Delaware corporation
PSI COMMUNITY MENTAL HEALTH AGENCY MANAGEMENT, INC., a Tennessee corporation PSI-EAP, INC., a Delaware corporation
PSI HOSPITALS, INC., a Delaware corporation
PSI PRIDE INSTITUTE, INC., a Minnesota corporation
PSI SUMMIT HOSPITAL, INC., a New Jersey corporation
PSYCHIATRIC MANAGEMENT RESOURCES, INC., a California corporation
PSYCHIATRIC PRACTICE MANAGEMENT OF ARKANSAS, INC., a Tennessee corporation PSYCHIATRIC SOLUTIONS HOSPITALS, INC., a Delaware corporation
PSYCHIATRIC SOLUTIONS OF ALABAMA, INC. a Tennessee corporation
PSYCHIATRIC SOLUTIONS OF ARIZONA, INC., a Delaware corporation

By: /s/ Steven T. Davidson
    ---------------------------------
Name: Steven T. Davidson
Title: Vice President of each of the foregoing Guarantors

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

PSYCHIATRIC SOLUTIONS OF LEESBURG, INC., a Tennessee corporation PSYCHIATRIC SOLUTIONS OF NORTH CAROLINA, INC., a Tennessee corporation PSYCHIATRIC SOLUTIONS OF OKLAHOMA, INC., a Delaware corporation PSYCHIATRIC SOLUTIONS OF SOUTH CAROLINA, INC., a Delaware corporation PSYCHIATRIC SOLUTIONS OF TENNESSEE, INC., a Tennessee corporation PSYCHIATRIC SOLUTIONS OF VIRGINIA, INC., a Tennessee corporation
RAMSAY MANAGED CARE, INC., a Delaware corporation
RAMSAY TREATMENT SERVICES, INC., a Delaware corporation
RAMSAY YOUTH SERVICES OF GEORGIA, INC., a Delaware corporation
RHCI SAN ANTONIO, INC., a Delaware corporation
SOLUTIONS CENTER OF LITTLE ROCK, INC., a Tennessee corporation
SUNSTONE BEHAVIORAL HEALTH, INC., a Tennessee corporation
THE COUNSELING CENTER OF MIDDLE TENNESSEE, INC., a Tennessee corporation TRANSITIONAL CARE VENTURES, INC., a Delaware corporation
TRANSITIONAL CARE VENTURES (TEXAS), INC., a Delaware corporation
PSI TEXAS HOSPITALS, LLC, a Texas limited liability company
THERAPEUTIC SCHOOL SERVICES, LLC, an Oklahoma limited liability company CANYON RIDGE HOSPITAL, INC., a California corporation
TUCSON HEALTH SYSTEMS, INC., a Delaware corporation
WELLSTONE HOLDINGS, INC., a Delaware corporation
WELLSTONE REGIONAL HOSPITAL ACQUISITION, LLC, an Indiana limited liability company
WHISPER RIDGE OF STAUNTON, INC., a Delaware corporation
PREMIER BEHAVIORAL SOLUTIONS OF FLORIDA, INC., a Delaware corporation
PSI CROSSINGS, LLC, a Delaware limited liability company
RAMSAY YOUTH SERVICES PUERTO RICO, INC., a Puerto Rico corporation


AHS CUMBERLAND HOSPITAL, LLC, a Virginia limited liability company ARDENT HEALTH SERVICES, INC., a Delaware corporation
BEHAVIORAL HEALTHCARE CORPORATION, a Delaware corporation
BHC ALHAMBRA HOSPITAL, INC., a Tennessee corporation
BHC BELMONT PINES HOSPITAL, INC., a Tennessee corporation
BHC CANYON RIDGE HOSPITAL, LLC, a Delaware limited liability company BHC CEDAR CREST RTC, INC., a Texas corporation
BHC CEDAR VISTA HOSPITAL, INC., a California corporation
BHC CLINICAS DEL ESTE HOSPITAL, INC., a Tennessee corporation
BHC COLUMBUS HOSPITAL, INC., a Tennessee corporation
BHC FAIRFAX HOSPITAL, INC., a Tennessee corporation
BHC FORT LAUDERDALE HOSPITAL, INC., a Tennessee corporation
BHC FOX RUN HOSPITAL, INC., a Tennessee corporation
BHC FREMONT HOSPITAL, INC., a Tennessee corporation
BHC GULF COAST MANAGEMENT GROUP, INC., a Tennessee corporation
BHC HEALTH SERVICES OF NEVADA, INC., a Nevada corporation
BHC HERITAGE OAKS HOSPITAL, INC., a Tennessee corporation
BHC HOSPITAL HOLDINGS, INC., a Delaware corporation
BHC INTERMOUNTAIN HOSPITAL, INC., a Tennessee corporation
BHC LEBANON HOSPITAL, INC., a Tennessee corporation

By: /s/ Steven T. Davidson
    ---------------------------------
Name: Steven T. Davidson
Title: Vice President of each of the foregoing Guarantors

BHC MANAGEMENT HOLDINGS, INC., a Delaware corporation
BHC MANAGEMENT SERVICES, LLC, a Delaware limited liability company
BHC MANAGEMENT SERVICES OF INDIANA, LLC, a Delaware limited liability company BHC MANAGEMENT SERVICES OF KENTUCKY, LLC, a Delaware limited liability company BHC MANAGEMENT SERVICES OF LOUISIANA, LLC, a Delaware limited liability company BHC MANAGEMENT SERVICES OF NEW MEXICO, LLC, a Delaware limited liability company BHC MANAGEMENT SERVICES OF PENNSYLVANIA, LLC, a Delaware limited liability company
BHC MANAGEMENT SERVICES OF STREAMWOOD, LLC, a Delaware limited liability company BHC MANAGEMENT SERVICES OF TULSA, LLC, a Delaware limited liability company
BHC MILLWOOD HOSPITAL, INC., a Tennessee corporation
BHC MONTEVISTA HOSPITAL, INC., a Nevada corporation
BHC MESILLA VALLEY HOSPITAL, LLC, a Delaware limited liability company
BHC NEWCO 2, LLC, a Delaware limited liability company
BHC NEWCO 3, LLC, a Delaware limited liability company
BHC NEWCO 4, LLC, a Delaware limited liability company
BHC NEWCO 5, LLC, a Delaware limited liability company
BHC NEWCO 6, LLC, a Delaware limited liability company
BHC NEWCO 7, LLC, a Delaware limited liability company
BHC NEWCO 8, LLC a Delaware limited liability company
BHC NEWCO 9, LLC, a Delaware limited liability company
BHC NEWCO 10, LLC a Delaware limited liability company
BHC NORTHWEST PSYCHIATRIC HOSPITAL, LLC, a Delaware limited liability company BHC OF INDIANA GENERAL PARTNERSHIP, a Tennessee general partnership
BHC OF NORTHERN INDIANA, INC., a Tennessee corporation
BHC PACIFIC GATEWAY HOSPITAL, INC., a Tennessee corporation
BHC PACIFIC SHORES HOSPITAL, INC., a California corporation
BHC PACIFIC VIEW RTC, INC., a Tennessee corporation
BHC PHYSICIAN SERVICES OF KENTUCKY, LLC, a Delaware limited liability company BHC PINNACLE POINTE HOSPITAL, INC., a Tennessee corporation
BHC Properties, Inc., a Tennessee corporation
BHC ROSS HOSPITAL, INC., a California corporation
BHC SAN JUAN CAPESTRANO HOSPITAL, INC., a Tennessee corporation
BHC SIERRA VISTA HOSPITAL, INC., a Tennessee corporation
BHC SPIRIT OF ST. LOUIS HOSPITAL, INC., a Tennessee corporation
BHC STREAMWOOD HOSPITAL, INC., a Tennessee corporation
BHC VALLE VISTA HOSPITAL, INC., a Tennessee corporation
BHC VISTA DEL MAR HOSPITAL, INC., a Tennessee corporation
BHC WINDSOR HOSPITAL, INC., a Ohio corporation
BLOOMINGTON MEADOWS, G.P., a Delaware general partnership
COLUMBUS HOSPITAL, LLC, a Delaware limited liability company
COMMUNITY PSYCHIATRIC CENTERS OF TEXAS, INC., a Texas corporation
CPC/CLINICAS DEL ESTE, INC., a Puerto Rico corporation
INTEGRATED HEALTH CARE SYSTEMS CORP., a Puerto Rico corporation
INDIANA PSYCHIATRIC INSTITUTES, INC., a Delaware corporation
LEBANON HOSPITAL, LLC, a Delaware limited liability company
MESILLA VALLEY GENERAL PARTNERSHIP, a New Mexico general partnership
MESILLA VALLEY HOSPITAL, INC., a New Mexico corporation
MESILLA VALLEY MENTAL HEALTH ASSOCIATES, INC., a New Mexico corporation

By: /s/ Steven T. Davidson
    --------------------------------
Name: Steven T. Davidson
Title: Vice President of each of the foregoing Guarantors

                [SIGNATURE PAGE TO CREDIT AGREEMENT]

PSI VERMILION, LLC, a Louisiana limited liability company
PSI WILLOW CREST, INC., an Oklahoma corporation
PSYCHIATRIC SOLUTIONS OF MONTANA, INC., a Montana corporation
PSYCHIATRIC SOLUTIONS OF UTAH, INC., a Utah corporation
NORTHERN INDIANA HOSPITAL, LLC, a Delaware limited liability company
VALLE VISTA, LLC, a Delaware limited liability company
WILLOW SPRINGS, LLC, a Delaware limited liability company
RED ROCK SOLUTIONS, LLC, a Delaware limited liability company
PALMETTO BEHAVIORAL HEALTH SYSTEM, L.L.C., a South Carolina limited liability company
PALMETTO LOWCOUNTRY BEHAVIORAL HEALTH, L.L.C., a South Carolina limited liability company
PALMETTO PEEDEE BEHAVIORAL HEALTH, L.L.C., a South Carolina limited liability company


By:      /s/ Steven T. Davidson
    ---------------------------------
Name:  Steven T. Davidson
Title: Vice President of each of the foregoing Guarantors

MILLWOOD HOSPITAL, L.P., a Texas limited partnership
NEURO INSTITUTE OF AUSTIN, L.P., a Texas limited partnership
TEXAS CYPRESS CREEK HOSPITAL, L.P., a Texas limited partnership TEXAS LAUREL RIDGE HOSPITAL, L.P., a Texas limited partnership
TEXAS OAKS PSYCHIATRIC HOSPITAL, L.P., a Texas limited partnership TEXAS SAN MARCOS TREATMENT CENTER, L.P., a Texas limited partnership TEXAS WEST OAKS HOSPITAL, L.P., a Texas limited partnership

By: PSI TEXAS HOSPITALS, LLC, its general partner

    By: PSYCHIATRIC SOLUTIONS HOSPITALS, INC., its sole member

        By: /s/ Steven T. Davidson
            ---------------------------------
        Name: Steven T. Davidson
        Title: Vice President

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

BHC OF INDIANA GENERAL PARTNERSHIP, a Tennessee general partnership

          By:     BHC COLUMBUS HOSPITAL, INC.
                  BHC LEBANON HOSPITAL, INC.
                  BHC OF NORTHERN INDIANA, INC.
                  BHC VALLE VISTA HOSPITAL, INC.,  its partners

                  By:      /s/ Steven T. Davidson
                           ------------------------------------------
                  Name:    Steven T. Davidson
                           ------------------------------------------
                  Title:   Vice President
                           ------------------------------------------





BLOOMINGTON MEADOWS GENERAL PARTNERSHIP, a Delaware general partnership

          By:     BHC OF INDIANA GENERAL PARTNERSHIP, its partner

                  By:      BHC COLUMBUS HOSPITAL, INC.
                           BHC LEBANON HOSPITAL, INC.
                           BHC OF NORTHERN INDIANA, INC.
                           BHC VALLE VISTA HOSPITAL, INC., its partners

                           By:      /s/ Steven T. Davidson
                                    --------------------------
                           Name:    Steven T. Davidson
                                    --------------------------
                           Title:   Vice President
                                    --------------------------

MESILLA VALLEY GENERAL PARTNERSHIP, a New Mexico general partnership

          By:     MESILLA VALLEY HOSPITAL, INC.
                  MESILLA VALLEY MENTAL HEALTH ASSOCIATES, INC., its partners

                          By:       /s/ Steven T. Davidson
                                    --------------------------
                          Name:     Steven T. Davidson
                                    --------------------------
                          Title:    Vice President
                                    --------------------------



H.C. PARTNERSHIP, an Alabama general partnership

By: H.C. CORPORATION
    HSA HILL CREST CORPORATION, its partners

    By: /s/ Steven T. Davidson
        ------------------------------
    Name: Steven T. Davidson
    Title: Vice President

CITICORP NORTH AMERICA, INC.
as Term Loan Facility Administrative Agent and a Lender

By: /s/ Ross A. Mac Intyre
    --------------------------------
Name: Ross A. Mac Intyre
Title: Managing Director

BANK OF AMERICA, N.A.,
as Revolving Credit Facility Administrative Agent, the Swing Line Lender, the L/C Issuer and a Lender

By: /s/ Elizabeth L. Knox
    --------------------------------
Name: Elizabeth L. Knox
Title: SVP

CITIGROUP GLOBAL MARKETS INC.,
as Arranger, Documentation Agent and Co-
Syndication Agent

By: /s/ Ross A. Mac Intyre
    --------------------------------
Name: Ross A. Mac Intyre
Title: Managing Director

Banc of America Securities LLC, as Arranger and
Co-Syndication Agent

By: /s/ Elizabeth L. Knox
    --------------------------------
Name: Elizabeth L. Knox
Title: SVP

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]